Oppenheimer High Yield Fund

6803 South Tucson Way, Englewood, Colorado 80112
1.800.525.7048

Statement of Additional Information dated October 26, 2001

         This  Statement  of  Additional  Information  is  not a  Prospectus.  This  document  contains  additional information  about the Fund and  supplements  information  in the  Prospectus  dated October 26, 2001. It should be read  together  with the  Prospectus.  You can obtain the  Prospectus  by  writing  to the Fund's  Transfer  Agent,
OppenheimerFunds  Services,  at P.O. Box 5270,  Denver,  Colorado  80217,  or by calling the Transfer  Agent at the
toll-free   number  shown  above,   or  by  downloading  it  from  the   OppenheimerFunds   Internet  web  site  at
www.oppenheimerfunds.com.

Contents
                                                                                                          Page
About the Fund

About Your Account

Financial Information About the Fund

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A B O U T  T H E  F U N D
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Additional Information About the Fund's Investment Policies and Risks

The investment objectives, the principal investment policies and the main risks of the Fund are described in the
Prospectus.  This Statement of Additional Information contains supplemental information about those policies and risks and the types of securities that the Fund's investment Manager, OppenheimerFunds, Inc., can select for the
Fund.  Additional information is also provided about the strategies that the Fund may use to try to achieve its objectives.

The Fund's Investment Policies.   The composition of the Fund's portfolio and the techniques and strategies that the Fund's Manager may use in selecting portfolio securities will vary over time. The Fund is not required to use all of the investment techniques and strategies described below at all times in seeking its goals.  It may use some of the special investment techniques and strategies at some times or not at all.

         In selecting securities for the Fund's portfolio, the Manager evaluates the merits of particular securities primarily through the exercise of its own investment analysis.  That process may include, among other things, evaluation of the issuer's historical operations, prospects for the industry of which the issuer is part, the issuer's financial condition, its pending product developments and business (and those of competitors), the effect of general market and economic conditions on the issuer's business, and legislative proposals that might affect the issuer.

         Additionally, in analyzing a particular issuer, the Manager may consider the trading activity in the issuer's securities, present and anticipated cash flow, estimated current value of its assets in relation to their historical cost, the issuer's experience and managerial expertise, responsiveness to changes in interest rates and business conditions, debt maturity schedules, current and future borrowing requirements, and any change in the financial condition of an issuer and the issuer's continuing ability to meet its future obligations.  The
Manager also may consider anticipated changes in business conditions, levels of interest rates of bonds as contrasted with levels of cash dividends, industry and regional prospects, the availability of new investment opportunities and the general economic, legislative and monetary outlook for specific industries, the nation and the world.

|X|      Debt Securities. The Fund can invest in a variety of debt securities to seek its objective. Foreign debt securities are subject to the risks of foreign securities described below.  In general, debt securities are also subject to two additional types of risk: credit risk and interest rate risk.

o        Credit Risk.  Credit risk relates to the ability of the issuer to meet interest or principal payments or both as they become due.  In general, lower-grade, higher-yield bonds are subject to credit risk to a greater extent than lower-yield, higher-quality bonds.

         The Fund's debt investments mainly include high yield, non-investment-grade bonds (commonly referred to as "junk bonds").  Investment-grade bonds are bonds rated at least "Baa" by Moody's Investors Service, Inc.,
("Moody's) at least "BBB" by Standard and Poor's Rating Services ("Standard and Poor's") or Fitch, Inc. ("Fitch") or
that have comparable ratings by another nationally-recognized rating organization.
         In making investments in debt securities, the Manager may rely to some extent on the ratings of ratings organizations or it may use its own research to evaluate a security's credit-worthiness.  If securities the Fund buys are unrated, they are assigned a rating by the Manager of comparable quality to bonds having similar yield and risk characteristics within a rating category of a rating organization.

         The Fund does not have investment policies establishing specific maturity ranges for the Fund's investments, and they may be within any maturity range (short, medium or long) depending on the Manager's evaluation of investment opportunities available within the debt securities markets. Generally, however, it is expected that the Fund's average portfolio maturity will be of a longer average maturity.  The Fund may shift its investment focus to securities of longer maturity as interest rates decline and to securities of shorter maturity as interest rates rise.

o        Interest Rate Risk.  Interest rate risk refers to the fluctuations in value of debt securities resulting from the inverse relationship between price and yield.  For example, an increase in general interest rates will tend to reduce the market value of already-issued debt investments, and a decline in general interest rates will tend to increase their value.  In addition, debt securities with longer maturities, which tend to have higher yields, are subject to potentially greater fluctuations in value from changes in interest rates than obligations with shorter maturities.

         While the changes in value of the Fund's portfolio securities after they are purchased will be reflected in the net asset value of the Fund's shares, those changes normally do not affect the interest income paid by those securities (unless the security's interest is paid at a variable rate pegged to particular interest rate changes).  However, those price fluctuations will be reflected in the valuations of the securities, and therefore the Fund's net asset values will be affected by those fluctuations.

o        Special Risks of Lower-Grade Securities.  The Fund can invest without limit in lower-grade debt securities, and the Fund will normally invest at least 65% of its total assets in these securities to seek the
Fund's main objective.  Lower-grade securities tend to offer higher yields than investment grade securities, but also are subject to greater risks of default by the issuer in its obligations to pay interest and/or repay principal on the maturity of the security.

         "Lower-grade" debt securities are those rated below "investment grade," which means they have a rating lower than "Baa" by Moody's or lower than "BBB" by Standard and Poor's or Fitch, or similar ratings by other rating organizations.  If they are unrated, and are determined by the Manager to be of comparable quality to debt securities rated below investment grade, they are considered part of the Fund's portfolio of lower-grade securities.  The Fund can invest in securities rated as low as "C" or "D" or which may be in default at the time the Fund buys them.

         Some of the special credit risks of lower-grade securities are discussed below.  There is a greater risk that the issuer may default on its obligation to pay interest or to repay principal than in the case of investment grade securities.  The issuer's low creditworthiness may increase the potential for its insolvency.
An overall decline in values in the high yield bond market is also more likely during a period of a general economic downturn.  An economic downturn or an increase in interest rates could severely disrupt the market for high yield bonds, adversely affecting the values of outstanding bonds as well as the ability of issuers to pay interest or repay principal.  In the case of foreign high yield bonds, these risks are in addition to the special risk of foreign investing discussed in the Prospectus and in this Statement of Additional Information.

         To the extent they can be converted into stock, convertible securities may be less subject to some of these risks than non-convertible high yield bonds, since stock may be more liquid and less affected by some of these risk factors.

         While securities rated "Baa" by Moody's or "BBB" by Standard and Poor's or Fitch are investment grade and are not regarded as junk bonds, those securities may be subject to special risks, and have some speculative characteristics.  Definitions of the debt security ratings categories of the principal rating organizations are included in Appendix A to this Statement of Additional Information.

|X|      Foreign Securities. The percentage of the Fund's assets that will be allocated to foreign securities will vary over time depending on a number of factors.  Those factors may include the relative yields of foreign and U.S. securities, the economies of foreign countries, the condition of a country's financial markets, the interest rate climate of particular foreign countries and the relationship of  particular foreign currencies to the U.S. dollar.  The Manager analyzes fundamental economic criteria (for example, relative inflation levels and trends, growth rate forecasts, balance of payments status, and economic policies) as well as technical and political data.

         The Fund can invest up to 100% of its assets in foreign securities.  While it currently limits investment in foreign securities to 25% of its net assets, the Fund expects from time to time to have substantial investments in foreign securities.  These primarily will be debt securities issued or guaranteed by foreign companies or governments, including supra-national entities. "Foreign securities" include equity and debt securities of companies organized under the laws of countries other than the United States and debt securities issued or guaranteed by governments other than the U.S. government or by foreign supra-national entities.  They may be traded on foreign securities exchanges or in the foreign over-the-counter markets.

         Securities of foreign issuers that are represented by American Depository Receipts or that are listed on a U.S. securities exchange or traded in the U.S. over-the-counter markets are not considered "foreign securities"
for the purpose of the Fund's investment allocations, because they are not subject to many of the special considerations and risks, discussed below, that apply to foreign securities traded and held abroad.

         Because the Fund can purchase securities denominated in foreign currencies, a change in the value of such foreign currency against the U.S. dollar will result in a change in the amount of income the Fund has available for distribution.  Because a portion of the Fund's investment income may be received in foreign currencies, the Fund will be required to compute its income in U.S. dollars for distribution to shareholders, and therefore the Fund will absorb the cost of currency fluctuations. After the Fund has distributed income, subsequent foreign currency losses may result in the Fund's having distributed more income in a particular fiscal period than was available from investment income, which could result in a return of capital to shareholders.

         Investing in foreign securities offers potential benefits not available from investing solely in securities of domestic issuers.  They include the opportunity to invest in foreign issuers that appear to offer high income potential, or in foreign countries with economic policies or business cycles different from those of the U.S., or to reduce fluctuations in portfolio value by taking advantage of foreign securities markets that do not move in a manner parallel to U.S. markets.  The Fund will hold foreign currency only in connection with the purchase or sale of foreign securities.

o        Foreign Debt Obligations.  The debt obligations of foreign governments and entities may or may not be supported by the full faith and credit of the foreign government.  The Fund may buy securities issued by certain
"supra-national" entities, which include entities designated or supported by governments to promote economic reconstruction or development, international banking organizations and related government agencies. Examples are the International Bank for Reconstruction and Development (commonly called the "World Bank"), the Asian
Development Bank and the Inter-American Development Bank.

         The governmental members of these supra-national entities are "stockholders" that typically make capital contributions and may be committed to make additional capital contributions if the entity is unable to repay its borrowings.  A supra-national entity's lending activities may be limited to a percentage of its total capital, reserves and net income.  There can be no assurance that the constituent foreign governments will continue to be able or willing to honor their capitalization commitments for those entities.

         The Fund can invest in U.S. dollar-denominated "Brady Bonds." These foreign debt obligations may be fixed-rate par bonds or floating-rate discount bonds. They are generally collateralized in full as to repayment of principal at maturity by U.S. Treasury zero-coupon obligations that have the same maturity as the Brady
Bonds.  Brady Bonds can be viewed as having three or four valuation components: (i) the collateralized repayment of principal at final maturity; (ii) the collateralized interest payments; (iii) the uncollateralized interest payments; and (iv) any uncollateralized repayment of principal at maturity. Those uncollateralized amounts constitute what is called the "residual risk."

         If there is a default on collateralized Brady Bonds resulting in acceleration of the payment obligations of the issuer, the zero coupon U.S. Treasury securities held as collateral for the payment of principal will not be distributed to investors, nor will those obligations be sold to distribute the proceeds.  The collateral will be held by the collateral agent to the scheduled maturity of the defaulted Brady Bonds.  The defaulted bonds will continue to remain outstanding, and the face amount of the collateral will equal the principal payments which would have then been due on the Brady Bonds in the normal course.  Because of the residual risk of Brady Bonds and the history of defaults with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds, Brady Bonds are considered speculative investments.

o        Risks of Foreign Investing.  Investments in foreign securities may offer special opportunities for investing but also present special additional risks and considerations not typically associated with investments in domestic securities. Some of these additional risks are:
o        reduction of income by foreign taxes;
o        fluctuation in value of foreign investments due to changes in currency rates or currency control regulations (for example, currency blockage);
o        transaction charges for currency exchange;
o        lack of public information about foreign issuers;
o        lack of uniform accounting, auditing and financial reporting standards in foreign countries comparable to those applicable to domestic issuers;
o        less volume on foreign exchanges than on U.S. exchanges;
o        greater volatility and less liquidity on foreign markets than in the U.S.;
o        less governmental regulation of foreign issuers, stock exchanges and brokers than in the U.S.;
o        greater difficulties in commencing lawsuits;
o        higher brokerage commission rates than in the U.S.;
o        increased risks of delays in settlement of portfolio transactions or loss of certificates for portfolio securities;
o        possibilities in some countries of expropriation, confiscatory taxation, political, financial or social instability or adverse diplomatic developments; and
o        unfavorable differences between the U.S. economy and foreign economies.

         In the past, U.S. government policies have discouraged certain investments abroad by U.S. investors, through taxation or other restrictions, and it is possible that such restrictions could be re-imposed.

o        Special Risks of Emerging Markets.  Emerging and developing markets abroad may also offer special opportunities for investing but have greater risks than more developed foreign markets, such as those in Europe,
Canada, Australia, New Zealand and Japan.  There may be even less liquidity in their securities markets, and settlements of purchases and sales of securities may be subject to additional delays.  They are subject to greater risks of limitations on the repatriation of income and profits because of currency restrictions imposed by local governments.  Those countries may also be subject to the risk of greater political and economic instability, which can greatly affect the volatility of prices of securities in those countries.  The Manager will consider these factors when evaluating securities in these markets, because the selection of those securities must be consistent with the Fund's investment objectives.

o        Risks of Conversion to Euro.  On January 1, 1999, eleven countries in the European Union adopted the euro as their official currency. However, their current currencies (for example, the franc, the mark, and the lira) will also continue in use until January 1, 2002. After that date, it is expected that only the euro will be used in those countries. A common currency is expected to confer some benefits in those markets, by consolidating the government debt market for those countries and reducing some currency risks and costs. But the conversion to the new currency will affect the Fund operationally and also has potential risks, some of which are listed below.
Among other things, the conversion will affect:
o        issuers in which the Fund invests, because of changes in the competitive environment from a consolidated currency market and greater operational costs from converting to the new currency.
                           This might depress securities values.
o        vendors the Fund depends on to carry out its business, such as its custodian (which holds the foreign securities the Fund buys), the Manager (which must price the Fund's investments to deal with the conversion to the euro) and brokers, foreign markets and securities depositories.  If they are not prepared, there could be delays in settlements and additional costs to the Fund.
o        exchange contracts and derivatives that are outstanding during the transition to the euro.

         The lack of currency rate calculations between the affected currencies and the need to update the Fund's contracts could pose extra costs to the Fund.

         The Manager has upgraded (at its expense) its computer and bookkeeping systems to deal with the conversion. The Fund's custodian has advised the Manager of its plans to deal with the conversion, including how it will update its record keeping systems and handle the redenomination of outstanding foreign debt. The Fund's portfolio managers will also monitor the effects of the conversion on the issuers in which the Fund invests. The possible effect of these factors on the Fund's investments cannot be determined with certainty at this time, but they may reduce the value of some of the Fund's holdings and increase its operational costs.

|X|      U.S. Government Securities.  These are securities issued or guaranteed by the U.S. Treasury or other government agencies or federally-chartered corporate entities referred to as "instrumentalities."  The obligations of U.S. government agencies or instrumentalities in which the Fund can invest may or may not be guaranteed or supported by the "full faith and credit" of the United States.  "Full faith and credit" means generally that the taxing power of the U.S. government is pledged to the payment of interest and repayment of principal on a security.  If a security is not backed by the full faith and credit of the United States, the owner of the security must look principally to the agency issuing the obligation for repayment.  The owner might not be able to assert a claim against the United States if the issuing agency or instrumentality does not meet its commitment.  The Fund will invest in securities of U.S. government agencies and instrumentalities only if the
Manager is satisfied that the credit risk with respect to such instrumentality is minimal.

o        Obligations Issued or Guaranteed by U.S. Government Agencies or Instrumentalities.  These include direct obligations and mortgage-related securities that have different levels of credit support from the government.
Some are supported by the full faith and credit of the U.S. government, such as Government National Mortgage
Association pass-through mortgage certificates (called "Ginnie Maes").  Some are supported by the right of the issuer to borrow from the U.S. Treasury under certain circumstances, such as Federal National Mortgage
Association bonds ("Fannie Maes").  Others are supported only by the credit of the entity that issued them, such as Federal Home Loan Mortgage Corporation obligations ("Freddie Macs").

o        U.S. Government Mortgage-related Securities.  The Fund can invest in a variety of mortgage-related securities that are issued by U.S. government agencies or instrumentalities, some of which are described below.

o

                  GNMA (Ginnie Mae) Certificates.  The Government National Mortgage Association ("GNMA") is a
wholly-owned corporate instrumentality of the United States within the U.S. Department of Housing and Urban
Development.  GNMA's principal programs involve its guarantees of privately-issued securities backed by pools of mortgages.  Ginnie Maes are debt securities representing an interest in one or a pool of mortgages that are insured by the Federal Housing Administration or the Farmers Home Administration or guaranteed by the Veterans
Administration.

         The Ginnie Maes in which the Fund invests are of the "fully modified pass-through" type. They provide that the registered holders of the Certificates will receive timely monthly payments of the pro-rata share of the scheduled principal payments on the underlying mortgages, whether or not those amounts are collected by the issuers.  Amounts paid include, on a pro rata basis, any prepayment of principal of such mortgages and interest
(net of servicing and other charges) on the aggregate unpaid principal balance of the Ginnie Maes, whether or not the interest on the underlying mortgages has been collected by the issuers.

         The Ginnie Maes purchased by the Fund are guaranteed as to timely payment of principal and interest by
GNMA.  In giving that guaranty, GNMA expects that payments received by the issuers of Ginnie Macs on account of the mortgages backing the Certificates will be sufficient to make the required payments of principal of and interest on those Ginnie Maes.  However, if those payments are insufficient, the guaranty agreements between the issuers of the Ginnie Maes and GNMA require the issuers to make advances sufficient for the payments.  If the issuers fail to make those payments, GNMA will do so.

         Under federal law, the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty issued by GNMA as to such mortgage pools.  An opinion of an Assistant Attorney General of the United States, dated December 9, 1969, states that such guaranties
"constitute general obligations of the United States backed by its full faith and credit."  GNMA is empowered to borrow from the United States Treasury to the extent necessary to make any payments of principal and interest required under those guaranties.

         Ginnie Maes are backed by the aggregate indebtedness secured by the underlying FHA-insured, FMHA-insured or VA-guaranteed mortgages.  Except to the extent of payments received by the issuers on account of such mortgages, Ginnie Maes do not constitute a liability of those issuers, nor do they evidence any recourse against those issuers.  Recourse is solely against GNMA. Holders of Ginnie Maes (such as the Fund) have no security interest in or lien on the underlying mortgages.

         Monthly payments of principal will be made, and additional prepayments of principal may be made, to the
Fund with respect to the mortgages underlying the Ginnie Maes held by the Fund.  All of the mortgages in the pools relating to the Ginnie Maes in the Fund are subject to prepayment without any significant premium or penalty, at the option of the mortgagors.  While the mortgages on 1-to-4-family dwellings underlying certain
Ginnie Maes have a stated maturity of up to thirty (30) years, it has been the experience of the mortgage industry that the average life of comparable mortgages, as a result of prepayments, refinancing and payments from foreclosures, is considerably less.
o        Federal Home Loan Mortgage Corporation (FHLMC) Certificates.  FHLMC, a corporate instrumentality of the
United States, issues FHLMC Certificates representing interests in mortgage loans.  FHLMC guarantees to each registered holder of a FHLMC Certificate timely payment of the amounts representing a holder's proportionate share in:
(i)      interest payments less servicing and guarantee fees,
(ii)     principal prepayments, and
(iii)    the ultimate collection of amounts representing the holder's proportionate interest in principal payments on the mortgage loans in the pool represented by the FHLMC Certificate, in each case whether or not such amounts are actually received.

         The obligations of FHLMC under its guarantees are obligations solely of FHLMC and are not backed by the full faith and credit of the United States.

o        Federal National Mortgage Association (Fannie Mae) Certificates.  Fannie Mae, a federally-chartered and privately-owned corporation, issues Fannie Mae Certificates which are backed by a pool of mortgage loans.  Fannie
Mae guarantees to each registered holder of a Fannie Mae Certificate that the holder will receive amounts representing the holder's proportionate interest in scheduled principal and interest payments, and any principal prepayments, on the mortgage loans in the pool represented by such Certificate, less servicing and guarantee fees, and the holder's proportionate interest in the full principal amount of any foreclosed or other liquidated mortgage loan. In each case the guarantee applies whether or not those amounts are actually received.  The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by the full faith and credit of the United States or any of its agencies or instrumentalities other than Fannie Mae.

|X|      Preferred Stocks.  If interest rates rise, the fixed dividend on preferred stocks may be less attractive, causing the price of preferred stocks to decline.  Preferred stock may have mandatory sinking fund provisions, as well as provisions allowing calls or redemptions prior to maturity, which also can have a negative impact on prices when interest rates decline.  The rights of preferred stock on distribution of a corporation's assets in the event of a liquidation are generally subordinate to the rights associated with the corporation's debt securities.  Preferred stock generally has a preference over common stock on the distribution of a corporation's assets in the event of liquidation of the corporation.

Other Investment Techniques and Strategies.  In seeking its objectives, the Fund may from time to time use the types of investment strategies and investments described below.  It is not required to use all of these strategies at all times, and at times may not use them.

|X|      Asset-Backed Securities.  Asset-backed securities are fractional interests in pools of assets, typically accounts receivable or consumer loans.  They are issued by trusts or special-purpose corporations.  They are similar to mortgage-related securities, described below, and are backed by a pool of assets that consist of obligations of individual borrowers.  The income from the pool is passed through to the holders of participation interest in the pools.  The pools may offer a credit enhancement, such as a bank letter of credit, to try to reduce the risks that the underlying debtors will not pay their obligations when due.  However, the enhancement, if any, might not be for the full par value of the security.  If the enhancement is exhausted and any required payments of interest or repayments of principal are not made, the Fund could suffer losses on its investment or delays in receiving payment.

         The value of an asset-backed security is affected by changes in the market's perception of the asset backing the security, the creditworthiness of the servicing agent for the loan pool, the originator of the loans, or the financial institution providing any credit enhancement, and is also affected if any credit enhancement has been exhausted.  The risks of investing in asset-backed securities are ultimately related to payment of consumer loans by the individual borrowers.  As a purchaser of an asset-backed security, the Fund would generally have no recourse to the entity that originated the loans in the event of default by a borrower.  The underlying loans are subject to prepayments, which may shorten the weighted average life of asset-backed securities and may lower their return, in the same manner as in the case of mortgage-backed securities and CMOs, described below.  Unlike mortgage-backed securities, asset-backed securities typically do not have the benefit of a security interest in the underlying collateral.

|X|      Mortgage-Related Securities.  Mortgage-related securities are a form of derivative investment collateralized by pools of commercial or residential mortgages.  Pools of mortgage loans are assembled as securities for sale to investors by government agencies or entities or by private issuers.  These securities include collateralized mortgage obligations ("CMOs"), mortgage pass-through securities, stripped mortgage pass-through securities, interests in real estate mortgage investment conduits ("REMICs") and other real-estate related securities.

         Mortgage-related securities that are issued or guaranteed by agencies or instrumentalities of the U.S.
government have relatively little credit risk (depending on the nature of the issuer) but are subject to interest rate risks and prepayment risks, as described in the Prospectus.

         As with other debt securities, the prices of mortgage-related securities tend to move inversely to changes in interest rates.  The Fund can buy mortgage-related securities that have interest rates that move inversely to changes in general interest rates, based on a multiple of a specific index.  Although the value of a mortgage-related security may decline when interest rates rise, the converse is not always the case.

         In periods of declining interest rates, mortgages are more likely to be prepaid.  Therefore, a mortgage-related security's maturity can be shortened by unscheduled prepayments on the underlying mortgages.
Therefore, it is not possible to predict accurately the security's yield.  The principal that is returned earlier than expected may have to be reinvested in other investments having a lower yield than the prepaid security.
Therefore, these securities may be less effective as a means of "locking in" attractive long-term interest rates, and they may have less potential for appreciation during periods of declining interest rates, than conventional bonds with comparable stated maturities.

         Prepayment risks can lead to substantial fluctuations in the value of a mortgage-related security.  In turn, this can affect the value of the Fund's shares.  If a mortgage-related security has been purchased at a premium, all or part of the premium the Fund paid may be lost if there is a decline in the market value of the security, whether that results from interest rate changes or prepayments on the underlying mortgages.  In the case of stripped mortgage-related securities, if they experience greater rates of prepayment than were anticipated, the Fund may fail to recoup its initial investment on the security.

         During periods of rapidly rising interest rates, prepayments of mortgage-related securities may occur at slower than expected rates.  Slower prepayments effectively may lengthen a mortgage-related security's expected maturity.  Generally, that would cause the value of the security to fluctuate more widely in response to changes in interest rates.  If the prepayments on the Fund's mortgage-related securities were to decrease broadly, the
Fund's effective duration, and therefore its sensitivity to interest rate changes, would increase.

         As with other debt securities, the values of mortgage-related securities may be affected by changes in the market's perception of the creditworthiness of the entity issuing the securities or guaranteeing them.  Their values may also be affected by changes in government regulations and tax policies.

o        Collateralized Mortgage Obligations.  CMOs are multi-class bonds that are backed by pools of mortgage loans or mortgage pass-through certificates.  They may be collateralized by:
(1)      pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac,
(2)      unsecuritized mortgage loans insured by the Federal Housing Administration or guaranteed by the
                           Department of Veterans' Affairs,
(3)      unsecuritized conventional mortgages,
(4)      other mortgage-related securities, or
(5)      any combination of these.

         Each class of CMO, referred to as a "tranche," is issued at a specific coupon rate and has a stated
maturity or final distribution date.  Principal prepayments on the underlying mortgages may cause the CMO to be retired much earlier than the stated maturity or final distribution date.  The principal and interest on the underlying mortgages may be allocated among the several classes of a series of a CMO in different ways.  One or more tranches may have coupon rates that reset periodically at a specified increase over an index.  These are floating rate CMOs, and typically have a cap on the coupon rate.  Inverse floating rate CMOs have a coupon rate that moves in the reverse direction to an applicable index.  The coupon rate on these CMOs will increase as general interest rates decrease.  These are usually much more volatile than fixed rate CMOs or floating rate CMOs.

o        Forward Rolls.  The Fund can enter into "forward roll" transactions with respect to mortgage-related securities.  In this type of transaction, the Fund sells a mortgage-related security to a buyer and simultaneously agrees to repurchase a similar security (the same type of security, and having the same coupon and maturity) at a later date at a set price.  The securities that are repurchased will have the same interest rate as the securities that are sold, but typically will be collateralized by different pools of mortgages (with different prepayment histories) than the securities that have been sold.  Proceeds from the sale are invested in short-term instruments, such as repurchase agreements.  The income from those investments, plus the fees from the forward roll transaction, are expected to generate income to the Fund in excess of the yield on the securities that have been sold.

         The Fund will only enter into "covered" rolls.  To assure its future payment of the purchase price, the
Fund will identify on its books liquid assets in an amount equal to the payment obligation under the roll.
         These transactions have risks.  During the period between the sale and the repurchase, the Fund will not be entitled to receive interest and principal payments on the securities that have been sold.  It is possible that the market value of the securities the Fund sells may decline below the price at which the Fund is obligated to repurchase securities.

o        Floating Rate and Variable Rate Obligations. Variable rate obligations can have a demand feature that allows the Fund to tender the obligation to the issuer or a third party prior to its maturity.  The tender may be at par value plus accrued interest, according to the terms of the obligations.

         The interest rate on a floating rate demand note is adjusted automatically according to a stated
prevailing market rate, such as a bank's prime rate, the ninety-one (91) day U.S. Treasury Bill rate, or some other standard.  The instrument's rate is adjusted automatically each time the base rate is adjusted.  The interest rate on a variable rate demand note is also based on a stated prevailing market rate but is adjusted automatically at specified intervals.  Generally, the changes in the interest rate on such securities reduce the fluctuation in their market value.  As interest rates decrease or increase, the potential for capital appreciation or depreciation is less than that for fixed-rate obligations of the same maturity.  The Manager may determine that an unrated floating rate or variable rate demand obligation meets the Fund's quality standards by reason of being backed by a letter of credit or guarantee issued by a bank that meets those quality standards.

         Floating rate and variable rate demand notes that have a stated maturity in excess of one (1) year may have features that permit the holder to recover the principal amount of the underlying security at specified intervals not exceeding one (1) year and upon no more than  thirty (30) days' notice.  The issuer of that type of note normally has a corresponding right in its discretion, after a given period, to prepay the outstanding principal amount of the note plus accrued interest.  Generally the issuer must provide a specified number of days' notice to the holder.

|X|      Participation Interests.  The Fund can invest in participation interests, subject to the Fund's limitation on investments in illiquid investments.  A participation interest is an undivided interest in a loan made by the issuing financial institution in the proportion that the buyers participation interest bears to the total principal amount of the loan.  Not more than 5% of the Fund's net assets can be invested in participation interests of the same borrower.  The issuing financial institution may have no obligation to the Fund other than to pay the Fund the proportionate amount of the principal and interest payments it receives.

         Participation interests are primarily dependent upon the creditworthiness of the borrowing corporation, which is obligated to make payments of principal and interest on the loan.  There is a risk that a borrower may have difficulty making payments.  If a borrower fails to pay scheduled interest or principal payments, the Fund could experience a reduction in its income.  The value of that participation interest might also decline, which could affect the net asset value of the Fund's shares. If the issuing financial institution fails to perform its obligations under the participation agreement, the Fund might incur costs and delays in realizing payment and suffer a loss of principal and/or interest.

|X|      Portfolio Turnover.  "Portfolio turnover" describes the rate at which the Fund traded its portfolio securities during its last fiscal year.  For example, if a fund sold all of its securities during the year, its portfolio turnover rate would have been 100%.  The Fund's portfolio turnover rate will fluctuate from year to year, and the Fund may have a portfolio turnover rate of more than 100% annually.

         Increased portfolio turnover can result in higher brokerage and transaction costs for the Fund, which may reduce its overall performance.  Additionally, the realization of capital gains from selling portfolio securities may result in distributions of taxable long-term capital gains to shareholders, since the Fund will normally distribute all of its capital gains realized each year, to avoid excise taxes under the Internal Revenue
Code.

|X|      "When-Issued" and "Delayed-Delivery" Transactions.  The Fund may invest in securities on a "when-issued"
basis and may purchase or sell securities on a "delayed-delivery" (or "forward-commitment") basis.  When-issued and delayed-delivery are terms that refer to securities whose terms and indenture are available and for which a market exists, but which are not available for immediate delivery.

         When such transactions are negotiated, the price (which is generally expressed in yield terms) is fixed at the time the commitment is made.  Delivery and payment for the securities take place at a later date (not to exceed 120 days).  The securities are subject to change in value from market fluctuations during the period until settlement.  The value at delivery may be less than the purchase price.  For example, changes in interest rates in a direction other than that expected by the Manager before settlement will affect the value of such securities and may cause a loss to the Fund.  During the period between purchase and settlement, no payment is made by the
Fund to the issuer and no interest accrues to the Fund from the investment until it receives the security at settlement.

         The Fund will engage in when-issued transactions to secure what the Manager considers to be an advantageous price and yield at the time of entering into the obligation.  When the Fund enters into a when-issued or delayed-delivery transaction, it relies on the other party to complete the transaction.  Its failure to do so may cause the Fund to lose the opportunity to obtain the security at a price and yield the
Manager considers to be advantageous.

         When the Fund engages in when-issued and delayed-delivery transactions, it does so for the purpose of acquiring or selling securities consistent with its investment objective and policies for its portfolio or for delivery pursuant to options contracts it has entered into, and not for the purpose of investment leverage.
Although the Fund will enter into delayed-delivery or when-issued purchase transactions to acquire securities, it may dispose of a commitment prior to settlement.  If the Fund chooses to dispose of the right to acquire a when-issued security prior to its acquisition or to dispose of its right to delivery or receive against a forward commitment, it may incur a gain or loss.

         At the time the Fund makes the commitment to purchase or sell a security on a when-issued or delayed-delivery basis, it records the transaction on its books and reflects the value of the security purchased in determining the Fund's net asset value.  In a sale transaction, it records the proceeds to be received.  The
Fund will identify on its books liquid assets at least equal in value to the value of the Fund's purchase commitments until the Fund pays for the investment.

         When issued and delayed-delivery transactions can be used by the Fund as a defensive technique to hedge against anticipated changes in interest rates and prices.  For instance, in periods of rising interest rates and falling prices, the Fund might sell securities in its portfolio on a forward commitment basis to attempt to limit its exposure to anticipated falling prices.  In periods of falling interest rates and rising prices, the Fund might sell portfolio securities and purchase the same or similar securities on a when-issued or delayed-delivery basis to obtain the benefit of currently higher cash yields.

|X|      Repurchase Agreements. The Fund can acquire securities subject to repurchase agreements.  It might do so for liquidity purposes to meet anticipated redemptions of Fund shares, or pending the investment of the proceeds from sales of Fund shares, or pending the settlement of portfolio securities transactions, or for temporary defensive purposes, as described below.

         In a repurchase transaction, the Fund buys a security from, and simultaneously resells it to, an approved vendor for delivery on an agreed-upon future date.  The resale price exceeds the purchase price by an amount that reflects an agreed-upon interest rate effective for the period during which the repurchase agreement is in effect.  Approved vendors include U.S. commercial banks, U.S. branches of foreign banks, or broker-dealers that have been designated as primary dealers in government securities.  They must meet credit requirements set by the Manager from time to time.

         The majority of these transactions run from day to day, and delivery pursuant to the resale typically occurs within one to five days of the purchase.  Repurchase agreements having a maturity beyond seven days are subject to the Fund's limits on holding illiquid investments.  The Fund will not enter into a repurchase agreement that causes more than 10% of its net assets to be subject to repurchase agreements having a maturity beyond seven (7) days.  There is no limit on the amount of the Fund's net assets that may be subject to repurchase agreements having maturities of seven (7) days or less.

         Repurchase agreements, considered "loans" under the Investment Company Act, are collateralized by the underlying security.  The Fund's repurchase agreements require that at all times while the repurchase agreement is in effect, the value of the collateral must equal or exceed the repurchase price to fully collateralize the repayment obligation.  However, if the vendor fails to pay the resale price on the delivery date, the Fund may incur costs in disposing of the collateral and may experience losses if there is any delay in its ability to do
so.  The Manager will monitor the vendor's creditworthiness to confirm that the vendor is financially sound and will continuously monitor the collateral's value.

|X|      Illiquid and Restricted Securities.  Under the policies and procedures established by the Fund's Board of Trustees, the Manager determines the liquidity of certain of the Fund's investments. To enable the Fund to sell its holdings of a restricted security not registered under the Securities Act of 1933, the Fund may have to cause those securities to be registered.  The expenses of registering restricted securities may be negotiated by the Fund with the issuer at the time the Fund buys the securities. When the Fund must arrange registration because the Fund wishes to sell the security, a considerable period may elapse between the time the decision is made to sell the security and the time the security is registered so that the Fund could sell it. The Fund would bear the risks of any downward price fluctuation during that period.
         The Fund may also acquire restricted securities through private placements.  Those securities have contractual restrictions on their public resale.  Those restrictions might limit the Fund's ability to dispose of the securities and might lower the amount the Fund could realize upon the sale.

         The Fund has limitations that apply to purchases of restricted securities, as stated in the Prospectus.
Those percentage restrictions do not limit purchases of restricted securities that are eligible for sale to qualified institutional purchasers under Rule 144A of the Securities Act of 1933, if those securities have been determined to be liquid by the Manager under Board-approved guidelines.  Those guidelines take into account the trading activity for such securities and the availability of reliable pricing information, among other factors.
If there is a lack of trading interest in a particular Rule 144A security, the Fund's holdings of that security may be considered to be illiquid.

         Illiquid securities include repurchase agreements maturing in more than seven (7) days and participation interests that do not have puts exercisable within seven (7) days.

|X|      Investments in Other Equity Securities.  The Fund can invest limited amounts of its assets in securities other than debt securities, including certain types of equity securities of both foreign and U.S. companies.
Those equity securities include preferred stocks (described above), common stocks, rights and warrants, and securities convertible into common stock.  Certain equity securities may be selected because they may provide dividend income.

o        Convertible Securities.  While some convertible securities are a form of debt security, in some cases their conversion feature (allowing conversion into equity securities) causes the Manager to regard them more as
"equity equivalents."  In those cases the rating assigned to the security has less impact on the Manager's investment decision with respect to them than in the case of non-convertible debt fixed income securities.
Convertible securities are subject to the credit risks and interest rate risks described above in "Debt
Securities."

         The value of a convertible security is a function of its "investment value" and its "conversion value."
If the investment value exceeds the conversion value, the security will behave more like a debt security and the security's price will likely increase when interest rates fall and decrease when interest rates rise.  If the conversion value exceeds the investment value, the security will behave more like an equity security.  In that case, it will likely sell at a premium over its conversion value and its price will tend to fluctuate directly with the price of the underlying security.

         To determine whether convertible securities should be regarded as "equity equivalents," the Manager examines the following factors:
(1)      whether, at the option of the investor, the convertible security can be exchanged for a fixed number of shares of common stock of the issuer,
(2)      whether the issuer of the convertible securities has restated its earnings per share of common stock on a fully diluted basis (considering the effect of conversion of the convertible securities), and
(3)      the extent to which the convertible security may be a defensive "equity substitute," providing the ability to participate in any appreciation in the price of the issuer's common stock.
o        Rights and Warrants.  Warrants basically are options to purchase equity securities at specific prices valid for a specific period of time.  Their prices do not necessarily move parallel to the prices of the underlying securities.  Rights are similar to warrants, but normally have a short duration and are distributed directly by the issuer to its shareholders.  Rights and warrants have no voting rights, receive no dividends and have no rights with respect to the assets of the issuer.  The Fund does not expect that it will have significant investments in warrants and rights.

|X|      Loans of Portfolio Securities.  To raise cash for liquidity or income purposes, the Fund can lend its portfolio securities to brokers, dealers and other types of financial institutions approved by the Fund's Board of Trustees.  These loans are limited to not more than 10% of the value of the Fund's net assets.  The Fund currently does not intend to engage in loans of securities, but if it does so, such loans will not likely exceed
5% of the Fund's total assets.

         There are some risks in connection with securities lending.  The Fund might experience a delay in receiving additional collateral to secure a loan, or a delay in recovery of the loaned securities if the borrower defaults. The Fund must receive collateral for a loan.  Under current applicable regulatory requirements (which are subject to change), on each business day the loan collateral must be at least equal to the value of the loaned securities.  It must consist of cash, bank letters of credit, securities of the U.S. government or its agencies or instrumentalities, or other cash equivalents in which the Fund is permitted to invest.  To be acceptable as collateral, letters of credit must obligate a bank to pay amounts demanded by the Fund if the demand meets the terms of the letter.  The terms of the letter of credit and the issuing bank both must be satisfactory to the Fund.

         When it lends securities, the Fund receives amounts equal to the dividends or interest on loaned securities.  It also receives one or more of (a) negotiated loan fees, (b) interest on securities used as collateral, and (c) interest on any short-term debt securities purchased with such loan collateral. Either type of interest may be shared with the borrower.  The Fund may also pay reasonable finders', custodian and administrative fees in connection with these loans.  The terms of the Fund's loans must meet applicable tests under the Internal Revenue Code and must permit the Fund to reacquire loaned securities on five (5) days' notice or in time to vote on any important matter.

|X|      Derivatives.  The Fund can invest in a variety of derivative investments to seek income or for hedging
purposes.   Some derivative investments the Fund can use are the hedging instruments described below in this
Statement of Additional Information.

         Among the derivative investments the Fund can invest in are "index-linked" or "currency-linked" notes.
Principal and/or interest payments on index-linked notes depend on the performance of an underlying index.
Currency-indexed securities are typically short-term or intermediate-term debt securities.  Their value at maturity or the rates at which they pay income are determined by the change in value of the U.S. dollar against one or more foreign currencies or an index.  In some cases, these securities may pay an amount at maturity based on a multiple of the amount of the relative currency movements.  This type of index security offers the potential for increased income or principal payments but at a greater risk of loss than a typical debt security of the same maturity and credit quality.

         Other derivative investments the Fund can use include "debt exchangeable for common stock" of an issuer or "equity-linked debt securities" of an issuer.  At maturity, the debt security is exchanged for common stock of the issuer or it is payable in an amount based on the price of the issuer's common stock at the time of maturity.  Both alternatives present a risk that the amount payable at maturity will be less than the principal amount of the debt because the price of the issuer's common stock might not be as high as the Manager expected.
Certain derivative investments the Fund can use will require the Fund to segregate liquid assets to enable the
Fund to satisfy its obligations.

|X|      Hedging.  Although the Fund does not anticipate the extensive use of hedging instruments, the Fund can use hedging instruments.  It is not obligated to use them in seeking its objective.  To attempt to protect against declines in the market value of the Fund's portfolio, to permit the Fund to retain unrealized gains in the value of portfolio securities that have appreciated, or to facilitate selling securities for investment reasons, the Fund could:
o        sell futures contracts,
o        buy puts on such futures or on securities, or
o        write covered calls on securities or futures.  Covered calls may also be used to increase the Fund's income, but the Manager does not expect to engage extensively in that practice.

         The Fund can use hedging to establish a position in the securities market as a temporary substitute for purchasing particular securities.  In that case the Fund would normally seek to purchase the securities and then terminate that hedging position.  The Fund might also use this type of hedge to attempt to protect against the possibility that its portfolio securities would not be fully included in a rise in value of the market.  To do so the Fund could:
o        buy futures, or
o        buy calls on such futures or on securities.

         The Fund's strategy of hedging with futures and options on futures will be incidental to the Fund's activities in the underlying cash market.  The particular hedging instruments the Fund can use are described below.  The Fund may employ new hedging instruments and strategies when they are developed, if those investment methods are consistent with the Fund's investment objective and are permissible under applicable regulations governing the Fund.

o        Futures.  The Fund can buy and sell futures contracts that relate to debt securities (these are referred to as "interest rate futures"), broadly-based securities indices (stock index futures and bond index futures), foreign currencies, and commodities.  An interest rate future obligates the seller to deliver (and the purchaser to take) cash or a specified type of debt security to settle the futures transaction.  Either party could also enter into an offsetting contract to close out the position.

         A broadly-based stock index is used as the basis for trading stock index futures.  They may in some cases be based on stocks of issuers in a particular industry or group of industries.  A stock index assigns relative values to the securities included in the index and its value fluctuates in response to the changes in value of the underlying securities.  A stock index cannot be purchased or sold directly.  Bond index futures are similar contracts based on the future value of the basket of securities that comprise the index.  These contracts obligate the seller to deliver, and the purchaser to take, cash to settle the futures transaction.  There is no delivery made of the underlying securities to settle the futures obligation.  Either party may also settle the transaction by entering into an offsetting contract.

         An interest rate future obligates the seller to deliver (and the purchaser to take) cash or a specified type of debt security to settle the futures transaction.  Either party could also enter into an offsetting contract to close out the position.

         The Fund can invest a portion of its assets in commodity futures contracts.  Commodity futures may be based upon commodities within five (5) main commodity groups: (1) energy, which includes crude oil, natural gas, gasoline and heating oil; (2) livestock, which includes cattle and hogs; (3) agriculture, which includes wheat, corn, soybeans, cotton, coffee, sugar and cocoa; (4) industrial metals, which includes aluminum, copper, lead, nickel, tin and zinc; and (5) precious metals, which includes gold, platinum and silver.  The Fund may purchase and sell commodity futures contracts, options on futures contracts and options and futures on commodity indices with respect to these five (5) main commodity groups and the individual commodities within each group, as well as other types of commodities.

         No money is paid or received by the Fund on the purchase or sale of a future.  Upon entering into a futures transaction, the Fund will be required to deposit an initial margin payment with the futures commission merchant (the "futures broker").  Initial margin payments will be deposited with the Fund's custodian bank in an account registered in the futures broker's name.  However, the futures broker can gain access to that account only under specified conditions.  As the future is marked to market (that is, its value on the Fund's books is changed) to reflect changes in its market value, subsequent margin payments, called variation margin, will be paid to or by the futures broker daily.

         At any time prior to expiration of the future, the Fund may elect to close out its position by taking an opposite position, at which time a final determination of variation margin is made and any additional cash must be paid by or released to the Fund.  Any loss or gain on the future is then realized by the Fund for tax purposes.  All futures transactions (except forward contracts) are effected through a clearinghouse associated with the exchange on which the contracts are traded.

o        Put and Call Options.  The Fund can buy and sell exchange-traded and over-the-counter put options
("puts") and call options ("calls"), including index options, securities options, currency options, commodities options and options on futures.

o        Writing Covered Call Options.  The Fund may write (that is, sell) covered calls on equity and debt securities, interest rate futures and foreign currencies.  If the Fund sells a call option, it must be covered.
That means the Fund must own the security subject to the call while the call is outstanding, or, for calls on futures and indices, the call must be covered by segregating liquid assets to enable the Fund to satisfy its obligations if the call is exercised.  There is no limit on the amount of the Fund's total assets that may be subject to covered calls the Fund writes.

         When the Fund writes a call on a security, it receives cash (a premium).  The Fund agrees to sell the underlying security to a purchaser of a corresponding call on the same security during the call period at a fixed exercise price regardless of market price changes during the call period. The call period is usually not more than nine months.  The exercise price may differ from the market price of the underlying security.  The Fund has the risk of loss that the price of the underlying security may decline during the call period.  That risk may be offset to some extent by the premium the Fund receives.  If the value of the investment does not rise above the call price, it is likely that the call will lapse without being exercised. In that case the Fund would keep the cash premium and the investment.

         When the Fund writes a call on an index, it receives cash (a premium).  If the buyer of the call exercises it, the Fund will pay an amount of cash equal to the difference between the closing price of the call and the exercise price, multiplied by a specific multiple that determines the total value of the call for each point of difference.  If the value of the underlying investment does not rise above the call price, it is likely that the call will lapse without being exercised.  In that case, the Fund would keep the cash premium .

         The Fund's custodian bank, or a securities depository acting for the custodian, will act as the Fund's escrow agent, through the facilities of the Options Clearing Corporation ("OCC"), as to the investments on which the Fund has written calls traded on exchanges or as to other acceptable escrow securities.  In that way, no margin will be required for such transactions.  OCC will release the securities on the expiration of the option or when the Fund enters into a closing transaction.

         When the Fund writes an over-the-counter ("OTC") option, it will enter into an arrangement with a primary U.S. government securities dealer which will establish a formula price at which the Fund will have the absolute right to repurchase that OTC option.  The formula price will generally be based on a multiple of the premium received for the option, plus the amount by which the option is exercisable below the market price of the underlying security (that is, the option is "in the money"). When the Fund writes an OTC option, it will treat as illiquid (for purposes of its restriction on holding illiquid securities) the mark-to-market value of any OTC option it holds, unless the option is subject to a buy-back agreement by the executing broker.

         To terminate its obligation on a call it has written, the Fund may purchase a corresponding call in a
"closing purchase transaction."  The Fund will then realize a profit or loss, depending upon whether the net of the amount of the option transaction costs and the premium received on the call the Fund wrote is more or less than the price of the call the Fund purchases to close out the transaction.  The Fund may realize a profit if the call expires unexercised, because the Fund will retain the underlying security and the premium it received when it wrote the call.  Any such profits are considered short-term capital gains for federal income tax purposes, as are the premiums on lapsed calls.  When distributed by the Fund they are taxable as ordinary income.  If the Fund cannot effect a closing purchase transaction due to the lack of a market, it will have to hold the callable securities until the call expires or is exercised.

         The Fund may also write calls on a futures contract without owning the futures contract or securities deliverable under the contract.  To do so, at the time the call is written, the Fund must cover the call by segregating an equivalent dollar amount of liquid assets as identified on the Fund's books.  The Fund will segregate additional liquid assets if the value of the segregated assets drops below 100% of the current value of the future.  Because of this segregation requirement, in no circumstances would the Fund's receipt of an exercise notice as to that future require the Fund to deliver a futures contract. It would simply put the Fund in a short futures position, which is permitted by the Fund's hedging policies.

o        Writing Put Options.  The Fund can sell put options on debt securities, broadly-based securities indices, futures, or foreign currency options.  A put option on securities gives the purchaser the right to sell, and the writer the obligation to buy, the underlying investment at the exercise price during the option period.
A put written on debt securities must be covered by segregated liquid assets and the Fund cannot write puts if, as a result, more than 50% of the Fund's net assets would be required to be segregated to cover such put options.

         If the Fund writes a put, the put must be covered by liquid assets identified on the Fund's books.  The premium the Fund receives from writing a put represents a profit, as long as the price of the underlying investment remains equal to or above the exercise price of the put.  However, the Fund also assumes the obligation during the option period to buy the underlying investment from the buyer of the put at the exercise price, even if the value of the investment falls below the exercise price.

         If a put the Fund has written expires unexercised, the Fund realizes a gain in the amount of the premium less the transaction costs incurred.  If the put is exercised, the Fund must fulfill its obligation to purchase the underlying investment at the exercise price.  That price will usually exceed the market value of the investment at that time.  In that case, the Fund may incur a loss if it sells the underlying investment. That loss will be equal to the sum of the sale price of the underlying investment and the premium received minus the sum of the exercise price and any transaction costs the Fund incurred.

         When writing a put option on a security, to secure its obligation to pay for the underlying security the
Fund will deposit in escrow liquid assets with a value equal to or greater than the exercise price of the underlying securities.  The Fund therefore forgoes the opportunity of investing the segregated assets or writing calls against those assets.

         As long as the Fund's obligation as the put writer continues, it may be assigned an exercise notice by the broker-dealer through which the put was sold.  That notice will require the Fund to take delivery of the underlying security and pay the exercise price.  The Fund has no control over when it may be required to purchase the underlying security, since it may be assigned an exercise notice at any time prior to the termination of its obligation as the writer of the put.  That obligation terminates upon expiration of the put.  It may also terminate if, before it receives an exercise notice, the Fund effects a closing purchase transaction by purchasing a put of the same series as it sold.  Once the Fund has been assigned an exercise notice, it cannot effect a closing purchase transaction.

         The Fund may decide to effect a closing purchase transaction to realize a profit on an outstanding put option it has written or to prevent the underlying security from being put.  Effecting a closing purchase transaction will also permit the Fund to write another put option on the security, or to sell the security and use the proceeds from the sale for other investments.  The Fund will realize a profit or loss from a closing purchase transaction depending on whether the cost of the transaction is less or more than the premium received from writing the put option.  Any profits from writing puts are considered short-term capital gains for federal tax purposes, and when distributed by the Fund, are taxable as ordinary income.
o        Purchasing Calls and Puts.  The Fund can purchase puts and calls on debt securities, foreign currencies or futures.  When the Fund buys a call (other than in a closing purchase transaction), it pays a premium.  The
Fund then has the right to buy the underlying investment from a seller of a corresponding call on the same investment during the call period at a fixed exercise price.

         The Fund benefits only if it sells the call at a profit or if, during the call period, the market price of the underlying investment is above the sum of the call price plus the transaction costs and the premium paid for the call and the Fund exercises the call.  If the Fund does not exercise the call or sell it (whether or not at a profit), the call will become worthless at its expiration date.  In that case the Fund will have paid the premium but lost the right to purchase the underlying investment.

         The Fund can buy puts whether or not it owns the underlying investment.  When the Fund purchases a put, it pays a premium and, except as to puts on indices, has the right to sell the underlying investment to a seller of a put on a corresponding investment during the put period at a fixed exercise price.

         Buying a put on an investment the Fund does not own (such as an index or a future) permits the Fund either to resell the put or to buy the underlying investment and sell it at the exercise price. The resale price will vary inversely to the price of the underlying investment.  If the market price of the underlying investment is above the exercise price and, as a result, the put is not exercised, the put will become worthless on its expiration date.

         Buying a put on securities or futures the Fund owns enables the Fund to attempt to protect itself during the put period against a decline in the value of the underlying investment below the exercise price by selling the underlying investment at the exercise price to a seller of a corresponding put.  If the market price of the underlying investment is equal to or above the exercise price and, as a result, the put is not exercised or resold, the put will become worthless at its expiration date.  In that case the Fund will have paid the premium but lost the right to sell the underlying investment. However, the Fund may sell the put prior to its expiration.  That sale may or may not be at a profit.

         When the Fund purchases a call or put on an index or future, it pays a premium, but settlement is in cash rather than by delivery of the underlying investment to the Fund.  Gain or loss depends on changes in the index in question (and thus on price movements in the securities market generally) rather than on price movements in individual securities or futures contracts.

         The Fund may buy a call or put only if, after the purchase, the value of all call and put options held by the Fund will not exceed 5% of the Fund's total assets.

o        Buying and Selling Options on Foreign Currencies.  The Fund can buy and sell calls and puts on foreign currencies.  They include puts and calls that trade on a securities or commodities exchange or in the over-the-counter markets or are quoted by major recognized dealers in such options.  The Fund could use these calls and puts to try to protect against declines in the dollar value of foreign securities and increases in the dollar cost of foreign securities the Fund wants to acquire.

         If the Manager anticipates a rise in the dollar value of a foreign currency in which securities to be acquired are denominated, the increased cost of those securities may be partially offset by purchasing calls or writing puts on that foreign currency.  If the Manager anticipates a decline in the dollar value of a foreign currency, the decline in the dollar value of portfolio securities denominated in that currency might be partially offset by writing calls or purchasing puts on that foreign currency. However, the currency rates could fluctuate in a direction adverse to the Fund's position.  The Fund will then have incurred option premium payments and transaction costs without a corresponding benefit.

         A call the Fund writes on a foreign currency is "covered" if the Fund owns the underlying foreign currency covered by the call or has an absolute and immediate right to acquire that foreign currency without additional cash consideration (or it can do so for additional cash consideration held in a segregated account by its custodian bank) upon conversion or exchange of other foreign currency held in its portfolio.

         The Fund could write a call on a foreign currency to provide a hedge against a decline in the U.S.
dollar value of a security which the Fund owns or has the right to acquire and which is denominated in the currency underlying the option.  That decline might be one that occurs due to an expected adverse change in the exchange rate.  This is known as a "cross-hedging" strategy.  In those circumstances, the Fund covers the option by maintaining cash, U.S. government securities or other liquid, high grade debt securities in an amount equal to the exercise price of the option, in a segregated account with the Fund's custodian bank.

o        Risks of Hedging with Options and Futures.  The use of hedging instruments requires special skills and knowledge of investment techniques that are different than what is required for normal portfolio management.  If the Manager uses a hedging instrument at the wrong time or judges market conditions incorrectly, hedging strategies may reduce the Fund's return.  The Fund could also experience losses if the prices of its futures and options positions were not correlated with its other investments.

         The Fund's option activities could affect its portfolio turnover rate and brokerage commissions.  The exercise of calls written by the Fund might cause the Fund to sell related portfolio securities, thus increasing its turnover rate.  The exercise by the Fund of puts on securities will cause the sale of underlying investments, increasing portfolio turnover.  Although the decision whether to exercise a put it holds is within the Fund's control, holding a put might cause the Fund to sell the related investments for reasons that would not exist in the absence of the put.

         The Fund could pay a brokerage commission each time it buys a call or put, sells a call or put, or buys or sells an underlying investment in connection with the exercise of a call or put.  Those commissions could be higher on a relative basis than the commissions for direct purchases or sales of the underlying investments.
Premiums paid for options are small in relation to the market value of the underlying investments.  Consequently, put and call options offer large amounts of leverage. The leverage offered by trading in options could result in the Fund's net asset value being more sensitive to changes in the value of the underlying investment.

         If a covered call written by the Fund is exercised on an investment that has increased in value, the
Fund will be required to sell the investment at the call price.  It will not be able to realize any profit if the investment has increased in value above the call price.

         An option position may be closed out only on a market that provides secondary trading for options of the same series, and there is no assurance that a liquid secondary market will exist for any particular option.  The
Fund might experience losses if it could not close out a position because of an illiquid market for the future or option.

         There is a risk in using short hedging by selling futures or purchasing puts on broadly-based indices or futures to attempt to protect against declines in the value of the Fund's portfolio securities. The risk is that the prices of the futures or the applicable index will correlate imperfectly with the behavior of the cash prices of the Fund's securities.  For example, it is possible that while the Fund has used hedging instruments in a short hedge, the market may advance and the value of the securities held in the Fund's portfolio might decline.
If that occurred, the Fund would lose money on the hedging instruments and also experience a decline in the value of its portfolio securities.  However, while this could occur for a very brief period or to a very small degree, over time the value of a diversified portfolio of securities will tend to move in the same direction as the indices upon which the hedging instruments are based.

         The risk of imperfect correlation increases as the composition of the Fund's portfolio diverges from the securities included in the applicable index.  To compensate for the imperfect correlation of movements in the price of the portfolio securities being hedged and movements in the price of the hedging instruments, the Fund might use hedging instruments in a greater dollar amount than the dollar amount of portfolio securities being hedged.  It might do so if the historical volatility of the prices of the portfolio securities being hedged is more than the historical volatility of the applicable index.

         The ordinary spreads between prices in the cash and futures markets are subject to distortions, due to differences in the nature of those markets.  First, all participants in the futures market are subject to margin deposit and maintenance requirements.  Rather than meeting additional margin deposit requirements, investors may close futures contracts through offsetting transactions which could distort the normal relationship between the cash and futures markets.  Second, the liquidity of the futures market depends on participants entering into offsetting transactions rather than making or taking delivery.  To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced, thus producing distortion.  Third, from the point of view of speculators, the deposit requirements in the futures market are less onerous than margin requirements in the securities markets.  Therefore, increased participation by speculators in the futures market may cause temporary price distortions.

         The Fund can use hedging instruments to establish a position in the securities markets as a temporary substitute for the purchase of individual securities (long hedging) by buying futures and/or calls on such futures, broadly-based indices or on securities.  It is possible that when the Fund does so the market might decline.  If the Fund then concludes not to invest in securities because of concerns that the market might decline further or for other reasons, the Fund will realize a loss on the hedging instruments that is not offset by a reduction in the price of the securities purchased.

o        Forward Contracts.  Forward contracts are foreign currency exchange contracts. They are used to buy or sell foreign currency for future delivery at a fixed price.  The Fund can use them to "lock in" the U.S. dollar price of a security denominated in a foreign currency that the Fund has bought or sold, or to protect against possible losses from changes in the relative values of the U.S. dollar and a foreign currency.  The Fund limits its exposure in foreign currency exchange contracts in a particular foreign currency to the amount of its assets denominated in that currency or a closely-correlated currency.  The Fund can also use "cross-hedging" where the
Fund hedges against changes in currencies other than the currency in which a security it holds is denominated.

         Under a forward contract, one party agrees to purchase, and another party agrees to sell, a specific currency at a future date.  That date may be any fixed number of days from the date of the contract agreed upon by the parties.  The transaction price is set at the time the contract is entered into.  These contracts are traded in the inter-bank market conducted directly among currency traders (usually large commercial banks) and their customers.

         The Fund may use forward contracts to protect against uncertainty in the level of future exchange rates.  The use of forward contracts does not eliminate the risk of fluctuations in the prices of the underlying securities the Fund owns or intends to acquire, but it does fix a rate of exchange in advance.  Although forward contracts may reduce the risk of loss from a decline in the value of the hedged currency, at the same time they limit any potential gain if the value of the hedged currency increases.

         When the Fund enters into a contract for the purchase or sale of a security denominated in a foreign currency, or when it anticipates receiving  dividend payments in a foreign currency, the Fund might desire to
"lock-in" the U.S. dollar price of the security or the U.S. dollar equivalent of the dividend payments.  To do so, the Fund could enter into a forward contract for the purchase or sale of the amount of foreign currency involved in the underlying transaction, in a fixed amount of U.S. dollars per unit of the foreign currency.  This is called a "transaction hedge."  The transaction hedge will protect the Fund against a loss from an adverse change in the currency exchange rates during the period between the date on which the security is purchased or sold or on which the payment is declared, and the date on which the payments are made or received.

         The Fund could also use forward contracts to lock in the U.S. dollar value of portfolio positions.  This is called a "position hedge."  When the Fund believes that foreign currency might suffer a substantial decline against the U.S. dollar, it could enter into a forward contract to sell an amount of that foreign currency approximating the value of some or all of the Fund's portfolio securities denominated in that foreign currency.
When the Fund believes that the U.S. dollar might suffer a substantial decline against a foreign currency, it could enter into a forward contract to buy that foreign currency for a fixed dollar amount.  Alternatively, the
Fund could enter into a forward contract to sell a different foreign currency for a fixed U.S. dollar amount if the Fund believes that the U.S. dollar value of the foreign currency to be sold pursuant to its forward contract will fall whenever there is a decline in the U.S. dollar value of the currency in which portfolio securities of the Fund are denominated. That is referred to as a "cross hedge."

         The Fund will cover its short positions in these cases by identifying on its books assets having a value equal to the aggregate amount of the Fund's commitment under forward contracts.  The Fund will not enter into forward contracts or maintain a net exposure to such contracts if the consummation of the contracts would obligate the Fund to deliver an amount of foreign currency in excess of the value of the Fund's portfolio securities or other assets denominated in that currency or another currency that is the subject of the hedge.

         However, to avoid excess transactions and transaction costs, the Fund may maintain a net exposure to forward contracts in excess of the value of the Fund's portfolio securities or other assets denominated in foreign currencies if the excess amount is "covered" by liquid securities denominated in any currency.  The cover must be at least equal at all times to the amount of that excess.  As one alternative, the Fund may purchase a call option permitting the Fund to purchase the amount of foreign currency being hedged by a forward sale contract at a price no higher than the forward contract price.  As another alternative, the Fund may purchase a put option permitting the Fund to sell the amount of foreign currency subject to a forward purchase contract at a price as high or higher than the forward contact price.

         The precise matching of the amounts under forward contracts and the value of the securities involved generally will not be possible because the future value of securities denominated in foreign currencies will change as a consequence of market movements between the date the forward contract is entered into and the date it is sold.  In some cases the Manager might decide to sell the security and deliver foreign currency to settle the original purchase obligation.  If the market value of the security is less than the amount of foreign currency the Fund is obligated to deliver, the Fund might have to purchase additional foreign currency on the "spot" (that is, cash) market to settle the security trade. If the market value of the security instead exceeds the amount of foreign currency the Fund is obligated to deliver to settle the trade, the Fund might have to sell on the spot market some of the foreign currency received upon the sale of the security.  There will be additional transaction costs on the spot market in those cases.

         The projection of short-term currency market movements is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain.  Forward contracts involve the risk that anticipated currency movements will not be accurately predicted, causing the Fund to sustain losses on these contracts and to pay additional transactions costs.  The use of forward contracts in this manner might reduce the
Fund's performance if there are unanticipated changes in currency prices to a greater degree than if the Fund had not entered into such contracts.

         At or before the maturity of a forward contract requiring the Fund to sell a currency, the Fund might sell a portfolio security and use the sale proceeds to make delivery of the currency.  In the alternative the
Fund might retain the security and offset its contractual obligation to deliver the currency by purchasing a second contract.  Under that contract the Fund will obtain, on the same maturity date, the same amount of the currency that it is obligated to deliver.  Similarly, the Fund might close out a forward contract requiring it to purchase a specified currency by entering into a second contract entitling it to sell the same amount of the same currency on the maturity date of the first contract.  The Fund would realize a gain or loss as a result of entering into such an offsetting forward contract under either circumstance.  The gain or loss will depend on the extent to which the exchange rate or rates between the currencies involved moved between the execution dates of the first contract and offsetting contract.
         The costs to the Fund of engaging in forward contracts varies with factors such as the currencies involved, the length of the contract period and the market conditions then prevailing. Because forward contracts are usually entered into on a principal basis, no brokerage fees or commissions are involved.  Because these contracts are not traded on an exchange, the Fund must evaluate the credit and performance risk of the counterparty under each forward contract.

         Although the Fund values its assets daily in terms of U.S. dollars, it does not intend to convert its holdings of foreign currencies into U.S. dollars on a daily basis.  The Fund may convert foreign currency from time to time, and will incur costs in doing so.  Foreign exchange dealers do not charge a fee for conversion, but they do seek to realize a profit based on the difference between the prices at which they buy and sell various currencies.  Thus, a dealer might offer to sell a foreign currency to the Fund at one rate, while offering a lesser rate of exchange if the Fund desires to resell that currency to the dealer.

o        Interest Rate Swap Transactions.  The Fund can enter into interest rate swap agreements.  In an interest rate swap, the Fund and another party exchange their right to receive or their obligation to pay interest on a security.  For example, they might swap the right to receive floating rate payments for fixed rate payments.  The
Fund can enter into swaps only on securities that it owns.  The Fund will not enter into swaps with respect to more than 25% of its total assets. . Also, the Fund will identify on its books liquid assets (such as cash or
U.S. government securities) to cover any amounts it could owe under swaps that exceed the amounts it is entitled to receive, and it will adjust that amount daily, as needed.

         Swap agreements entail both interest rate risk and credit risk.  There is a risk that, based on movements of interest rates in the future, the payments made by the Fund under a swap agreement will be greater than the payments it received.  Credit risk arises from the possibility that the counterparty will default.  If the counterparty defaults, the Fund's loss will consist of the net amount of contractual interest payments that the Fund has not yet received.  The Manager will monitor the creditworthiness of counterparties to the Fund's interest rate swap transactions on an ongoing basis.

         The Fund can enter into swap transactions with certain counterparties pursuant to master netting agreements.  A master netting agreement provides that all swaps done between the Fund and that counterparty shall be regarded as parts of an integral agreement.  If amounts are payable on a particular date in the same currency in respect of one or more swap transactions, the amount payable on that date in that currency shall be the net amount.  In addition, the master netting agreement may provide that if one party defaults generally or on one swap, the counterparty can terminate all of the swaps with that party.  Under these agreements, if a default results in a loss to one party, the measure of that party's damages is calculated by reference to the average cost of a replacement swap for each swap.  It is measured by the mark-to-market value at the time of the termination of each swap.  The gains and losses on all swaps are then netted, and the result is the counterparty's gain or loss on termination.  The termination of all swaps and the netting of gains and losses on termination is generally referred to as "aggregation."

o        Regulatory Aspects of Hedging Instruments.  When using futures and options on futures, the Fund is required to operate within certain guidelines and restrictions with respect to the use of futures as established by the Commodities Futures Trading Commission (the "CFTC").  In particular, the Fund is exempted from registration with the CFTC as a "commodity pool operator" if the Fund complies with the requirements of Rule 4.5 adopted by the CFTC.  The Rule does not limit the percentage of the Fund's assets that may be used for futures margin and related options premiums for a bona fide hedging position.  However, under the Rule, the Fund must limit its aggregate initial futures margin and related options premiums to not more than 5% of the Fund's net assets for hedging strategies that are not considered bona fide hedging strategies under the Rule. Under the
Rule, the Fund must also use short futures and options on futures solely for bona fide hedging purposes within the meaning and intent of the applicable provisions of the Commodity Exchange Act.

         Transactions in options by the Fund are subject to limitations established by the option exchanges.  The exchanges limit the maximum number of options that may be written or held by a single investor or group of investors acting in concert.  Those limits apply regardless of whether the options were written or purchased on the same or different exchanges or are held in one or more accounts or through one or more different exchanges or through one or more brokers.  Thus, the number of options that the Fund may write or hold may be affected by options written or held by other entities, including other investment companies having the same adviser as the
Fund (or an adviser that is an affiliate of the Fund's adviser).  The exchanges also impose position limits on futures transactions.  An exchange may order the liquidation of positions found to be in violation of those limits and may impose certain other sanctions.

         Under the Investment Company Act, when the Fund purchases a future, it must maintain cash or readily marketable short-term debt instruments in an amount equal to the market value of the securities underlying the future, less the margin deposit applicable to it.

o        Tax Aspects of Certain Hedging Instruments.  Certain foreign currency exchange contracts in which the
Fund may invest are treated as "Section 1256 contracts" under the Internal Revenue Code.  In general, gains or losses relating to Section 1256 contracts are characterized as 60% long-term and 40% short-term capital gains or losses under the Code.  However, foreign currency gains or losses arising from Section 1256 contracts that are forward contracts generally are treated as ordinary income or loss.  In addition, Section 1256 contracts held by the Fund at the end of each taxable year are "marked-to-market," and unrealized gains or losses are treated as though they were realized.  These contracts also may be marked-to-market for purposes of determining the excise tax applicable to investment company distributions and for other purposes under rules prescribed pursuant to the
Internal Revenue Code.  An election can be made by the Fund to exempt those transactions from this mark-to-market treatment.

         Certain forward contracts the Fund enters into may result in "straddles" for federal income tax purposes.  The straddle rules may affect the character and timing of gains (or losses) recognized by the Fund on straddle positions.  Generally, a loss sustained on the disposition of a position making up a straddle is allowed only to the extent that the loss exceeds any unrecognized gain in the offsetting positions making up the straddle.  Disallowed loss is generally allowed at the point where there is no unrecognized gain in the offsetting positions making up the straddle, or the offsetting position is disposed of.

         Under the Internal Revenue Code, the following gains or losses are treated as ordinary income or loss:
(1)      gains or losses attributable to fluctuations in exchange rates that occur between the time the Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such receivables or pays such liabilities,
              and
(2)      gains or losses attributable to fluctuations in the value of a foreign currency between the date of acquisition of a debt security denominated in a foreign currency or foreign currency forward contracts and the date of disposition.

         Currency gains and losses are offset against market gains and losses on each trade before determining a net "Section 988" gain or loss under the Internal Revenue Code for that trade, which may increase or decrease the amount of the Fund's investment income available for distribution to its shareholders.

|X|      Temporary Defensive and Interim Investments.  When market conditions are unstable, or the Manager believes it is otherwise appropriate to reduce holdings in stocks, the Fund can invest in a variety of debt securities for defensive purposes.  The Fund can also purchase these securities for liquidity purposes to meet cash needs due to the redemption of Fund shares, or to hold while waiting to reinvest cash received from the sale of other portfolio securities.  The Fund's temporary defensive investments can include the following short-term
(maturing in one (1) year or less) dollar-denominated debt obligations:
o        obligations issued or guaranteed by the U. S. government or its instrumentalities or agencies,
o        commercial paper (short-term, unsecured promissory notes) rated in the highest rating category by an established rating organization,
o        debt obligations of domestic or foreign corporate issuers rated "Baa" or higher by Moody's or "BBB" or higher by Standard and Poor's,
o        certificates of deposit and bankers' acceptances and other bank obligations, and
o        repurchase agreements.

         Short-term debt securities would normally be selected for defensive or cash management purposes because they can normally be disposed of quickly, are not generally subject to significant fluctuations in principal value and their value will be less subject to interest rate risk than longer-term debt securities.

Investment Restrictions

|X|      What Are "Fundamental Policies?" Fundamental policies are those policies that the Fund has adopted to govern its investments that can be changed only by the vote of a "majority" of the Fund's outstanding voting securities.  Under the Investment Company Act, a "majority" vote is defined as the vote of the holders of the lesser of:
o        67% or more of the shares present or represented by proxy at a shareholder meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy, or
o        more than 50% of the outstanding shares.

         The Fund's investment objectives are a fundamental policy. Other policies described in the Prospectus or this Statement of Additional Information are "fundamental" only if they are identified as such.  The Fund's Board of Trustees can change non-fundamental policies without shareholder approval.  However, significant changes to investment policies will be described in supplements or updates to the Prospectus or this Statement of Additional
Information, as appropriate. The Fund's most significant investment policies are described in the Prospectus.

|X|      Does the Fund Have Additional Fundamental Policies?  The following investment restrictions are fundamental policies of the Fund.

o        The Fund cannot buy securities issued or guaranteed by any one issuer if more than 5% of its total assets would be invested in securities of that issuer or if it would then own more than 10% of that issuer's voting securities.  That restriction applies to 75% of the Fund's total assets.  The limit does not apply to securities issued by the U.S. government or any of its agencies or instrumentalities or securities of other investment companies.

o        The Fund cannot invest 25% or more of its total assets in any one industry.  That limit does not apply to securities issued or guaranteed by the U.S. government or its agencies and instrumentalities.  Under this policy, utilities are divided into "industries" according to the services they provide (for example, gas, gas transmission, electric and telephone utilities will be considered to be in separate industries).

o        The Fund cannot borrow money in excess of 33-1/3% of the value of its total assets. The Fund may only borrow from banks and/or affiliated investment companies1,  The Fund cannot make any investment at a time during which its borrowings exceed 5% of the value of its assets. With respect to this fundamental policy, the Fund can borrow only if it maintains a 300% ratio of assets to borrowings at all times in the manner set forth in the
Investment Company Act of 1940.

o        The Fund cannot make loans except (a) through lending of securities, (b) through the purchase of debt instruments or similar evidences of indebtedness, (c) through an inter-fund lending program with other affiliated funds,1 and (d) through repurchase agreements.

o        The Fund cannot invest in real estate.  However, the Fund can purchase debt securities secured by real estate or interests in real estate, or issued by companies, including real estate investment trusts, that invest in real estate or interests in real estate.

o        The Fund cannot invest in commodities or commodity contracts.  However, the Fund may buy and sell any of the hedging instruments permitted by its other investment policies, whether or not the hedging instrument is considered a commodity or commodity contract.

o        The Fund cannot underwrite securities issued by other persons.  A permitted exception is in case it is deemed to be an underwriter under the Securities Act of 1933 when reselling any securities held in its own portfolio.

o        The Fund cannot issue "senior securities", but this does not prohibit certain investment activities for which assets of the Fund are designated as segregated, or margin, collateral or escrow arrangements are established, to cover the related obligations.  Examples of those activities include borrowing money, delayed-delivery and when-issued arrangements for portfolio securities transactions, and contracts to buy or sell derivatives, hedging instruments, options or futures.

         Unless the Prospectus or this Statement of Additional Information states that a percentage restriction applies on an ongoing basis, it applies only at the time the Fund makes an investment. The Fund need not sell securities to meet the percentage limits if the value of the investment increases in proportion to the size of the Fund.

         For purposes of the Fund's policy not to concentrate its investments, the Fund has adopted the industry classifications set forth in Appendix B to this Statement of Additional Information.  That is not a fundamental policy.

How the Fund is Managed

Organization and History. The Fund is an open-end, diversified management investment company with an unlimited number of authorized shares of beneficial interest. The Fund was originally incorporated in Maryland in 1978 but was reorganized as a Massachusetts business trust in 1986.

         The Fund is governed by a Board of Trustees, which is responsible for protecting the interests of shareholders under Massachusetts law. The Trustees meet periodically throughout the year to oversee the Fund's activities, review its performance, and review the actions of the Manager.

|X|      Classes of Shares. The Board of Trustees has the power, without shareholder approval, to divide unissued shares of the Fund into two or more classes.  The Board has done so, and the Fund currently has five classes of shares: Class A, Class B, Class C, Class N and Class Y.  All classes invest in the same investment portfolio.
Only retirement plans may purchase Class N shares. Only certain institutional investors may elect to purchase
Class Y shares. Each class of shares:
o        has its own dividends and distributions,
o        pays certain expenses which may be different for the different classes,
o        may have a different net asset value,
o        may have separate voting rights on matters in which interests of one class are different from interests of another class, and
o        votes as a class on matters that affect that class alone.

         Shares are freely transferable, and each share of each class has one vote at shareholder meetings, with fractional shares voting proportionally on matters submitted to the vote of shareholders.  Each share of the Fund represents an interest in the Fund proportionately equal to the interest of each other share of the same class.

         The Trustees are authorized to create new series and classes of shares.  The Trustees may reclassify unissued shares of the Fund into additional series or classes of shares.  The Trustees also may divide or combine the shares of a class into a greater or lesser number of shares without changing the proportionate beneficial interest of a shareholder in the Fund.  Shares do not have cumulative voting rights or preemptive or subscription rights.  Shares may be voted in person or by proxy at shareholder meetings.

|X|      Meetings of Shareholders. As a Massachusetts business trust, the Fund is not required to hold, and does not plan to hold, regular annual meetings of shareholders. The Fund will hold meetings when required to do so by the Investment Company Act or other applicable law. It will also do so when a shareholder meeting is called by the Trustees or upon proper request of the shareholders.

         Shareholders have the right, upon the declaration in writing or vote of two-thirds of the outstanding shares of the Fund, to remove a Trustee.  The Trustees will call a meeting of shareholders to vote on the removal of a Trustee upon the written request of the record holders of 10% of its outstanding shares.  If the Trustees receive a request from at least 10 shareholders stating that they wish to communicate with other shareholders to request a meeting to remove a Trustee, the Trustees will then either make the Fund's shareholder list available to the applicants or mail their communication to all other shareholders at the applicants' expense. The shareholders making the request must have been shareholders for at least six months and must hold shares of the
Fund valued at $25,000 or more or constituting at least 1% of the Fund's outstanding shares, whichever is less.
The Trustees may also take other action as permitted by the Investment Company Act.

|X|      Shareholder and Trustee Liability.  The Fund's Declaration of Trust contains an express disclaimer of shareholder or Trustee liability for the Fund's obligations. It also provides for indemnification and reimbursement of expenses out of the Fund's property for any shareholder held personally liable for its obligations.  The Declaration of Trust also states that upon request, the Fund shall assume the defense of any claim made against a shareholder for any act or obligation of the Fund and shall satisfy any judgment on that claim.  Massachusetts law permits a shareholder of a business trust (such as the Fund) to be held personally liable as a "partner" under certain circumstances. However, the risk that a Fund shareholder will incur financial loss from being held liable as a "partner" of the Fund is limited to the relatively remote circumstances in which the Fund would be unable to meet its obligations.

         The Fund's contractual arrangements state that any person doing business with the Fund (and each shareholder of the Fund) agrees under its Declaration of Trust to look solely to the assets of the Fund for satisfaction of any claim or demand that may arise out of any dealings with the Fund.  Additionally, the Trustees shall have no personal liability to any such person, to the extent permitted by law.

Trustees and Officers of the Fund.  The Fund's Trustees and officers and their principal occupations and business affiliations during the past five years are listed below.  Trustees denoted with an asterisk (*) below are deemed to be "interested persons" of the Fund under the Investment Company Act. All of the Trustees are also trustees, directors or managing general partner of the following Denver-based Oppenheimer funds: 2

Oppenheimer Cash Reserves                               Oppenheimer Select Managers
Oppenheimer Champion Income Fund                        Oppenheimer Senior Floating Rate Fund
Oppenheimer Capital Income Fund                         Oppenheimer Strategic Income Fund
Oppenheimer High Yield Fund                             Oppenheimer Total Return Fund, Inc.
Oppenheimer International Bond Fund                     Oppenheimer Variable Account Funds
Oppenheimer Integrity Funds                             Panorama Series Fund, Inc.
Oppenheimer Limited-Term Government Fund                Centennial America Fund, L. P.
Oppenheimer Main Street Funds, Inc.                     Centennial California Tax Exempt Trust
Oppenheimer Main Street Opportunity Fund                Centennial Government Trust
Oppenheimer Main Street Small Cap Fund                  Centennial Money Market Trust
Oppenheimer Municipal Fund                              Centennial New York Tax Exempt Trust
Oppenheimer Real Asset Fund                             Centennial Tax Exempt Trust

      Messrs. Swain, Murphy, Bishop, Wixted, Farrar and Zack, who are officers of the Fund, respectively hold the same offices with the other Denver-based Oppenheimer funds as with the Fund.  As of October 9 2001, the Trustees and officers of the Fund as a group owned less than 1% of the outstanding shares of the Fund.  The foregoing statement does not reflect ownership of shares held of record by an employee benefit plan for employees of the
Manager, other than the shares beneficially owned under that plan by the officers of the Fund listed below.

James C. Swain*, Chairman, Chief Executive Officer and Trustee, Age: 68.
6803 South Tucson Way, Englewood, Colorado 80112
Vice Chairman of the Manager (since September 1988); formerly President and a director of Centennial Asset
Management Corporation, a wholly-owned subsidiary of the Manager and Chairman of the Board of Shareholder
Services, Inc., a transfer agent subsidiary of the Manager

John V. Murphy*, President and Trustee, Age: 52
498 7th Avenue, New York, New York 10018
Chairman and Chief Executive Officer and director (since July 2001) and President (since August 2000) of the
Manager; President and a trustee of other Oppenheimer funds; trustee MML Series Investment Fund, an open-end investment company; President and a director (since July 2001) of Oppenheimer Acquisition Corp., the Manager's
parent holding company; President, Chief Executive Officer and a director (since July 2001) of OFI Private
Investments, Inc., an investment adviser subsidiary of the Manager; Chairman and a director (since July 2001) of
Shareholder Services, Inc. and of Shareholder Financial Services, Inc., transfer agent subsidiaries of the
Manager; President and a director (since July 2001)  of Oppenheimer Partnership Holdings, Inc., a holding company subsidiary of the Manager; a director of HarbourView Asset Management Corporation and of Oppenheimer Real Asset
Management, Inc. (since July 2001), investment adviser subsidiaries of the Manager; President and a director
(since July 2001)  of OppenheimerFunds Legacy Program, a charitable trust program established by the Manager;
formerly Chief Operating Officer (August 2000 - July 2001) of the Manager; Executive Vice President of MassMutual
Financial Group (from 1995 to 1997); Executive Vice President and Chief Operating Officer of David L. Babson and
Company (from 1995 to 1997), an investment advisor; Chief Operating Officer of Concert Capital Management, Inc.
(from 1993 to 1996), an investment advisor.

William L. Armstrong, Trustee, Age: 64.
6803 South Tucson Way, Englewood, Colorado 80112
Chairman of the following private mortgage banking companies: Cherry Creek Mortgage Company (since 1991),
Centennial State Mortgage Company (since 1994), The El Paso Mortgage Company (since 1993), Transland Financial
Services, Inc. (since 1997); Chairman of the following private companies: Great Frontier Insurance (insurance agency) (since 1995) and Ambassador Media Corporation (since 1984); Director of the following public companies:
Storage Technology Corporation (computer equipment company) (since 1991), Helmerich and Payne, Inc. (oil and gas drilling/production company) (since 1992), UNUMProvident (insurance company) (since 1991); formerly Director of
International Family Entertainment (television channel) (1992 - 1997) and Natec Resources, Inc. (air pollution control equipment and services company) (1991-1995), Frontier Real Estate, Inc. (residential real estate brokerage) (1994-1999), and Frontier Title (title insurance agency) (1995-June 1999); formerly U.S. Senator
(January 1979-January 1991).

Robert G. Avis, Trustee, Age: 70.
6803 South Tucson Way, Englewood, Colorado 80112
Formerly, (until February 2001) Director and President of A.G. Edwards Capital, Inc. (General Partner of private equity funds), formerly, (until March 2000) Chairman, President and Chief Executive Officer of A.G. Edwards
Capital, Inc.; formerly, (until March 1999) Vice Chairman and Director of A.G. Edwards, Inc. and Vice Chairman of
A.G. Edwards and Sons, Inc. (its brokerage company subsidiary); (until March 1999) Chairman of A.G. Edwards Trust
Company and A.G.E. Asset Management (investment advisor); (until March 2000) a Director of A.G. Edwards and Sons and A.G. Edwards Trust Company.

George C. Bowen, Trustee, Age: 65.
6803 South Tucson Way, Englewood, Colorado 80112
Formerly (until April 1999) Mr. Bowen held the following positions: Senior Vice President (from September 1987)
and Treasurer (from March 1985) of the Manager; Vice President (from June 1983) and Treasurer (from March 1985) of
OppenheimerFunds, Distributor, Inc., a subsidiary of the Manager and the Fund's Distributor; Senior Vice President
(from February 1992), Treasurer (from July 1991) Assistant Secretary and a director (from December 1991) of
Centennial Asset Management Corporation; Vice President (from October 1989) and Treasurer (from April 1986) of
HarbourView Asset Management Corporation; President, Treasurer and a director of Centennial Capital Corporation
(from June 1989); Vice President and Treasurer (from August 1978) and Secretary (from April 1981) of Shareholder
Services, Inc.; Vice President, Treasurer and Secretary of Shareholder Financial Services, Inc. (from November
1989); Assistant Treasurer of Oppenheimer Acquisition Corp. (from March 1998); Treasurer of Oppenheimer
Partnership Holdings, Inc. (from November 1989); Vice President and Treasurer of Oppenheimer Real Asset
Management, Inc. (from July 1996); Treasurer of OppenheimerFunds International Ltd. and Oppenheimer Millennium
Funds plc (from October 1997).

Edward L. Cameron, Trustee, Age: 63.
6803 South Tucson Way, Englewood, Colorado 80112
Formerly (from 1974-1999) a partner with PricewaterhouseCoopers LLC (an accounting firm) and Chairman, Price
Waterhouse LLP Global Investment management Industry Services Group (from 1994-1998).

Jon S. Fossel, Trustee, Age: 59.
6803 South Tucson Way, Englewood, Colorado 80112
Formerly (until October 1990) Chairman and a director of the Manager, President and a director of Oppenheimer
Acquisition Corp., the Manager's parent holding company, and Shareholder Services, Inc. and Shareholder Financial
Services, Inc., transfer agent subsidiaries of the Manager.

Sam Freedman, Trustee, Age: 61.
6803 South Tucson Way, Englewood, Colorado 80112
Formerly (until October 1994) Chairman and Chief Executive Officer of OppenheimerFunds Services, Chairman, Chief
Executive Officer and a director of Shareholder Services, Inc., Chairman, Chief Executive Officer and director of
Shareholder Financial Services, Inc., Vice President and director of Oppenheimer Acquisition Corp. and a director of
OppenheimerFunds, Inc.

C. Howard Kast, Trustee, Age: 79.
6803 South Tucson Way, Englewood, Colorado 80112
Formerly Managing Partner of Deloitte, Haskins and Sells (an accounting firm).

Robert M. Kirchner, Trustee, Age: 80.
6803 South Tucson Way, Englewood, Colorado 80112
President of The Kirchner Company (management consultants).

F. William Marshall, Jr., Trustee Age: 59.
6803 South Tucson Way, Englewood, Colorado 80112
Formerly (until 1999) Chairman of SIS and Family Bank, F.S.B. (formerly SIS Bank); President, Chief Executive
Officer and Director of SIS Bankcorp., Inc. and SIS Bank (formerly Springfield Institution for Savings)
(1993-1999); Executive Vice President (until 1999) of Peoples Heritage Financial Group, Inc.; Chairman and Chief
Executive Office of Bank of Ireland First Holdings, Inc. and First New Hampshire Banks (1990-1993); Trustee
(since 1996) of MassMutual Institutional Funds and of MML Series Investment Fund (open-end investment companies).

David P. Negri, Vice President and Portfolio Manager, Age: 47.
498 7th Avenue, New York, New York 10018
Senior Vice  President of the Manager  (since May 1998) and of  HarbourView  Asset  Management  Corporation  (since
April 1999); an officer and portfolio  manager of other Oppenheimer  funds;  formerly Vice President of the Manager
(July 1988 - May 1998).

Thomas P. Reedy, Vice President and Portfolio Manager, Age: 39.
498 7th Avenue, New York, New York 10018
Vice President of the Manager (since June 1993) and of HarbourView Asset Management Corporation (since April
1999); an officer and portfolio manager of other Oppenheimer funds.

Brian W. Wixted, Treasurer, Principal Financial and Accounting Officer, Age: 42.
6803 South Tucson Way, Englewood, Colorado 80112
Senior Vice President and Treasurer (since March 1999) of the Manager; Treasurer (since March 1999) of
HarbourView Asset Management Corporation, Shareholder Services, Inc., Oppenheimer Real Asset Management
Corporation, Shareholder Financial Services, Inc. and Oppenheimer Partnership Holdings, Inc., and of OFI Private
Investments, Inc. (since March 2000) and of OppenheimerFunds International Ltd. and Oppenheimer Millennium Funds
plc (since May 2000); Treasurer (since May 2000) of Oppenheimer Trust Company; Assistant Treasurer (since March
1999) of Oppenheimer Acquisition Corporation and of Centennial Asset Management Corporation; an officer of other
Oppenheimer funds; formerly Principal and Chief Operating Officer, Bankers Trust Company - Mutual Fund Services
Division (March 1995 - March 1999); Vice President and Chief Financial Officer of CS First Boston Investment
Management Corp. (September 1991 - March 1995).

Robert G. Zack, Vice President and Secretary, Age: 53.
498 7th Avenue, New York, New York 10018
Acting General Counsel (from November 1, 2001), Senior Vice President (since May 1985) of OppenheimerFunds, Inc.;
Assistant Secretary of Shareholder Services, Inc. (since May 1985), Shareholder Financial Services, Inc. (since
November 1989); OppenheimerFunds International Ltd. and Oppenheimer Millennium Funds plc (since October 1997);
Formerly Associate General Counsel (from May 1981 - October 2001), an officer of other Oppenheimer funds.

Robert J. Bishop, Assistant Treasurer, Age: 43.
6803 South Tucson Way, Englewood, Colorado 80112
Vice President of the Manager/Mutual Fund Accounting (since May 1996); an officer of other Oppenheimer funds;
formerly an Assistant Vice President of the Manager/Mutual Fund Accounting (April 1994 - May 1996), and a Fund
Controller for the Manager.

Scott T. Farrar, Assistant Treasurer, Age: 36.
6803 South Tucson Way, Englewood, Colorado 80112
Vice President of the Manager/Mutual Fund Accounting (since May 1996); Assistant Treasurer of Oppenheimer
Millennium Funds plc (since October 1997); an officer of other Oppenheimer Funds; formerly an Assistant Vice
President of the Manager/Mutual Fund Accounting (April 1994 - May 1996), and a Fund Controller for the Manager.

|X|      Remuneration of Trustees.  The officers of the Fund and two of the Trustees of the Fund (Messrs. Murphy
and Swain) are affiliated with the Manager and receive no salary or fee from the Fund The remaining Trustees of the Fund received the compensation shown below.  The compensation from the Fund was paid during its fiscal year ended June 30, 2001.  The compensation from all of the Denver-based Oppenheimer funds includes compensation received as a director, trustee, managing general partner or member of a committee of the Board during the calendar year 2000.

--------------------------------------------- --------------------------- -----------------------------------
                                                                             Total Compensation from all
                                                                                     Denver-Based
Trustee/Director's Name and Other Positions     Aggregate Compensation            Oppenheimer Funds2
                                                      from Fund1                      (39 Funds)
--------------------------------------------- --------------------------- -----------------------------------
--------------------------------------------- --------------------------- -----------------------------------
William L. Armstrong                                    $4,736                         $49,270
     Review Committee Member
--------------------------------------------- --------------------------- -----------------------------------
--------------------------------------------- --------------------------- -----------------------------------
Robert G. Avis                                          $5,530                         $72,000
     Review Committee Member
--------------------------------------------- --------------------------- -----------------------------------
--------------------------------------------- --------------------------- -----------------------------------
George C. Bowen                                         $4,778                         $55,948
     Review Committee Member
--------------------------------------------- --------------------------- -----------------------------------
--------------------------------------------- --------------------------- -----------------------------------
Edward L. Cameron                                       $3,639                         $26,709
     Audit Committee Chairman
--------------------------------------------- --------------------------- -----------------------------------
--------------------------------------------- --------------------------- -----------------------------------
Jon S. Fossel                                           $5,995                         $77,880
     Review Committee Chairman
--------------------------------------------- --------------------------- -----------------------------------
--------------------------------------------- --------------------------- -----------------------------------
Sam Freedman                                            $6,272                         $80,100
     Review Committee Member
--------------------------------------------- --------------------------- -----------------------------------
--------------------------------------------- --------------------------- -----------------------------------
C. Howard Kast                                          $6,650                         $86,150
     Audit Committee Member
--------------------------------------------- --------------------------- -----------------------------------
--------------------------------------------- --------------------------- -----------------------------------
Robert M. Kirchner                                      $6,032                         $76,950
--------------------------------------------- --------------------------- -----------------------------------
--------------------------------------------- --------------------------- -----------------------------------
F. William Marshall                                     $2,454                          $3,768
     Audit Committee Member
--------------------------------------------- --------------------------- -----------------------------------
* Effective July 1, 2000, William A. Baker and Ned M. Steel resigned as Trustees of the Fund and subsequently became Trustees Emeritus of the Fund. For the fiscal year ended June 30, 2001 Messrs. Baker and Steel each received $4,365 aggregate compensation from the Fund and for the calendar year ended December 31, 2000, they each received $63,999 total compensation from all Denver-based Oppenheimer funds. Effective April 5, 2001 Raymond
Kalinowski resigned as Trustee of the Fund. For the fiscal year ended June 30, 2001 Mr. Kalinowski received
$4,285 aggregate compensation from the Fund and for the calendar year ended December 31, 2000, he received
$73,500 total compensation from all Denver-based Oppenheimer funds.
1.       For the Fund's fiscal year ended 06/30/01.
2.       For the 2000 calendar year.

         o    Deferred Compensation Plan for Trustees.  The Board of Trustees has adopted a Deferred Compensation
Plan for disinterested Trustees that enables them to elect to defer receipt of all or a portion of the annual fees they are entitled to receive from the Fund.  Under the plan, the compensation deferred by a Trustee is periodically adjusted as though an equivalent amount had been invested in shares of one or more Oppenheimer funds selected by the Trustee.  The amount paid to the Trustee under this plan will be determined based upon the performance of the selected funds.

         Deferral of Trustees' fees under this plan will not materially affect the Fund's assets, liabilities or net income per share.  This plan will not obligate the Fund to retain the services of any Trustee or to pay any particular level of compensation to any Trustee.  Pursuant to an Order issued by the Securities and Exchange
Commission, the Fund may invest in the funds selected by the Trustee under this plan without shareholder approval for the limited purpose of determining the value of the Trustees' deferred fee accounts.

         o    Major Shareholders. As of October 9, 2001 the only persons who owned of record or was known by the
Fund to own beneficially 5% or more of any class of the Fund's outstanding shares were:

      Merrill Lynch Pierce Fenner and Smith, 4800 Deer Lake Drive E., 3rd Floor,  Jacksonville,  Florida 32246, which owned  2,407,329.677Class  B  (representing  approximately  6.36%  of the  Fund's  then-outstanding  Class  B shares),  for the  benefit  of its  customers  and  also  owned  1,015,539.193Class  C  shares  (representing approximately 10.49% of the Fund's then-outstanding Class C shares), for the benefit of its customers.

      RPSS TR Compass  Medical Group 401K / PSP, 500 Belmont St. Suite.  150,  Brockton,  MA 02301-4953,  who owned
      10,879.149 Class N shares (representing approximately 38.64% of the Fund's then-outstanding Class N shares).

      RPSS TR FBO  ROLLOVER  IRA  Donald L.  Zust,  15404  Bealle  Hill Rd.,  Accokeek,  MD  20607-9546,  who owned
      6,611.690 Class N shares (representing approximately 23.48% of the Fund's then-outstanding Class N shares).

      RPSS TR FBO IRA Joseph N. Tygett,  1945 Robinhood Cir., Cape  Girardeau,  MO 63701-2509,  who owned 4,470.564
      Class N shares (representing approximately 15.87% of the Fund's then-outstanding Class N shares).

      RPSS TR SEP IRA Joe N. Tygett MD FBO Joseph N. Tygett,  1945 Robinhood Cir.,  Cape Girardeau,  MO 63701-2509,
      who owned 3,000.206 Class N shares (representing  approximately 10.65% of the Fund's  then-outstanding  Class
      N shares).

      Massachusetts  Mutual Life Insurance  Company,  1295 State Street,  Springfield,  Massachusetts  01111, which owned  4,217,358.597Class Y shares (representing  approximately 96.72% of the Fund's then-outstanding Class Y shares).

The Manager. The Manager is wholly-owned by Oppenheimer Acquisition Corp., a holding company controlled by
Massachusetts Mutual Life Insurance Company.

|X|      Code of Ethics. The Fund, the Manager and the Distributor have a Code of Ethics.  It is designed to detect and prevent improper personal trading by certain employees, including portfolio managers, that would compete with or take advantage of the Fund's portfolio transactions. Covered persons include persons with knowledge of the investments and investment intentions of the Fund and other funds advised by the Manager.  The
Code of Ethics does permit personnel subject to the Code to invest in securities, including securities that may be purchased or held by the Fund, subject to a number of restrictions and controls. Compliance with the Code of
Ethics is carefully monitored and enforced by the Manager.

              The Code of Ethics is an exhibit to the Fund's registration statement filed with the Securities and
Exchange Commission and can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. You can
obtain information about the hours of operation of the Public Reference Room by calling the SEC at
1.202.942.8090. The Code of Ethics can also be viewed as part of the Fund's registration statement on the SEC's
EDGAR database at the SEC's Internet website at HTTP://WWW.SEC.GOV. Copies may be obtained, after paying a
                                                ------------------
duplicating fee, by electronic request at the following E-mail address: PUBLICINFO@SEC.GOV., or by writing to the
                                                                        -------------------
SEC's Public Reference Section, Washington, D.C. 20549-0102.

|X|      The Investment Advisory Agreement.   The Manager provides investment advisory and management services to the Fund under an investment advisory agreement between the Manager and the Fund.  The Manager selects securities for the Fund's portfolio and handles its day-to-day business. The portfolio managers of the Fund are employed by the Manager and are the persons who are principally responsible for the day-to-day management of the Fund's portfolio.  Other members of the Manager's Fixed-Income Portfolio Team provide the portfolio managers with counsel and support in managing the Fund's portfolio.

      The agreement requires the Manager, at its expense, to provide the Fund with adequate office space, facilities and equipment.  It also requires the Manager to provide and supervise the activities of all administrative and clerical personnel required to provide effective administration for the Fund. Those responsibilities include the compilation and maintenance of records with respect to its operations, the preparation and filing of specified reports, and composition of proxy materials and registration statements for continuous public sale of shares of the Fund.

      The Fund pays expenses not expressly assumed by the Manager under the advisory agreement. The advisory agreement lists examples of expenses paid by the Fund. The major categories relate to interest, taxes, brokerage commissions, fees to certain Trustees, legal and audit expenses, custodian and transfer agent expenses, share issuance costs, certain printing and registration costs and non-recurring expenses, including litigation costs.
The management fees paid by the Fund to the Manager are calculated at the rates described in the Prospectus, which are applied to the assets of the Fund as a whole. The fees are allocated to each class of shares based upon the relative proportion of the Fund's net assets represented by that class.

---------------------------------------- ----------------------------------------------------------------------------
Fiscal Year ended 6/30:                                Management Fees Paid to OppenheimerFunds, Inc.
---------------------------------------- ----------------------------------------------------------------------------
---------------------------------------- ----------------------------------------------------------------------------
                 1999                                                    $11,127,057
---------------------------------------- ----------------------------------------------------------------------------
---------------------------------------- ----------------------------------------------------------------------------
                 2000                                                    $10,743,241
---------------------------------------- ----------------------------------------------------------------------------
---------------------------------------- ----------------------------------------------------------------------------
                 2001                                                    $9,796,423
---------------------------------------- ----------------------------------------------------------------------------

      The investment advisory agreement states that in the absence of willful misfeasance, bad faith, gross negligence in the performance of its duties or reckless disregard of its obligations and duties under the investment advisory agreement, the Manager is not liable for any loss the Fund sustains for any investment, adoption of any investment policy, or the purchase, sale or retention of any security.

      The agreement permits the Manager to act as investment adviser for any other person, firm or corporation and to use the name "Oppenheimer" in connection with other investment companies for which it may act as investment adviser or general distributor.  If the Manager shall no longer act as investment adviser to the Fund, the Manager may withdraw the right of the Fund to use the name "Oppenheimer" as part of its name.

Brokerage Policies of the Fund

Brokerage Provisions of the Investment Advisory Agreement.  One of the duties of the Manager under the investment advisory agreement is to arrange the portfolio transactions for the Fund.  The advisory agreement contains provisions relating to the employment of broker-dealers to effect the Fund's portfolio transactions.  The Manager is authorized by the advisory agreement to employ broker-dealers, including "affiliated" brokers, as that term is defined in the Investment Company Act. The Manager may employ broker-dealers that the Manager thinks, in its best judgment based on all relevant factors, will implement the policy of the Fund to obtain, at reasonable expense, the "best execution" of the Fund's portfolio transactions.  "Best execution" means prompt and reliable execution at the most favorable price obtainable.  The Manager need not seek competitive commission bidding.  However, it is expected to be aware of the current rates of eligible brokers and to minimize the commissions paid to the extent consistent with the interests and policies of the Fund as established by its Board of Trustees.

         Under the investment advisory agreement, the Manager may select brokers (other than affiliates) that provide brokerage and/or research services for the Fund and/or the other accounts over which the Manager or its affiliates have investment discretion.  The commissions paid to such brokers may be higher than another qualified broker would charge, if the Manager makes a good faith determination that the commission is fair and reasonable in relation to the services provided. Subject to those considerations, as a factor in selecting brokers for the
Fund's portfolio transactions, the Manager may also consider sales of shares of the Fund and other investment companies for which the Manager or an affiliate serves as investment adviser.

Brokerage Practices Followed by the Manager.  The Manager allocates brokerage for the Fund subject to the provisions of the investment advisory agreement and the procedures and rules described above.  Generally, the
Manager's portfolio traders allocate brokerage based upon recommendations from the Manager's portfolio managers.
In certain instances, portfolio managers may directly place trades and allocate brokerage. In either case, the
Manager's executive officers supervise the allocation of brokerage.

      Transactions in securities other than those for which an exchange is the primary market are generally done with principals or market makers.  In transactions on foreign exchanges, the Fund may be required to pay fixed brokerage commissions and therefore would not have the benefit of negotiated commissions available in U.S.
markets.  Brokerage commissions are paid primarily for transactions in listed securities or for certain fixed-income agency transactions in the secondary market.  Otherwise brokerage commissions are paid only if it appears likely that a better price or execution can be obtained by doing so.  In an option transaction, the Fund ordinarily uses the same broker for the purchase or sale of the option and any transaction in the securities to which the option relates.  Other funds advised by the Manager have investment policies similar to those of the
Fund. Those other funds may purchase or sell the same securities as the Fund at the same time as the Fund, which could affect the supply and price of the securities. If two or more funds advised by the Manager purchase the same security on the same day from the same dealer, the transactions under those combined orders are averaged as to price and allocated in accordance with the purchase or sale orders actually placed for each account.

      Most purchases of debt obligations are principal transactions at net prices.  Instead of using a broker for those transactions, the Fund normally deals directly with the selling or purchasing principal or market maker unless the Manager determines that a better price or execution can be obtained by using the services of a broker.  Purchases of portfolio securities from underwriters include a commission or concession paid by the issuer to the underwriter.  Purchases from dealers include a spread between the bid and asked prices.  The Fund seeks to obtain prompt execution of these orders at the most favorable net price.

        The investment advisory agreement permits the Manager to allocate brokerage for research services. The investment research services provided by a particular broker may be useful only to one or more of the advisory accounts of the Manager and its affiliates. The investment research received for the commissions of those other accounts may be useful both to the Fund and one or more of the Manager's other accounts.  Investment research may be supplied to the Manager by a third party at the instance of a broker through which trades are placed.

        Investment research services include information and analysis on particular companies and industries as well as market or economic trends and portfolio strategy, market quotations for portfolio evaluations, information systems, computer hardware and similar products and services. If a research service also assists the
Manager in a non-research capacity (such as bookkeeping or other administrative functions), then only the percentage or component that provides assistance to the Manager in the investment decision-making process may be paid in commission dollars.

        The Board of Trustees permits the Manager to use stated commissions on secondary fixed-income agency trades to obtain research if the broker represents to the Manager that: (i) the trade is not from or for the broker's own inventory, (ii) the trade was executed by the broker on an agency basis at the stated commission, and (iii) the trade is not a riskless principal transaction. The Board of Trustees permits the Manager to use concessions on fixed-price offerings to obtain research, in the same manner as is permitted for agency transactions.

        The research services provided by brokers broadens the scope and supplements the research activities of the Manager. That research provides additional views and comparisons for consideration, and helps the Manager to obtain market information for the valuation of securities that are either held in the Fund's portfolio or are being considered for purchase.  The Manager provides information to the Board about the commissions paid to brokers furnishing such services, together with the Manager's representation that the amount of such commissions was reasonably related to the value or benefit of such services.

---------------------------------------- -----------------------------------------------------------------------------
        Fiscal Year Ended 6/30:                         Total Brokerage Commissions Paid by the Fund1
---------------------------------------- -----------------------------------------------------------------------------
---------------------------------------- -----------------------------------------------------------------------------
                 1999                                                      $121,394
---------------------------------------- -----------------------------------------------------------------------------
---------------------------------------- -----------------------------------------------------------------------------
                 2000                                                      $53,5192
---------------------------------------- -----------------------------------------------------------------------------
---------------------------------------- -----------------------------------------------------------------------------
                 2001                                                      $489,436
---------------------------------------- -----------------------------------------------------------------------------
1.       Amounts do not include spreads or commissions on principal transactions on a net trade basis.
2.       In the fiscal year ended 6/30/01,  the amount of  transactions  directed to brokers for research  services was $584,013 and the amount of the commissions paid to broker-dealers for those services was $4,000.

Distribution and Service Plans

The Distributor. Under its General Distributor's Agreement with the Fund, the Distributor acts as the Fund's principal underwriter in the continuous public offering of the different classes of shares of the Fund. The
Distributor bears the expenses normally attributable to sales, including advertising and the cost of printing and mailing prospectuses, other than those furnished to existing shareholders. The Distributor is not obligated to sell a specific number of shares.  Expenses normally attributable to sales are borne by the Distributor.

      The  compensation  paid to (or retained by) the  Distributor  from the sale of shares or on the redemption of shares during the Fund's three most recent fiscal years are shown in the tables below.

--------------- ----------------------- -----------------------
Fiscal Year     Aggregate Front-End     Class A Front-End
                                        Sales Charges
Ended 6/30:     Sales Charges on        Retained by
                Class A Shares          Distributor
--------------- ----------------------- -----------------------
--------------- ----------------------- -----------------------
     1999             $3,108,752               $833,775
--------------- ----------------------- -----------------------
--------------- ----------------------- -----------------------
     2000             $1,624,414               $460,832
--------------- ----------------------- -----------------------
--------------- ----------------------- -----------------------
     2001             $1,872,242              $507,0671
--------------- ----------------------- -----------------------
1.       Includes amounts retained by a broker-dealer that is an affiliate or a parent of the Distributor.

-------------- ------------------------ ------------------------ ----------------------- ------------------------
Fiscal Year    Concessions on Class A   Concessions on Class B   Concessions on Class    Concessions on Class N
Ended 6/30:    Shares Advanced by       Shares Advanced by       C Shares Advanced by    Shares Advanced by
               Distributor1             Distributor1             Distributor1            Distributor1
-------------- ------------------------ ------------------------ ----------------------- ------------------------
-------------- ------------------------ ------------------------ ----------------------- ------------------------
    1999              $172,062                $6,304,443                $521,622                   N/A
-------------- ------------------------ ------------------------ ----------------------- ------------------------
-------------- ------------------------ ------------------------ ----------------------- ------------------------
    2000              $132,464                $2,915,095                $230,485                   N/A
-------------- ------------------------ ------------------------ ----------------------- ------------------------
-------------- ------------------------ ------------------------ ----------------------- ------------------------
    2001              $190,052                $3,149,905                $285,892                 $1,4732
-------------- ------------------------ ------------------------ ----------------------- ------------------------
1.       The  Distributor  advances  concession  payments to dealers  for  certain  sales of Class A shares and for sales of Class B, Class C and Class N shares from its own resources at the time of sale.
2.       The inception date of Class N shares was March 1, 2001.

-------------- ------------------------ ----------------------- ------------------------ -------------------------
Fiscal   Year  Class A Contingent       Class B Contingent      Class C Contingent       Class N Contingent
                                        Deferred Sales
Ended 6/30     Deferred Sales Charges   Charges Retained by     Deferred Sales Charges   Deferred Sales Charges
               Retained by Distributor  Distributor             Retained by Distributor  Retained by Distributor
-------------- ------------------------ ----------------------- ------------------------ -------------------------
-------------- ------------------------ ----------------------- ------------------------ -------------------------
    2001               $15,192                $1,115,365                $31,784                     $0
-------------- ------------------------ ----------------------- ------------------------ -------------------------

Distribution  and  Service  Plans.  The Fund has  adopted a Service  Plan for Class A shares and  Distribution  and
Service  Plans for Class B, Class C and Class N shares  under  Rule  12b-1 of the  Investment  Company  Act.  Under those  plans the Fund pays the  Distributor  for all or a portion  of its costs  incurred  in  connection  with the distribution  and/or servicing of the shares of the particular  class. Each plan has been approved by a vote of the
Board of Trustees, including a majority of the Independent Trustees3, cast in person at a  meeting  called  for the purpose of voting on that plan.

      Under the plans,  the  Manager  and the  Distributor  may make  payments  to  affiliates  and,  in their sole discretion,  from time to time,  may use their own  resources  (at no direct cost to the fund) to make  payments to brokers,  dealers or other financial  institutions for distribution and administrative  services they perform.  The
Manager  may use its profits  from the  advisory  fee it  receives  from the Fund.  In their sole  discretion,  the
Distributor  and the Manager may increase or decrease the amount of payments  they make from their own resources to plan recipients.

      Unless a plan is terminated as described  below,  the plan  continues in effect from year to year but only if the Fund's Board of Trustees and its Independent  Trustees  specifically  vote annually to approve its continuance.
Approval must be by a vote cast in person at a meeting  called for the purpose of voting on continuing  the plan. A plan may be  terminated  at any time by the vote of a majority  of the  Independent  Trustees or by the vote of the holders of a "majority" (as defined in the Investment Company Act) of the outstanding shares of that class.

      The Board of Trustees  and the  Independent  Trustees  must  approve all material  amendments  to a plan.  An amendment to increase  materially  the amount of payments to be made under a plan must be approved by  shareholders of the class  affected by the  amendment.  Because  Class B shares of the Fund  automatically  convert into Class A shares  after six (6) years,  the Fund must  obtain the  approval  of both Class A and Class B  shareholders  for a proposed  material  amendment to the Class A Plan that would  materially  increase  payments  under the Plan.  That approval must be by a "majority"  (as defined in the  Investment  Company Act) of the shares of each Class,  voting separately by class.

      While the plans are in effect,  the  Treasurer  of the Fund shall  provide  separate  written  reports on the plans to the Board of  Trustees at least  quarterly  for its review.  The  Reports  shall  detail the amount of all payments  made under a plan,  and the purpose for which the payments  were made.  Those  reports are subject to the review and approval of the Independent Trustees.

      Each plan states that while it is in effect,  the selection and  nomination of those Trustees of the Fund who are not  "interested  persons" of the Fund is committed to the discretion of the  Independent  Trustees.  This does not prevent the  involvement of others in the selection and nomination  process as long as the final decision as to selection or nomination is approved by a majority of the Independent Trustees.

      Under the plan for a class,  no payment will be made to any  recipient in any quarter in which the  aggregate net asset  value of all Fund  shares of that class held by the  recipient  for  itself and its  customers  does not exceed a minimum amount, if any, that may be set from time to time by a majority of the Independent  Trustees.  The
Board of Trustees has set no minimum amount of assets to qualify for payments  under the plans.

|X|      Class A Service  Plan.  Under  the  Class A  service  plan,  the  Distributor  currently  uses the fees it receives  from the Fund to pay  brokers,  dealers  and  other  financial  institutions  (they  are  referred  to as
"recipients")  for personal  services and account  maintenance  services they provide for their  customers who hold
Class A shares.  The services include,  among others,  answering  customer  inquiries about the Fund,  assisting in establishing  and  maintaining  accounts in the Fund,  making the Fund's  investment  plans available and providing other  services  at the  request of the Fund or the  Distributor.  While the plan  permits  the Board to  authorize payments to the  Distributor  to reimburse  itself for services  under the plan, the Board has not yet done so. The
Distributor  makes  payments to plan  recipients  quarterly  at an annual  rate not to exceed  0.25% of the average annual net assets consisting of Class A shares held in the accounts of the recipients or their customers.

      For the fiscal year ended June 30, 2001,  payments  under the Class A Plan totaled  $2,488,861,  all of which was paid by the  Distributor  to  recipients.  That  included  $62,172 paid to an  affiliate  of the  Distributor's parent  company.  Any  unreimbursed  expenses the  Distributor  incurs with respect to Class A shares in any fiscal year cannot be recovered in subsequent  years.  The  Distributor  may not use payments  received  under the Class A
Plan to pay any of its interest expenses, carrying charges, or other financial costs, or allocation of overhead.

|X|      Class  B,  Class C and  Class N  Service  and  Distribution  Plans.  Under  each  plan,  service  fees and distribution  fees  are  computed  on the  average  of the net  asset  value of  shares  in the  respective  class, determined  as of the close of each  regular  business  day  during  the  period.  The Class B, Class C and Class N plans  provide  for the  Distributor  to be  compensated  at a flat rate,  whether the  Distributor's  distribution expenses  are more or less than the amounts  paid by the Fund under the plan during the period for which the fee is paid.  The types of  services  that  recipients  provide  are similar to the  services  provided  under the Class A service plan, described above.

         Each Plan permits the Distributor to retain both the asset-based sales charges and the service fees or to pay recipients the service fee on a quarterly basis, without payment in advance.  However, the Distributor currently intends to pay the service fee to recipients in advance for the first year after Class B, Class C and
Class N shares are purchased.  After the first year Class B, Class C or Class N shares are outstanding, after their purchase, the Distributor makes service fee payments quarterly on those shares.  The advance payment is based on the net asset value of shares sold. Shares purchased by exchange do not qualify for the advance service fee payment. If Class B, Class C or Class N shares are redeemed during the first year after their purchase, the recipient of the service fees on those shares will be obligated to repay the Distributor a pro rata portion of the advance payment of the service fee made on those shares.

         The asset-based sales charge and service fees increase Class B and Class C expenses by 1.00% and the asset-based sales charge and, effective November 1, 2001 the service fee, increases Class N expenses by 0.50% of the net assets per year of the respective class.

         The Distributor retains the asset-based sales charge on Class B and Class N shares. The Distributor retains the asset-based sales charge on Class C shares during the first year the shares are outstanding. It pays the asset-based sales charge as an ongoing concession to the recipient on Class C shares outstanding for a year or more. If a dealer has a special agreement with the Distributor, the Distributor will pay the Class B, Class C and/or Class N service fee and the asset-based sales charge to the dealer quarterly in lieu of paying the sales concessions and service fee in advance at the time of purchase.

         The asset-based sales charges on Class B, Class C and Class N shares allow investors to buy shares without a front-end sales charge while allowing the Distributor to compensate dealers that sell those shares. The
Fund pays the asset-based sales charges to the Distributor for its services rendered in distributing each class of shares. The payments are made to the Distributor in recognition that the Distributor:
o        pays sales concessions to authorized brokers and dealers at the time of sale and pays service fees as described above,
o        may finance payment of sales concessions and/or the advance of the service fee payment to recipients under the plans, or may provide such financing from its own resources or from the resources of an affiliate,
o        employs personnel to support distribution of Class B, Class C and Class N shares, and
o        bears the costs of sales literature, advertising and prospectuses (other than those furnished to current shareholders) and state "blue sky" registration fees and certain other distribution expenses.

         When  Class  B,  Class C or Class N shares  are sold  without  the  designation  of a  broker-dealer,  the
Distributor is automatically  designated as the  broker-dealer of record.  In those cases, the Distributor  retains the service fee and asset-based sales charge paid on Class B, Class C and Class N shares.

         The  Distributor's  actual  expenses  in selling  Class B, Class C and Class N shares may be more than the payments it receives from the  contingent  deferred  sales charges  collected on redeemed  shares and from the Fund under the plans.  If either the Class B, Class C or Class N plan is terminated  by the Fund,  the Board of Trustees may allow the Fund to  continue  payments of the  asset-based  sales  charge to the  Distributor  for  distributing shares before the plan was terminated.

----------------------------------------------------------------------------------------------------------------------
                        Distribution Fees Paid to the Distributor for the Year Ended 6/30/01*
----------------------------------------------------------------------------------------------------------------------
------------------- --------------------- ---------------------- ---------------------------- ------------------------
Class:              Total Payments        Amount Retained by     Distributor's Aggregate      Distributor's
                                                                                              Unreimbursed Expenses
                                                                 Unreimbursed Expenses        as % of Net Assets of
                    Under Plan            Distributor            Under Plan                   Class
------------------- --------------------- ---------------------- ---------------------------- ------------------------
------------------- --------------------- ---------------------- ---------------------------- ------------------------
Class B Plan             $4,158,276            $3,288,5191               $15,580,331                   4.03%
------------------- --------------------- ---------------------- ---------------------------- ------------------------
------------------- --------------------- ---------------------- ---------------------------- ------------------------
Class C Plan              $836,427              $230,4732                $1,924,409                    2.12%
------------------- --------------------- ---------------------- ---------------------------- ------------------------
------------------- --------------------- ---------------------- ---------------------------- ------------------------
Class N Plan                $38                    N/A                       N/A                        N/A
------------------- --------------------- ---------------------- ---------------------------- ------------------------
1.       Includes $17,645 paid to an affiliate of the Distributor's parent company.
2.       Includes $7,834 paid to an affiliate of the Distributor's parent company.

      All payments  under the Class B and the Class C plans are subject to the  limitations  imposed by the Conduct
Rules of the  National  Association  of  Securities  Dealers,  Inc. on payments of  asset-based  sales  charges and service fees.

Performance of the Fund

Explanation  of Performance  Terminology.  The Fund uses a variety of terms to illustrate  its  performance.  These terms include  "standardized  yield," "dividend  yield," "average annual total return,"  "cumulative total return,"
"average  annual total  return at net asset value" and "total  return at net asset  value." An  explanation  of how yields and total returns are  calculated  is set forth below.  The charts below show the Fund's  performance  as of the Fund's most recent  fiscal  year end.  You can obtain  current  performance  information  by calling the Fund's
Transfer   Agent   at   1.800.525.7048   or   by   visiting   the    OppenheimerFunds    Internet   web   site   at
http://www.oppenheimerfunds.com.

         The  Fund's  illustrations  of its  performance  data in  advertisements  must  comply  with  rules of the
Securities and Exchange  Commission.  Those rules  describe the types of performance  data that may be used and how it is to be  calculated.  In  general,  any  advertisement  by the Fund of its  performance  data must  include the average  annual total returns for the advertised  class of shares of the Fund.  Those returns must be shown for the
1-, 5- and 10-year  periods  (or the life of the class,  if less)  ending as of the most  recently  ended  calendar quarter prior to the  publication  of the  advertisement  (or its  submission  for  publication).  Certain types of yields may also be shown, provided that they are accompanied by standardized average annual total returns.

         Use of  standardized  performance  calculations  enables an investor to compare the Fund's  performance to the  performance  of other funds for the same periods.  However,  a number of factors  should be considered  before using the Fund's performance information as a basis for comparison with other investments:

o        Yields and total returns measure the performance of a hypothetical account in the Fund over various periods and do not show the performance of each shareholder's account. Your account's performance will vary from the model performance data if your dividends are received in cash, or you buy or sell shares during the period, or you bought your shares at a different time and price than the shares used in the model.
o        The Fund's performance returns do not reflect the effect of taxes on dividends and capital gains distributions.
o        An investment in the Fund is not insured by the FDIC or any other government agency.
o        The principal value of the Fund's shares, and its yields and total returns are not guaranteed and normally will fluctuate on a daily basis.

o        When an investor's shares are redeemed, they may be worth more or less than their original cost.
o        Yields and total returns for any given past period represent historical performance information and are not, and should not be considered, a prediction of future yields or returns.

         The performance of each class of shares is shown separately, because the performance of each class of shares will usually be different. That is because of the different kinds of expenses each class bears. The yields and total returns of each class of shares of the Fund are affected by market conditions, the quality of the
Fund's investments, the maturity of those investments, the types of investments the Fund holds, and its operating expenses that are allocated to the particular class.

         |X|  Yields. The Fund uses a variety of different yields to illustrate its current returns. Each class of shares calculates its yield separately because of the different expenses that affect each class.

o        Standardized Yield.  The "standardized yield" (sometimes referred to just as "yield") is shown for a class of shares for a stated 30-day period.  It is not based on actual distributions paid by the Fund to shareholders in the 30-day period, but is a hypothetical yield based upon the net investment income from the
Fund's portfolio investments for that period.  It may therefore differ from the "dividend yield" for the same class of shares, described below.

         Standardized yield is calculated using the following formula set forth in rules adopted by the
Securities and Exchange Commission, designed to assure uniformity in the way that all funds calculate their yields:
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
                                                     [OBJECT OMITTED]0
-------------------------------------------------------------------------------------------------------------------

         The symbols above represent the following factors:

                  a = dividends and interest earned during the 30-day period.
                  b = expenses accrued for the period (net of any expense assumptions).
                  c = the average daily number of shares of that class outstanding during the 30-day period that were entitled to receive dividends.
                  d = the maximum offering price per share of that class on the last day of the period, adjusted for undistributed net investment income.

         The standardized yield for a particular 30-day period may differ from the yield for other periods.  The
SEC formula assumes that the standardized yield for a 30-day period occurs at a constant rate for a six-month period and is annualized at the end of the six-month period.  Additionally, because each class of shares is subject to different expenses, it is likely that the standardized yields of the Fund's classes of shares will differ for any 30-day period.

o        Dividend Yield.  The Fund may quote a "dividend yield" for each class of its shares. Dividend yield is based on the dividends paid on a class of shares during the actual dividend period. To calculate dividend yield, the dividends of a class declared during a stated period are added together, and the sum is multiplied by 12 (to annualize the yield) and divided by the maximum offering price on the last day of the dividend period.  The formula is shown below:

         Dividend Yield = dividends paid x 12/maximum offering price (payment date)

         The maximum offering price for Class A shares includes the current maximum initial sales charge.  The maximum offering price for Class B, Class C and Class N shares is the net asset value per share, without considering the effect of contingent deferred sales charges. There is no sales charge on Class Y shares.  The
Class A dividend yield may also be quoted without deducting the maximum initial sales charge.

   ----------------------------------------------------------------------------------------------------------
                            The Fund's Yields for the 30-Day Periods Ended 6/30/01*
   ----------------------------------------------------------------------------------------------------------
   ---------------- ------------------------------------------ ----------------------------------------------
   Class of Shares  Standardized Yield                         Dividend Yield
   ---------------- ------------------------------------------ ----------------------------------------------
   ---------------- ------------------- ---------------------- ---------------------- -----------------------
                    Without             After                  Without                After
                    Sales               Sales                  Sales                  Sales
                    Charge              Charge                 Charge                 Charge
   ---------------- ------------------- ---------------------- ---------------------- -----------------------
   ---------------- ------------------- ---------------------- ---------------------- -----------------------
   Class A                12.71%               12.09%                 12.21%                  11.63%
   ---------------- ------------------- ---------------------- ---------------------- -----------------------
   ---------------- ------------------- ---------------------- ---------------------- -----------------------
   Class B                11.90%                 N/A                  11.55%                   N/A
   ---------------- ------------------- ---------------------- ---------------------- -----------------------
   ---------------- ------------------- ---------------------- ---------------------- -----------------------
   Class C                11.91%                 N/A                  11.44%                   N/A
   ---------------- ------------------- ---------------------- ---------------------- -----------------------
   ---------------- ------------------- ---------------------- ---------------------- -----------------------
   Class N                13.00%                 N/A                  12.20%                   N/A
   ---------------- ------------------- ---------------------- ---------------------- -----------------------
   ---------------- ------------------- ---------------------- ---------------------- -----------------------
   Class Y                12.68%                 N/A                  12.25%                   N/A
   ---------------- ------------------- ---------------------- ---------------------- -----------------------

         |X|  Total Return Information.  There are different types of "total returns" to measure the Fund's performance. Total return is the change in value of a hypothetical investment in the Fund over a given period, assuming that all dividends and capital gains distributions are reinvested in additional shares and that the investment is redeemed at the end of the period. Because of differences in expenses for each class of shares, the total returns for each class are separately measured. The cumulative total return measures the change in value over the entire period (for example, ten years). An average annual total return shows the average rate of return for each year in a period that would produce the cumulative total return over the entire period. However, average annual total returns do not show actual year-by-year performance. The Fund uses standardized calculations for its total returns as prescribed by the SEC. The methodology is discussed below.

         In calculating total returns for Class A shares, the current maximum sales charge of 4.75% (as a percentage of the offering price) is deducted from the initial investment ("P" in the formula below) (unless the return is shown without sales charge, as described below). For Class B shares, payment of the applicable contingent deferred sales charge is applied, depending on the period for which the return is shown: 5.0% in the first year, 4.0% in the second year, 3.0% in the third and fourth years, 2.0% in the fifth year, 1.0% in the sixth year and none thereafter.  For Class C shares, the 1% contingent deferred sales charge is deducted for returns for the 1-year period. For Class N shares, the 1% contingent deferred sales charge is deducted for returns for the 1-year and life-of-class periods as applicable. There is no sales charge for Class Y shares.

o        Average Annual Total Return.  The "average annual total return" of each class is an average annual compounded rate of return for each year in a specified number of years.  It is the rate of return based on the change in value of a hypothetical initial investment of $1,000 ("P" in the formula below) held for a number of years ("n" in the formula) to achieve an Ending Redeemable Value ("ERV" in the formula) of that investment, according to the following formula:

-------------------------------------------------------------------------------------------------------------------
                                                          [OBJECT OMITTED]
-------------------------------------------------------------------------------------------------------------------
o        Cumulative Total Return.  The "cumulative total return" calculation measures the change in value of a hypothetical investment of $1,000 over an entire period of years.  Its calculation uses some of the same factors as average annual total return, but it does not average the rate of return on an annual basis.  Cumulative total return is determined as follows:

-------------------------------------------------------------------------------------------------------------------
                                                 [OBJECT OMITTED]
-------------------------------------------------------------------------------------------------------------------
o        Total Returns at Net Asset Value.  From time to time the Fund may also quote a cumulative or an average annual total return "at net asset value" (without deducting sales charges) for Class A, Class B, Class C or Class
N shares.  There is no sales charge on Class Y shares. Each is based on the difference in net asset value per share at the beginning and the end of the period for a hypothetical investment in that class of shares (without considering front-end or contingent deferred sales charges) and takes into consideration the reinvestment of dividends and capital gains distributions.

----------------------------------------------------------------------------------------------------------------------
                               The Fund's Total Returns for the Periods Ended 6/30/01*
----------------------------------------------------------------------------------------------------------------------
--------------- ------------------------ -----------------------------------------------------------------------------
Class of        Cumulative Total         Average Annual Total Returns
Shares          Returns (10 years or
                life-of-class)
--------------- ------------------------ -----------------------------------------------------------------------------
--------------- ------------------------ ------------------------- ------------------------- -------------------------
                                         1-Year                    5-Year                    10-Year
                                                                   (or life-of-class)        (or life-of-class)
--------------- ------------------------ ------------------------- ------------------------- -------------------------
--------------- ------------ ----------- ------------ ------------ ------------ ------------ ------------ ------------
                After        Without     After        Without      After        Without      After        Without
                Sales        Sales       Sales        Sales        Sales        Sales        Sales        Sales
                Charge       Charge      Charge       Charge       Charge       Charge       Charge       Charge
--------------- ------------ ----------- ------------ ------------ ------------ ------------ ------------ ------------
--------------- ------------ ----------- ------------ ------------ ------------ ------------ ------------ ------------
Class A1            106.14%     116.40%       -8.27%       -3.69%        3.11%        4.12%        7.50%        8.03%
--------------- ------------ ----------- ------------ ------------ ------------ ------------ ------------ ------------
--------------- ------------ ----------- ------------ ------------ ------------ ------------ ------------ ------------
Class B             54.30%2     54.30%2       -8.65%       -4.37%        3.05%        3.31%       5.46%2       5.46%2
--------------- ------------ ----------- ------------ ------------ ------------ ------------ ------------ ------------
--------------- ------------ ----------- ------------ ------------ ------------ ------------ ------------ ------------
Class C             26.32%3     26.32%3       -5.28%       -4.43%        3.31%        3.31%       4.21%3       4.21%3
--------------- ------------ ----------- ------------ ------------ ------------ ------------ ------------ ------------
--------------- ------------ ----------- ------------ ------------ ------------ ------------ ------------ ------------
Class N             -7.33%4     -6.43%4          N/A          N/A          N/A          N/A          N/A          N/A
--------------- ------------ ----------- ------------ ------------ ------------ ------------ ------------ ------------
--------------- ------------ ----------- ------------ ------------ ------------ ------------ ------------ ------------
Class Y              2.35%5         N/A       -3.57%          N/A        .63%5          N/A          N/A          N/A
--------------- ------------ ----------- ------------ ------------ ------------ ------------ ------------ ------------
1.       Inception of Class A: 7/28/78.
2.       Inception of Class B: 5/3/93.  Because  Class B convert to Class A shares 72 months  after  purchase,  the
     "life-of-class" return for Class B uses Class A performance for the period after conversion.
3.       Inception of Class C: 11/1/95
4.       Inception of Class N: 3/1/01
5.       Inception of Class Y: 10/15/97

Other  Performance   Comparisons.   The  Fund  compares  its  performance   annually  to  that  of  an  appropriate
broadly-based  market index in its Annual Report to  shareholders.  You can obtain that  information  by contacting the Transfer  Agent at the  addresses  or  telephone  numbers  shown on the cover of this  Statement of  Additional
Information.  The Fund may also  compare its  performance  to that of other  investments,  including  other  mutual funds,  or use  rankings  of its  performance  by  independent  ranking  entities.  Examples  of these  performance comparisons are set forth below.

|X|      Lipper  Rankings.  From time to time the Fund may publish the  ranking of the  performance  of its classes
of  shares  by  Lipper  Analytical   Services,   Inc.   ("Lipper")  based  on  investment   styles.   Lipper  is  a
widely-recognized  independent  mutual fund  monitoring  service.  Lipper  monitors  the  performance  of regulated investment  companies,  including the Fund,  and ranks their  performance  for various  periods based on categories based on  investment  styles.  The  Lipper  performance  rankings  are  based on total  returns  that  include  the reinvestment  of capital  gain  distributions  and  income  dividends  but do not take sales  charges or taxes into consideration.  Lipper also  publishes  "peer-group"  indices of the  performance of all mutual funds in a category that it monitors and averages of the performance of the funds in particular categories.

|X|      Morningstar  Ratings and Rankings.  From time to time the Fund may publish the ranking  and/or star rating of the  performance of its classes of shares by  Morningstar,  Inc.,  ("Morningstar")  an  independent  mutual fund monitoring  service.  Morningstar  rates and ranks  mutual funds in broad  investment  categories:  domestic  stock funds,  international  stock  funds,  taxable  bond funds and  municipal  bond  funds.  The Fund is included in the taxable bond funds category.

         Morningstar   proprietary  star  ratings  reflect  historical   risk-adjusted   total  investment  return.
Investment  return  measures a fund's (or class's) one-,  three-,  five- and ten-year  average annual total returns
(depending  on the  inception of the fund or class) in excess of ninety (90) day U.S.  Treasury  bill returns after considering  the fund's sales charges and  expenses.  Risk is measured by a fund's (or class's)  performance  below ninety (90) day U.S.  Treasury  bill  returns.  Risk and  investment  return are  combined to produce  star ratings reflecting  performance  relative to the other funds in the fund's  category.  Five stars is the "highest"  ranking
(top 10% of funds in a category),  four stars is "above  average"  (next  22.5%),  three stars is  "average"  (next
35%),  two stars is "below  average"  (next 22.5%) and one star is "lowest"  (bottom 10%).  The current star rating is the fund's (or  class's)  overall  rating,  which is the fund's  3-year  rating,  or its  combined 3- and 5-year rating  (weighted  60%/40%,  respectively),  or its combined  3-, 5-, and 10-year  ranking  (weighted  40%/30%/30%, respectively), depending on the inception date of the fund (or class).  Ratings are subject to change monthly.

         The Fund may also compare its total  return  ranking to that of other funds in its  Morningstar  category, in addition to its star  ratings.  Those total  return  rankings  are  percentages  from one percent to one hundred percent and are not risk adjusted.  For example,  if a fund is in the 94th  percentile,  that means that 94% of the funds in the same category performed better than it did.

|X|      Performance  Rankings and Comparisons by Other Entities and  Publications.  From time to time the Fund may include in its advertisements and sales literature  performance  information about the Fund cited in newspapers and other  periodicals such as The New York Times, The Wall Street Journal,  Barron's,  or similar  publications.  That information  may  include  performance  quotations  from  other  sources,  including  Lipper and  Morningstar.  The performance of the Fund's classes of shares may be compared in  publications  to the  performance of various market indices or other  investments,  and  averages,  performance  rankings or other  benchmarks  prepared by  recognized mutual fund statistical services.

         Investors may also wish to compare the returns on the Fund's share  classes to the return on  fixed-income investments  available  from banks and  thrift  institutions.  Those  include  certificates  of  deposit,  ordinary interest-paying  checking and savings  accounts,  and other forms of fixed or variable time  deposits,  and various other  instruments  such as Treasury  bills.  However,  the Fund's  returns and share price are not  guaranteed  or insured  by the FDIC or any other  agency  and will  fluctuate  daily,  while bank  depository  obligations  may be insured by the FDIC and may  provide  fixed  rates of return.  Repayment  of  principal  and payment of interest on
Treasury securities is backed by the full faith and credit of the U.S. government.

         From time to time, the Fund may publish  rankings or ratings of the Manager or Transfer Agent,  and of the investor services  provided by them to shareholders of the Oppenheimer  funds,  other than performance  rankings of the  Oppenheimer  funds  themselves.  Those  ratings or  rankings of  shareholder  and  investor  services by third parties may include  comparisons of their services to those provided by other mutual fund families  selected by the rating or ranking  services.  They may be based upon the opinions of the rating or ranking  service  itself,  using its research or judgment, or based upon surveys of investors, brokers, shareholders or others.

         From time to time the Fund may include in its advertisements and sales literature the total return performance of a hypothetical investment account that includes shares of the fund and other Oppenheimer funds.
The combined account may be part of an illustration of an asset allocation model or similar presentation. The account performance may combine total return performance of the Fund and the total return performance of other
Oppenheimer funds included in the account. Additionally, from time to time, the Fund's advertisements and sales literature may include, for illustrative or comparative purposes, statistical data or other information about general or specific market and economic conditions. That may include, for example,
o        information about the performance of certain securities or commodities markets or segments of those markets,
o        information about the performance of the economies of particular countries or regions,
o        the earnings of companies included in segments of particular industries, sectors, securities markets, countries or regions,
o        the availability of different types of securities or offerings of securities,
o        information relating to the gross national or gross domestic product of the United States or other countries or regions,
o        comparisons of various market sectors or indices to demonstrate performance, risk, or other characteristics of the Fund.

A B O U T  Y O U R  A C C O U N T

How to Buy Shares

Additional information is presented below about the methods that can be used to buy shares of the Fund. Appendix
C contains more information about the special sales charge arrangements offered by the Fund, and the circumstances in which sales charges may be reduced or waived for certain classes of investors.

AccountLink.  When shares are purchased through AccountLink, each purchase must be at least $25.  Shares will be purchased on the regular business day the Distributor is instructed to initiate the Automated Clearing House
("ACH") transfer to buy the shares.  Dividends will begin to accrue on shares purchased with the proceeds of ACH transfers on the business day the Fund receives Federal Funds for the purchase through the ACH system before the close of The New York Stock Exchange. The Exchange normally closes at 4:00 P.M., but may close earlier on certain days.  If Federal Funds are received on a business day after the close of the Exchange, the shares will be purchased and dividends will begin to accrue on the next regular business day.  The proceeds of ACH transfers are normally received by the Fund 3 days after the transfers are initiated.  The Distributor and the Fund are not responsible for any delays in purchasing shares resulting from delays in ACH transmissions.

Reduced Sales Charges.  As discussed in the Prospectus, a reduced sales charge rate may be obtained for Class A shares under Right of Accumulation and Letters of Intent because of the economies of sales efforts and reduction in expenses realized by the Distributor, dealers and brokers making such sales.  No sales charge is imposed in certain other circumstances described in Appendix C to this Statement of Additional Information because the
Distributor or dealer or broker incurs little or no selling expenses.

         |X|  Right of Accumulation. To qualify for the lower sales charge rates that apply to larger purchases of Class A shares, you and your spouse can add together:
o        Class A, Class B and Class N shares you purchase for your individual accounts (including IRAs and 403(b)
                  plans), or for your joint accounts, or for trust or custodial accounts on behalf of your children who are minors, and
o        Current purchases of Class A, Class B and Class N shares of the Fund and other Oppenheimer funds to reduce the sales charge rate that applies to current purchases of Class A shares, and
o        Class A, Class B and Class N shares of Oppenheimer funds you previously purchased subject to an initial or contingent deferred sales charge to reduce the sales charge rate for current purchases of
                  Class A shares, provided that you still hold your investment in one of the Oppenheimer funds.

         A fiduciary can count all shares purchased for a trust, estate or other fiduciary account (including one or more employee benefit plans of the same employer) that has multiple accounts. The Distributor will add the value, at current offering price, of the shares you previously purchased and currently own to the value of current purchases to determine the sales charge rate that applies. The reduced sales charge will apply only to current purchases. You must request it when you buy shares.

|X|      The Oppenheimer Funds.  The Oppenheimer funds are those mutual funds for which the Distributor acts as the distributor or the sub-Distributor and include the following:

Oppenheimer Bond Fund                                         Oppenheimer Municipal Bond Fund
Oppenheimer California Municipal Fund                         Oppenheimer New York Municipal Fund
Oppenheimer Capital Appreciation Fund                         Oppenheimer New Jersey Municipal Fund
Oppenheimer Capital Preservation Fund                         Oppenheimer Pennsylvania Municipal Fund
Oppenheimer Capital Income Fund                               Oppenheimer Quest Balanced Value Fund
Oppenheimer Champion Income Fund                              Oppenheimer Quest Capital Value Fund, Inc.
Oppenheimer Concentrated Growth Fund                          Oppenheimer Quest Global Value Fund, Inc.
Oppenheimer Convertible Securities Fund                       Oppenheimer Quest Opportunity Value Fund
Oppenheimer Developing Markets Fund                           Oppenheimer Quest Value Fund, Inc.
Oppenheimer Disciplined Allocation Fund                       Oppenheimer Real Asset Fund
Oppenheimer Discovery Fund                                    Oppenheimer Rochester National Municipals
Oppenheimer Emerging Growth Fund                              Oppenheimer Senior Floating Rate Fund
Oppenheimer Emerging Technologies Fund                        Oppenheimer Small Cap Value Fund
Oppenheimer Enterprise Fund                                   Oppenheimer Special Value Fund
Oppenheimer Europe Fund                                       Oppenheimer Strategic Income Fund
Oppenheimer Global Fund                                       Oppenheimer Total Return Fund, Inc.
Oppenheimer Global Growth and Income Fund                       Oppenheimer Trinity Core Fund
Oppenheimer Gold and Special Minerals Fund                      Oppenheimer Trinity Large Cap Growth Fund
Oppenheimer Growth Fund                                       Oppenheimer Trinity Value Fund
Oppenheimer High Yield Fund                                   Oppenheimer U.S. Government Trust
Oppenheimer Intermediate Municipal Fund                       Oppenheimer Value Fund
Oppenheimer International Bond Fund                           Limited-Term New York Municipal Fund
Oppenheimer International Growth Fund                         Rochester Fund Municipals
Oppenheimer International Small Company Fund                  OSM1- Gartmore Millennium Growth Fund II
Oppenheimer Limited-Term Government Fund                      OSM1 - Jennison Growth Fund
Oppenheimer Main Street Growth and Income Fund                  OSM1 - Mercury Advisors S and P 500 Index
Oppenheimer Main Street Opportunity Fund                      OSM1 - Mercury Advisors Focus Growth Fund
Oppenheimer Main Street Small Cap Fund                        OSM1 - QM Active Balanced Fund
Oppenheimer MidCap Fund                                       OSM1 - Salomon Brothers Capital Fund
Oppenheimer Multiple Strategies Fund
and the following money market funds:

Centennial America Fund, L. P.                                Centennial New York Tax Exempt Trust
Centennial California Tax Exempt Trust                        Centennial Tax Exempt Trust
Centennial Government Trust                                   Oppenheimer Cash Reserves
Centennial Money Market Trust                                 Oppenheimer Money Market Fund, Inc.

1 - "OSM" stands for Oppenheimer Select Managers

         There is an  initial  sales  charge on the  purchase  of Class A shares of each of the  Oppenheimer  funds described  above  except the money  market  funds.  Under  certain  circumstances  described  in this  Statement of
Additional  Information,  redemption  proceeds of certain  money  market fund shares may be subject to a contingent deferred sales charge.

Letters of Intent.  Under a Letter of Intent, if you purchase Class A shares or Class A and Class B shares of the
Fund and other Oppenheimer funds during a 13-month period, you can reduce the sales charge rate that applies to your purchases of Class A shares.  The total amount of your intended purchases of both Class A and Class B shares will determine the reduced sales charge rate for the Class A shares purchased during that period.  You can include purchases made up to 90 days before the date of the Letter.

         A Letter of Intent is an investor's statement in writing to the Distributor of the intention to purchase
Class A shares or Class A and Class B shares of the Fund (and other Oppenheimer funds) during a 13-month period
(the "Letter of Intent period"). At the investor's request, this may include purchases made up to 90 days prior to the date of the Letter.  The Letter states the investor's intention to make the aggregate amount of purchases of shares which, when added to the investor's holdings of shares of those funds, will equal or exceed the amount specified in the Letter.  Purchases made by reinvestment of dividends or distributions of capital gains and purchases made at net asset value without sales charge do not count toward satisfying the amount of the Letter.

         A Letter enables an investor to count the Class A and Class B shares purchased under the Letter to obtain the reduced sales charge rate on purchases of Class A shares of the Fund (and other Oppenheimer funds)
that applies under the Right of Accumulation to current purchases of Class A shares.  Each purchase of Class A shares under the Letter will be made at the offering price (including the sales charge) that applies to a single lump-sum purchase of shares in the amount intended to be purchased under the Letter.

         In submitting a Letter, the investor makes no commitment to purchase shares. However, if the investor's purchases of shares within the Letter of Intent period, when added to the value (at offering price) of the investor's holdings of shares on the last day of that period, do not equal or exceed the intended purchase amount, the investor agrees to pay the additional amount of sales charge applicable to such purchases. That amount is described in "Terms of Escrow," below (those terms may be amended by the Distributor from time to time).  The investor agrees that shares equal in value to 5% of the intended purchase amount will be held in escrow by the Transfer Agent subject to the Terms of Escrow.  Also, the investor agrees to be bound by the terms of the Prospectus, this Statement of Additional Information and the Application used for a Letter of Intent. If those terms are amended, as they may be from time to time by the Fund, the investor agrees to be bound by the amended terms and that those amendments will apply automatically to existing Letters of Intent.

         If the total eligible purchases made during the Letter of Intent period do not equal or exceed the intended purchase amount, the concessions previously paid to the dealer of record for the account and the amount of sales charge retained by the Distributor will be adjusted to the rates applicable to actual total purchases.
If total eligible purchases during the Letter of Intent period exceed the intended purchase amount and exceed the amount needed to qualify for the next sales charge rate reduction set forth in the Prospectus, the sales charges paid will be adjusted to the lower rate. That adjustment will be made only if and when the dealer returns to the
Distributor the excess of the amount of concessions allowed or paid to the dealer over the amount of concessions that apply to the actual amount of purchases.  The excess concessions returned to the Distributor will be used to purchase additional shares for the investor's account at the net asset value per share in effect on the date of such purchase, promptly after the Distributor's receipt thereof.

         The Transfer Agent will not hold shares in escrow for purchases of shares of the Fund and other
Oppenheimer funds by OppenheimerFunds prototype 401(k) plans under a Letter of Intent.  If the intended purchase amount under a Letter of Intent entered into by an OppenheimerFunds prototype 401(k) plan is not purchased by the plan by the end of the Letter of Intent period, there will be no adjustment of concessions paid to the broker-dealer or financial institution of record for accounts held in the name of that plan.

         In determining the total amount of purchases made under a Letter, shares redeemed by the investor prior to the termination of the Letter of Intent period will be deducted.  It is the responsibility of the dealer of record and/or the investor to advise the Distributor about the Letter in placing any purchase orders for the investor during the Letter of Intent period.  All of such purchases must be made through the Distributor.

         |X|  Terms of Escrow That Apply to Letters of Intent.

1.       Out of the initial purchase (or subsequent purchases if necessary) made pursuant to a Letter, shares of the Fund equal in value up to 5% of the intended purchase amount specified in the Letter shall be held in escrow by the Transfer Agent.  For example, if the intended purchase amount is $50,000, the escrow shall be shares valued in the amount of $2,500 (computed at the offering price adjusted for a $50,000 purchase).  Any dividends and capital gains distributions on the escrowed shares will be credited to the investor's account.
              2.  If the total minimum investment specified under the Letter is completed within the thirteen-month Letter of Intent period, the escrowed shares will be promptly released to the investor.
              3.  If, at the end of the thirteen-month Letter of Intent period the total purchases pursuant to the Letter are less than the intended purchase amount specified in the Letter, the investor must remit to the
Distributor an amount equal to the difference between the dollar amount of sales charges actually paid and the amount of sales charges which would have been paid if the total amount purchased had been made at a single time.
That sales charge adjustment will apply to any shares redeemed prior to the completion of the Letter.  If the difference in sales charges is not paid within twenty days after a request from the Distributor or the dealer, the Distributor will, within sixty days of the expiration of the Letter, redeem the number of escrowed shares necessary to realize such difference in sales charges.  Full and fractional shares remaining after such redemption will be released from escrow.  If a request is received to redeem escrowed shares prior to the payment of such additional sales charge, the sales charge will be withheld from the redemption proceeds.
              4.  By signing the Letter, the investor irrevocably constitutes and appoints the Transfer Agent as attorney-in-fact to surrender for redemption any or all escrowed shares.
5.       The shares eligible for purchase under the Letter (or the holding of which may be counted toward completion of a Letter) include:
(a)      Class A shares sold with a front-end sales charge or subject to a Class A contingent deferred sales charge,
(b)      Class B shares of other Oppenheimer funds acquired subject to a contingent deferred sales charge, and
(c)      Class A or Class B shares acquired by exchange of either (1) Class A shares of one of the other
                         Oppenheimer funds that were acquired subject to a Class A initial or contingent deferred sales charge or (2) Class B shares of one of the other Oppenheimer funds that were acquired subject to a contingent deferred sales charge.
              6.  Shares held in escrow hereunder will automatically be exchanged for shares of another fund to which an exchange is requested, as described in the section of the Prospectus entitled "How to Exchange Shares"
and the escrow will be transferred to that other fund.

Asset Builder Plans.  To establish an Asset Builder Plan to buy shares directly from a bank account, you must enclose a check (the minimum is $25) for the initial purchase with your application.  Shares purchased by Asset
Builder Plan payments from bank accounts are subject to the redemption restrictions for recent purchases described in the Prospectus.  Asset Builder Plans are available only if your bank is an ACH member.  Asset
Builder Plans may not be used to buy shares for OppenheimerFunds employer-sponsored qualified retirement accounts.  Asset Builder Plans also enable shareholders of Oppenheimer Cash Reserves to use their fund account to make monthly automatic purchases of shares of up to four other Oppenheimer funds.
         If you make payments from your bank account to purchase shares of the Fund, your bank account will be debited automatically.  Normally the debit will be made two business days prior to the investment dates you selected on your Application.  Neither the Distributor, the Transfer Agent or the Fund shall be responsible for any delays in purchasing shares that result from delays in ACH transmissions.

         Before you establish Asset Builder payments, you should obtain a prospectus of the selected fund(s) from your financial advisor (or the Distributor) and request an application from the Distributor.  Complete the application and return it.  You may change the amount of your Asset Builder payment or you can terminate these automatic investments at any time by writing to the Transfer Agent.  The Transfer Agent requires a reasonable period (approximately 10 days) after receipt of your instructions to implement them.  The Fund reserves the right to amend, suspend or discontinue offering Asset Builder plans at any time without prior notice.

Retirement Plans. Certain types of retirement plans are entitled to purchase shares of the Fund without sales charge or at reduced sales charge rates, as described in Appendix C to this Statement of Additional Information.
Certain special sales charge arrangements described in that Appendix apply to retirement plans whose records are maintained on a daily valuation basis by Merrill Lynch Pierce Fenner and Smith, Inc. ("Merrill Lynch") or an
independent record keeper that has a contract or special arrangement with Merrill Lynch. If on the date the plan sponsor signed the Merrill Lynch record keeping service agreement the plan has less than $3 million in assets
(other than assets invested in money market funds) invested in applicable investments, then the retirement plan may purchase only Class B shares of the Oppenheimer funds. Any retirement plans in that category that currently invest in Class B shares of the Fund will have their Class B shares converted to Class A shares of the Fund when the plan's applicable investments reach $5 million.

Cancellation of Purchase Orders.  Cancellation of purchase orders for the Fund's shares (for example, when a purchase check is returned to the Fund unpaid) causes a loss to be incurred when the net asset value of the
Fund's shares on the cancellation date is less than on the purchase date. That loss is equal to the amount of the decline in the net asset value per share multiplied by the number of shares in the purchase order. The investor is responsible for that loss. If the investor fails to compensate the Fund for the loss, the Distributor will do
so. The Fund may reimburse the Distributor for that amount by redeeming shares from any account registered in that investor's name, or the Fund or the Distributor may seek other redress.

Classes of Shares. Each class of shares of the Fund represents an interest in the same portfolio of investments of the Fund. However, each class has different shareholder privileges and features. The net income attributable to Class B, Class C and Class N shares and the dividends payable on Class B, Class C and Class N shares will be reduced by incremental expenses borne solely by that class. Those expenses include the asset-based sales charges to which Class B, Class C and Class N shares are subject.

         The availability of different classes of shares permits an investor to choose the method of purchasing shares that is more appropriate for the investor. That may depend on the amount of the purchase, the length of time the investor expects to hold shares, and other relevant circumstances. Class A shares normally are sold subject to an initial sales charge. While Class B, Class C and Class N shares have no initial sales charge, the purpose of the deferred sales charge and asset-based sales charge on Class B, Class C and Class N shares is the same as that of the initial sales charge on Class A shares - to compensate the Distributor and brokers, dealers and financial institutions that sell shares of the Fund A salesperson who is entitled to receive compensation from his or her firm for selling Fund shares may receive different levels of compensation for selling one class of shares rather than another.

         The Distributor will not accept any order in the amount of $500,000 or more for Class B shares or $1 million or more for Class C shares on behalf of a single investor (not including dealer "street name" or omnibus accounts). That is because generally it will be more advantageous for that investor to purchase Class A shares of the Fund.

         |X|  Class B Conversion.  Under current interpretations of applicable federal income tax law by the
Internal Revenue Service, the conversion of Class B shares to Class A shares after six years is not treated as a taxable event for the shareholder.  If those laws or the IRS interpretation of those laws should change, the automatic conversion feature may be suspended. In that event, no further conversions of Class B shares would occur while that suspension remained in effect. Although Class B shares could then be exchanged for Class A shares on the basis of relative net asset value of the two classes, without the imposition of a sales charge or fee, such exchange could constitute a taxable event for the shareholder, and absent such exchange, Class B shares might continue to be subject to the asset-based sales charge for longer than six years.

         |X|  Availability of Class N Shares.  In addition to the description of the types of retirement plans which may purchase Class N shares contained in the prospectus, Class N shares also are offered to the following:
o        to all rollover IRAs,
o        to all direct rollovers from OppenheimerFunds-sponsored Pinnacle and Ascender retirement plans,
o        to all trustee-to-trustee IRA transfers,
o        to all 90-24 type 403(b) transfers,
o        to Group Retirement Plans (as defined in Appendix C to this Statement of Additional Information) which have entered into a special agreement with the Distributor for that purpose,
o        to Retirement Plans qualified under Sections 401(a) or 401(k) of the Internal Revenue Code, the
                  recordkeeper or the plan sponsor for which has entered into a special agreement with the
                  Distributor,
o        to Retirement Plans of a plan sponsor where the aggregate assets of all such plans invested in the
                  Oppenheimer funds is $500,000 or more,
o        to OppenheimerFunds-sponsored Ascender 401(k) plans that pay for the purchase with the redemption proceeds of Class A shares of one or more Oppenheimer funds.

         |X|  Allocation of Expenses. The Fund pays expenses related to its daily operations, such as custodian fees, Trustees' fees, transfer agency fees, legal fees and auditing costs.  Those expenses are paid out of the
Fund's assets and are  not paid directly by shareholders.  However, those expenses reduce the net asset value of shares, and therefore are indirectly borne by shareholders through their investment.

         The methodology for calculating the net asset value, dividends and distributions of the Fund's share classes recognizes two types of expenses.  General expenses that do not pertain specifically to any one class are allocated pro rata to the shares of all classes. The allocation is based on the percentage of the Fund's total assets that is represented by the assets of each class, and then equally to each outstanding share within a given class.  Such general expenses include management fees, legal, bookkeeping and audit fees, printing and mailing costs of shareholder reports, Prospectuses, Statements of Additional Information and other materials for current shareholders, fees to unaffiliated Trustees, custodian expenses, share issuance costs, organization and start-up costs, interest, taxes and brokerage commissions, and non-recurring expenses, such as litigation costs.

         Other  expenses  that are  directly  attributable  to a  particular  class are  allocated  equally to each outstanding  share  within that class.  Examples of such  expenses  include  distribution  and service plan (12b-1)
fees, transfer and shareholder  servicing agent fees and expenses,  and shareholder meeting expenses (to the extent that such expenses pertain only to a specific class).

Determination of Net Asset Values Per Share.  The net asset values per share of each class of shares of the Fund are determined as of the close of business of The New York Stock Exchange on each day that the Exchange is open.
The calculation is done by dividing the value of the Fund's net assets attributable to a class by the number of shares of that class that are outstanding.  The Exchange normally closes at 4:00 P.M., New York time, but may close earlier on some other days (for example, in case of weather emergencies or on days falling before a holiday).  The Exchange's most recent annual announcement (which is subject to change) states that it will close on New Year's Day, Presidents' Day, Martin Luther King, Jr. Day, Good Friday, Memorial Day, Independence Day,
Labor Day, Thanksgiving Day and Christmas Day.  It may also close on other days.

         Dealers other than Exchange members may conduct trading in certain securities on days on which the
Exchange is closed (including weekends and U.S. holidays) or after 4:00 P.M. on a regular business day.  Because the Fund's net asset values will not be calculated on those days, the Fund's net asset values per share may be significantly affected on such days when shareholders may not purchase or redeem shares. Additionally, trading on
European and Asian stock exchanges and over-the-counter markets normally is completed before the close of The New
York Stock Exchange.

         Changes in the values of securities traded on foreign exchanges or markets as a result of events that occur after the prices of those securities are determined, but before the close of The New York Stock Exchange, will not be reflected in the Fund's calculation of its net asset values that day unless the Manager determines that the event is likely to effect a material change in the value of the security.  The Manager may make that determination, under procedures established by the Board.

|X|      Securities Valuation.  The Fund's Board of Trustees has established procedures for the valuation of the
Fund's securities. In general those procedures are as follows:

o        Equity securities traded on a U.S. securities exchange or on NASDAQ are valued as follows:
(1)      if last sale information is regularly reported, they are valued at the last reported sale price on the principal exchange on which they are traded or on NASDAQ, as applicable, on that day, or
(2)      if last sale information is not available on a valuation date, they are valued at the last reported sale price preceding the valuation date if it is within the
(3)      spread of the closing "bid" and "asked" prices on the valuation date or, if not,  at the closing "bid"
                         price on the valuation date.
o        Equity securities traded on a foreign securities exchange generally are valued in one of the following ways:
(1)      at the last sale price available to the pricing service approved by the Board of Trustees, or
(2)      at the last sale price obtained by the Manager from the report of the principal exchange on which the security is traded at its last trading session on or immediately before the valuation date, or
(3)      at the mean between the "bid" and "asked" prices obtained from the principal exchange on which the security is traded or, on the basis of reasonable inquiry, from two market makers in the security.
o        Long-term debt securities having a remaining maturity in excess of 60 days are valued based on the mean between the "bid" and "asked" prices determined by a portfolio pricing service approved by the Fund's Board of
Trustees or obtained by the Manager from two active market makers in the security on the basis of reasonable inquiry.
o        The following securities are valued at the mean between the "bid" and "asked" prices determined by a pricing service approved by the Fund's Board of Trustees or obtained by the Manager from two active market makers in the security on the basis of reasonable inquiry:
(1)      debt instruments that have a maturity of more than 397 days when issued,
(2)      debt instruments that had a maturity of 397 days or less when issued and have a remaining maturity of more than 60 days, and
(3)      non-money market debt instruments that had a maturity of 397 days or less when issued and which have a remaining maturity of 60 days or less.
o        The following securities are valued at cost, adjusted for amortization of premiums and accretion of discounts:
(1)      money market debt securities held by a non-money market fund that had a maturity of less than 397 days when issued that have a remaining maturity of 60 days or less, and
(2)      debt instruments held by a money market fund that have a remaining maturity of 397 days or less.
o        Securities (including restricted securities) not having readily-available market quotations are valued at fair value determined under the Board's procedures.  If the Manager is unable to locate two market makers willing to give quotes, a security may be priced at the mean between the "bid" and "asked" prices provided by a single active market maker (which in certain cases may be the "bid" price if no "asked" price is available).

         In the case of U.S. government securities, mortgage-backed securities, corporate bonds and foreign government securities, when last sale information is not generally available, the Manager may use pricing services approved by the Board of Trustees. The pricing service may use "matrix" comparisons to the prices for comparable instruments on the basis of quality, yield, and maturity. Other special factors may be involved (such as the tax-exempt status of the interest paid by municipal securities).  The Manager will monitor the accuracy of the pricing services. That monitoring may include comparing prices used for portfolio valuation to actual sales prices of selected securities.
         The closing prices in the London foreign exchange market on a particular business day that are provided to the Manager by a bank, dealer or pricing service that the Manager has determined to be reliable are used to value foreign currency, including forward contracts, and to convert to U.S. dollars securities that are denominated in foreign currency.

         Puts, calls, and futures are valued at the last sale price on the principal exchange on which they are traded or on NASDAQ, as applicable, as determined by a pricing service approved by the Board of Trustees or by the Manager.  If there were no sales that day, they shall be valued at the last sale price on the preceding trading day if it is within the spread of the closing "bid" and "asked" prices on the principal exchange or on
NASDAQ on the valuation date. If not, the value shall be the closing bid price on the principal exchange or on
NASDAQ on the valuation date.  If the put, call or future is not traded on an exchange or on NASDAQ, it shall be valued by the mean between "bid" and "asked" prices obtained by the Manager from two active market makers. In certain cases that may be at the "bid" price if no "asked" price is available.

         When the Fund  writes an  option,  an amount  equal to the  premium  received  is  included  in the Fund's
Statement of Assets and Liabilities as an asset.  An equivalent  credit is included in the liability  section.  The credit is adjusted  ("marked-to-market")  to reflect the current  market value of the option.  In  determining  the
Fund's gain on  investments,  if a call or put written by the Fund is exercised,  the proceeds are increased by the premium  received.  If a call or put  written  by the  Fund  expires,  the  Fund  has a gain in the  amount  of the premium.  If the Fund  enters  into a  closing  purchase  transaction,  it will have a gain or loss,  depending  on whether the premium  received was more or less than the cost of the closing  transaction.  If the Fund  exercises a put it holds,  the amount the Fund  receives on its sale of the  underlying  investment is reduced by the amount of premium paid by the Fund.

How to Sell Shares

The information below supplements the terms and conditions for redeeming shares set forth in the Prospectus.

Checkwriting.  When a check is presented to the bank for clearance, the bank will ask the Fund to redeem a sufficient number of full and fractional shares in the shareholder's account to cover the amount of the check.
This enables the shareholder to continue receiving dividends on those shares until the check is presented to the
Fund.  Checks may not be presented for payment at the offices of the bank or the Fund's custodian bank.  This limitation does not affect the use of checks for the payment of bills or to obtain cash at other banks.  The Fund reserves the right to amend, suspend or discontinue offering checkwriting privileges at any time without prior notice.

         In choosing to take advantage of the checkwriting privilege, by signing the account application or by completing a checkwriting card, each individual who signs:
(1)      for individual accounts, represents that they are the registered owner(s) of the shares of the Fund in that account;
(2)      for accounts for corporations, partnerships, trusts and other entities, represents that they are an officer, general partner, trustee or other fiduciary or agent, as applicable, duly authorized to act on behalf of the registered owner(s);
(3)      authorizes the Fund, its Transfer Agent and any bank through which the Fund's drafts (checks) are payable to pay all checks drawn on the Fund account of such person(s) and to redeem a sufficient amount of shares from that account to cover payment of each check;
(4)      specifically acknowledges that if they choose to permit checks to be honored if there is a single signature on checks drawn against joint accounts, or accounts for corporations, partnerships, trusts or other entities, the signature of any one signatory on a check will be sufficient to authorize payment of that check and redemption from the account, even if that account is registered in the names of more than one person or more than one authorized signature appears on the checkwriting card or the application, as applicable;
(5)      understands that the checkwriting privilege may be terminated or amended at any time by the Fund and/or the Fund's bank; and
(6)      acknowledges and agrees that neither the Fund nor its bank shall incur any liability for that amendment or termination of checkwriting privileges or for redeeming shares to pay checks reasonably believed by them to be genuine, or for returning or not paying checks that have not been accepted for any reason.

Sending Redemption Proceeds by Federal Funds Wire.  The Federal Funds wire of redemption proceeds may be delayed if the Fund's custodian bank is not open for business on a day when the Fund would normally authorize the wire to be made, which is usually the Fund's next regular business day following the redemption.  In those circumstances, the wire will not be transmitted until the next bank business day on which the Fund is open for business.  No dividends will be paid on the proceeds of redeemed shares awaiting transfer by Federal Funds wire.

Reinvestment Privilege.  Within six months of a redemption, a shareholder may reinvest all or part of the redemption proceeds of:
o        Class A shares purchased subject to an initial sales charge or Class A shares on which a contingent deferred sales charge was paid, or
o        Class B shares that were subject to the Class B contingent deferred sales charge when redeemed.

         The reinvestment may be made without sales charge only in Class A shares of the Fund or any of the other
Oppenheimer funds into which shares of the Fund are exchangeable as described in "How to Exchange Shares" below.
Reinvestment will be at the net asset value next computed after the Transfer Agent receives the reinvestment order.  The shareholder must ask the Transfer Agent for that privilege at the time of reinvestment. This privilege does not apply to Class C, Class N or Class Y shares. The Fund may amend, suspend or cease offering this reinvestment privilege at any time as to shares redeemed after the date of such amendment, suspension or cessation.

         Any capital gain that was realized when the shares were redeemed is taxable, and reinvestment will not alter any capital gains tax payable on that gain.  If there has been a capital loss on the redemption, some or all of the loss may not be tax deductible, depending on the timing and amount of the reinvestment.  Under the
Internal Revenue Code, if the redemption proceeds of Fund shares on which a sales charge was paid are reinvested in shares of the Fund or another of the Oppenheimer funds within 90 days of payment of the sales charge, the shareholder's basis in the shares of the Fund that were redeemed may not include the amount of the sales charge paid.  That would reduce the loss or increase the gain recognized from the redemption.  However, in that case the sales charge would be added to the basis of the shares acquired by the reinvestment of the redemption proceeds.

Payments "In Kind". The Prospectus states that payment for shares tendered for redemption is ordinarily made in cash.  However, under unusual circumstances, the Board of Trustees of the Fund may determine that it would be detrimental to the best interests of the remaining shareholders of the Fund to make payment of a redemption order wholly or partly in cash.  In that case, the Fund may pay the redemption proceeds in whole or in part by a distribution "in kind" of liquid securities from the portfolio of the Fund, in lieu of cash.

         The Fund has elected to be governed by Rule 18f-1 under the Investment Company Act. Under that rule, the
Fund is obligated to redeem shares solely in cash up to the lesser of $250,000 or 1% of the net assets of the
Fund during any 90-day period for any one shareholder. If shares are redeemed in kind, the redeeming shareholder might incur brokerage or other costs in selling the securities for cash. The Fund will value securities used to pay redemptions in kind using the same method the Fund uses to value its portfolio securities described above under "Determination of Net Asset Values Per Share." That valuation will be made as of the time the redemption price is determined.

Involuntary Redemptions. The Fund's Board of Trustees has the right to cause the involuntary redemption of the shares held in any account if the aggregate net asset value of those shares is less than $200 or such lesser amount as the Board may fix.  The Board will not cause the involuntary redemption of shares in an account if the aggregate net asset value of such shares has fallen below the stated minimum solely as a result of market fluctuations.  If the Board exercises this right, it may also fix the requirements for any notice to be given to the shareholders in question (not less than 30 days). The Board may alternatively set requirements for the shareholder to increase the investment, or set other terms and conditions so that the shares would not be involuntarily redeemed.

Transfers of Shares.  A transfer of shares to a different registration is not an event that triggers the payment of sales charges. Therefore, shares are not subject to the payment of a contingent deferred sales charge of any class at the time of transfer to the name of another person or entity. It does not matter whether the transfer occurs by absolute assignment, gift or bequest, as long as it does not involve, directly or indirectly, a public sale of the shares.  When shares subject to a contingent deferred sales charge are transferred, the transferred shares will remain subject to the contingent deferred sales charge. It will be calculated as if the transferee shareholder had acquired the transferred shares in the same manner and at the same time as the transferring shareholder.

         If less than all shares held in an account are transferred, and some but not all shares in the account would be subject to a contingent deferred sales charge if redeemed at the time of transfer, the priorities described in the Prospectus under "How to Buy Shares" for the imposition of the Class B, Class C and Class N contingent deferred sales charge will be followed in determining the order in which shares are transferred.

Distributions From Retirement Plans.  Requests for distributions from OppenheimerFunds-sponsored IRAs, 403(b)(7)
custodial plans, 401(k) plans or pension or profit-sharing plans should be addressed to "Trustee,
OppenheimerFunds Retirement Plans," c/o the Transfer Agent at its address listed in "How To Sell Shares" in the
Prospectus or on the back cover of this Statement of Additional Information.  The request must
(1)      state the reason for the distribution;
(2)      state the owner's awareness of tax penalties if the distribution is premature; and
(3)      conform to the requirements of the plan and the Fund's other redemption requirements.

         Participants (other than self-employed persons) in OppenheimerFunds-sponsored pension or profit-sharing plans with shares of the Fund held in the name of the plan or its fiduciary may not directly request redemption of their accounts.  The plan administrator or fiduciary must sign the request.

         Distributions from pension and profit sharing plans are subject to special requirements under the
Internal Revenue Code and certain documents (available from the Transfer Agent) must be completed and submitted to the Transfer Agent before the distribution may be made.  Distributions from retirement plans are subject to withholding requirements under the Internal Revenue Code, and IRS Form W-4P (available from the Transfer Agent)
must be submitted to the Transfer Agent with the distribution request, or the distribution may be delayed.
Unless the shareholder has provided the Transfer Agent with a certified tax identification number, the Internal
Revenue Code requires that tax be withheld from any distribution even if the shareholder elects not to have tax withheld.  The Fund, the Manager, the Distributor, and the Transfer Agent assume no responsibility to determine whether a distribution satisfies the conditions of applicable tax laws and will not be responsible for any tax penalties assessed in connection with a distribution.

Special Arrangements for Repurchase of Shares from Dealers and Brokers.  The Distributor is the Fund's agent to repurchase its shares from authorized dealers or brokers on behalf of their customers.  Shareholders should contact their broker or dealer to arrange this type of redemption. The repurchase price per share will be the net asset value next computed after the Distributor receives an order placed by the dealer or broker. However, if the
Distributor receives a repurchase order from a dealer or broker after the close of The New York Stock Exchange on a regular business day, it will be processed at that day's net asset value if the order was received by the dealer or broker from its customers prior to the time the Exchange closes. Normally, the Exchange closes at 4:00
P.M., but may do so earlier on some days. Additionally, the order must have been transmitted to and received by the Distributor prior to its close of business that day (normally 5:00 P.M.).

         Ordinarily, for accounts redeemed by a broker-dealer under this procedure, payment will be made within three business days after the shares have been redeemed upon the Distributor's receipt of the required redemption documents in proper form. The signature(s) of the registered owners on the redemption documents must be guaranteed as described in the Prospectus.

Automatic Withdrawal and Exchange Plans.  Investors owning shares of the Fund valued at $5,000 or more can authorize the Transfer Agent to redeem shares (having a value of at least $50) automatically on a monthly, quarterly, semi-annual or annual basis under an Automatic Withdrawal Plan.  Shares will be redeemed three business days prior to the date requested by the shareholder for receipt of the payment.  Automatic withdrawals of up to $1,500 per month may be requested by telephone if payments are to be made by check payable to all shareholders of record. Payments must also be sent to the address of record for the account and the address must not have been changed within the prior 30 days.  Required minimum distributions from OppenheimerFunds-sponsored retirement plans may not be arranged on this basis.

         Payments are normally made by check, but shareholders having AccountLink privileges (see "How To Buy
Shares") may arrange to have Automatic Withdrawal Plan payments transferred to the bank account designated on the
Account Application or by signature-guaranteed instructions sent to the Transfer Agent.  Shares are normally redeemed pursuant to an Automatic Withdrawal Plan three business days before the payment transmittal date you select in the Account Application.  If a contingent deferred sales charge applies to the redemption, the amount of the check or payment will be reduced accordingly.

         The Fund cannot guarantee receipt of a payment on the date requested. The Fund reserves the right to amend, suspend or discontinue offering these plans at any time without prior notice. Because of the sales charge assessed on Class A share purchases, shareholders should not make regular additional Class A share purchases while participating in an Automatic Withdrawal Plan. Class B, Class C and Class N shareholders should not establish withdrawal plans, because of the potential imposition of the contingent deferred sales charge on such withdrawals (except where the Class B or Class C contingent deferred sales charge is waived as described in
Appendix C to this Statement of Additional Information).

         By requesting an Automatic Withdrawal or Exchange Plan, the shareholder agrees to the terms and conditions that apply to such plans, as stated below.  These provisions may be amended from time to time by the
Fund and/or the Distributor.  When adopted, any amendments will automatically apply to existing Plans.

         |X|  Automatic Exchange Plans.  Shareholders can authorize the Transfer Agent to exchange a pre-determined amount of shares of the Fund for shares (of the same class) of other Oppenheimer funds automatically on a monthly, quarterly, semi-annual or annual basis under an Automatic Exchange Plan.  The minimum amount that may be exchanged to each other fund account is $25. Instructions should be provided on the
OppenheimerFunds Application or signature-guaranteed instructions. Exchanges made under these plans are subject to the restrictions that apply to exchanges as set forth in "How to Exchange Shares" in the Prospectus and below in this Statement of Additional Information.

         |X|  Automatic Withdrawal Plans.  Fund shares will be redeemed as necessary to meet withdrawal payments.  Shares acquired without a sales charge will be redeemed first. Shares acquired with reinvested dividends and capital gains distributions will be redeemed next, followed by shares acquired with a sales charge, to the extent necessary to make withdrawal payments.  Depending upon the amount withdrawn, the investor's principal may be depleted.  Payments made under these plans should not be considered as a yield or income on your investment.

         The Transfer Agent will administer the investor's Automatic Withdrawal Plan as agent for the shareholder(s) (the "Planholder") who executed the Plan authorization and application submitted to the Transfer
Agent.  Neither the Fund nor the Transfer Agent shall incur any liability to the Planholder for any action taken or not taken by the Transfer Agent in good faith to administer the Plan. Share certificates will not be issued for shares of the Fund purchased for and held under the Plan, but the Transfer Agent will credit all such shares to the account of the Planholder on the records of the Fund. Any share certificates held by a Planholder may be surrendered unendorsed to the Transfer Agent with the Plan application so that the shares represented by the certificate may be held under the Plan.

         For accounts subject to Automatic Withdrawal Plans, distributions of capital gains must be reinvested in shares of the Fund, which will be done at net asset value without a sales charge.  Dividends on shares held in the account may be paid in cash or reinvested.

         Shares will be redeemed to make withdrawal payments at the net asset value per share determined on the redemption date.  Checks or AccountLink payments representing the proceeds of Plan withdrawals will normally be transmitted three business days prior to the date selected for receipt of the payment, according to the choice specified in writing by the Planholder. Receipt of payment on the date selected cannot be guaranteed.

         The amount and the interval of disbursement payments and the address to which checks are to be mailed or
AccountLink payments are to be sent may be changed at any time by the Planholder by writing to the Transfer
Agent.  The Planholder should allow at least two weeks' time after mailing such notification for the requested change to be put in effect.  The Planholder may, at any time, instruct the Transfer Agent by written notice to redeem all, or any part of, the shares held under the Plan. That notice must be in proper form in accordance with the requirements of the then-current Prospectus of the Fund. In that case, the Transfer Agent will redeem the number of shares requested at the net asset value per share in effect and will mail a check for the proceeds to the Planholder.

         The Planholder may terminate a Plan at any time by writing to the Transfer Agent.  The Fund may also give directions to the Transfer Agent to terminate a Plan. The Transfer Agent will also terminate a Plan upon its receipt of evidence satisfactory to it that the Planholder has died or is legally incapacitated. Upon termination of a Plan by the Transfer Agent or the Fund, shares that have not been redeemed will be held in uncertificated form in the name of the Planholder. The account will continue as a dividend-reinvestment, uncertificated account unless and until proper instructions are received from the Planholder, his or her executor or guardian, or another authorized person.

         To use shares held under the Plan as collateral for a debt, the Planholder may request issuance of a portion of the shares in certificated form.  Upon written request from the Planholder, the Transfer Agent will determine the number of shares for which a certificate may be issued without causing the withdrawal checks to stop. However, should such uncertificated shares become exhausted, Plan withdrawals will terminate.

         If the  Transfer  Agent ceases to act as transfer  agent for the Fund,  the  Planholder  will be deemed to have appointed any successor transfer agent to act as agent in administering the Plan.

How to Exchange Shares

As stated in the Prospectus, shares of a particular class of Oppenheimer funds having more than one class of shares may be exchanged only for shares of the same class of other Oppenheimer funds.  Shares of Oppenheimer funds that have a single class without a class designation are deemed "Class A" shares for this purpose. You can obtain a current list showing which funds offer which classes by calling the Distributor at 1.800.525.7048.
o        All of the Oppenheimer funds currently offer Class A, B and C shares except Oppenheimer Money Market
         Fund, Inc., Centennial Money Market Trust, Centennial Tax Exempt Trust, Centennial Government Trust,
         Centennial New York Tax Exempt Trust, Centennial California Tax Exempt Trust, and Centennial America
         Fund, L.P., which only offer Class A shares.
o        Class B, Class C and Class N shares of Oppenheimer Cash Reserves are generally available only by exchange from the same class of shares of other Oppenheimer funds or through OppenheimerFunds-sponsored
         401(k) plans.
o        Only certain Oppenheimer funds currently offer Class Y shares. Class Y shares of Oppenheimer Real Asset
         Fund may not be exchanged for shares of any other fund.
o        Only certain Oppenheimer funds currently offer Class N shares, which are only offered to retirement plans as described in the Prospectus. Class N shares can be exchanged only for Class N shares of other
         Oppenheimer funds.
o        Class M shares of Oppenheimer Convertible Securities Fund may be exchanged only for Class A shares of other Oppenheimer funds. They may not be acquired by exchange of shares of any class of any other
         Oppenheimer funds except Class A shares of Oppenheimer Money Market Fund or Oppenheimer Cash Reserves
         acquired by exchange of Class M shares.
o        Class X shares of Limited Term New York Municipal Fund can be exchanged only for Class B shares of other
         Oppenheimer funds and no exchanges may be made to Class X shares.
o        Shares of Oppenheimer Capital Preservation Fund may not be exchanged for shares of Oppenheimer Money
         Market Fund, Inc., Oppenheimer Cash Reserves or Oppenheimer Limited-Term Government Fund.  Only
         participants in certain retirement plans may purchase shares of Oppenheimer Capital Preservation Fund, and only those participants may exchange shares of other Oppenheimer funds for shares of Oppenheimer
         Capital Preservation Fund.
o        Class A shares of Oppenheimer Senior Floating Rate Fund are not available by exchange of shares of
         Oppenheimer Money Market Fund or Class A shares of Oppenheimer Cash Reserves. If any Class A shares of another Oppenheimer fund that are exchanged for Class A shares of Oppenheimer Senior Floating Rate Fund are subject to the Class A contingent deferred sales charge of the other Oppenheimer fund at the time of exchange, the holding period for that Class A contingent deferred sales charge will carry over to the
         Class A shares of Oppenheimer Senior Floating Rate Fund acquired in the exchange. The Class A shares of
         Oppenheimer Senior Floating Rate Fund acquired in that exchange will be subject to the Class A Early
         Withdrawal Charge of Oppenheimer Senior Floating Rate Fund if they are repurchased before the expiration of the holding period.
o        Shares of Oppenheimer Select Managers Mercury Advisors S and P Index Fund and Oppenheimer Select Managers QM
         Active Balanced Fund are only available to retirement plans and are available only by exchange from the same class of shares of other Oppenheimer funds held by retirement plans.

         Class A shares of  Oppenheimer  funds may be  exchanged  at net asset value for shares of any money market fund  offered  by the  Distributor.  Shares of any money  market  fund  purchased  without  a sales  charge  may be exchanged for shares of  Oppenheimer  funds offered with a sales charge upon payment of the sales charge.  They may also be used to purchase shares of Oppenheimer funds subject to an early withdrawal  charge or contingent  deferred sales charge.

         Shares of Oppenheimer Money Market Fund, Inc. purchased with the redemption proceeds of shares of other mutual funds (other than funds managed by the Manager or its subsidiaries) redeemed within the 30 days prior to that purchase may subsequently be exchanged for shares of other Oppenheimer funds without being subject to an initial sales charge or contingent deferred sales charge. To qualify for that privilege, the investor or the investor's dealer must notify the Distributor of eligibility for this privilege at the time the shares of
Oppenheimer Money Market Fund, Inc. are purchased.  If requested, they must supply proof of entitlement to this privilege.

         Shares of the Fund acquired by reinvestment of dividends or distributions from any of the other
Oppenheimer funds or from any unit investment trust for which reinvestment arrangements have been made with the
Distributor may be exchanged at net asset value for shares of any of the Oppenheimer funds.

         The Fund may amend, suspend or terminate the exchange privilege at any time.  Although the Fund may impose these changes at any time, it will provide you with notice of those changes whenever it is required to do so by applicable law.  It may be required to provide 60 days notice prior to materially amending or terminating the exchange privilege.  That 60 day notice is not required in extraordinary circumstances.

         |X|  How Exchanges Affect Contingent Deferred Sales Charges.  No contingent deferred sales charge is imposed on exchanges of shares of any class purchased subject to a contingent deferred sales charge.  However, when Class A shares of Cash Reserves are acquired by exchange of Class A shares of other Oppenheimer funds purchased subject to a Class A contingent deferred sales charge are redeemed within 18 months of the end of the calendar month of the initial purchase of the exchanged Class A shares, the Class A contingent deferred sales charge is imposed on the redeemed shares. The Class B contingent deferred sales charge is imposed on Class B shares acquired by exchange if they are redeemed within 6 years of the initial purchase of the exchanged Class B shares. The Class C contingent deferred sales charge is imposed on Class C shares acquired by exchange if they are redeemed within 12 months of the initial purchase of the exchanged Class C shares. With respect to class N shares, a 1% contingent deferred sales charge will be imposed if the retirement plan (not including IRAs and
403(b) plans) is terminated or Class N shares of all Oppenheimer funds are terminated as an investment option of the plan and Class N shares are redeemed within 18 months after the plan's first purchase of Class N shares of any Oppenheimer fund or with respect to an individual retirement plan or 403(b) plan, Class N shares are redeemed within 18 months of the plan's first purchase of Class N shares of any Oppenheimer fund.

         When Class B, Class C or Class N shares are redeemed to effect an exchange, the priorities described in
"How To Buy Shares" in the Prospectus for the imposition of the Class B, Class C and Class N contingent deferred sales charge will be followed in determining the order in which the shares are exchanged. Before exchanging shares, shareholders should take into account how the exchange may affect any contingent deferred sales charge that might be imposed in the subsequent redemption of remaining shares.

         Shareholders owning shares of more than one class must specify which class of shares they wish to exchange.

         |X|  Limits on Multiple Exchange Orders.  The Fund reserves the right to reject telephone or written exchange requests submitted in bulk by anyone on behalf of more than one account. The Fund may accept requests for exchanges of up to 50 accounts per day from representatives of authorized dealers that qualify for this privilege.

         |X|  Telephone Exchange Requests.  When exchanging shares by telephone, a shareholder must have an existing account in the fund to which the exchange is to be made.  Otherwise, the investor must obtain a prospectus of that fund before the exchange request may be submitted. If all telephone lines are busy (which might occur, for example, during periods of substantial market fluctuations), shareholders might not be able to request exchanges by telephone and would have to submit written exchange requests.

         |X|  Processing Exchange Requests.  Shares to be exchanged are redeemed on the regular business day the
Transfer Agent receives an exchange request in proper form (the "Redemption Date").  Normally, shares of the fund to be acquired are purchased on the Redemption Date, but such purchases may be delayed by either fund up to five business days if it determines that it would be disadvantaged by an immediate transfer of the redemption proceeds.  The Fund reserves the right, in its discretion, to refuse any exchange request that may disadvantage it (for example, if the receipt of multiple exchange requests from a dealer might require the disposition of portfolio securities at a time or at a price that might be disadvantageous to the Fund).  When you exchange some or all of your shares from one fund to another, any special account features such as an Asset Builder Plan or an
Automatic Withdrawal Plan, will be switched to the new account unless you tell the Transfer Agent not to do so.
However, special redemption and exchange features cannot be switched to an account in Oppenheimer Senior Floating
Rate Fund.

         In connection with any exchange request, the number of shares exchanged may be less than the number requested if the exchange or the number requested would include shares subject to a restriction cited in the
Prospectus or this Statement of Additional Information or would include shares covered by a share certificate that is not tendered with the request.  In those cases, only the shares available for exchange without restriction will be exchanged.

         The different  Oppenheimer  funds available for exchange have different  investment  objectives,  policies and risks.  A  shareholder  should  assure that the fund  selected is  appropriate  for his or her  investment  and should be aware of the tax consequences of an exchange.  For federal income tax purposes,  an exchange  transaction is treated as a redemption of shares of one fund and a purchase of shares of another.  The Fund,  the  Distributor, and the Transfer Agent are unable to provide  investment,  tax or legal advice to a shareholder in connection  with an exchange request or any other investment transaction.

Dividends, Capital Gains and Taxes

Dividends and Distributions. Dividends will be payable on shares held of record at the time of the previous determination of net asset value, or as otherwise described in "How to Buy Shares."  Daily dividends will not be declared or paid on newly purchased shares until such time as Federal Funds (funds credited to a member bank's account at the Federal Reserve Bank) are available from the purchase payment for such shares.  Normally, purchase checks received from investors are converted to Federal Funds on the next business day.  Shares purchased through dealers or brokers normally are paid for by the third business day following the placement of the purchase order.

         Shares  redeemed  through the regular  redemption  procedure will be paid dividends  through and including the day on which the  redemption  request is received  by the  Transfer  Agent in proper  form.  Dividends  will be declared on shares  repurchased  by a dealer or broker for three  business days  following the trade date (that is, up to and including the day prior to settlement of the repurchase).  If all shares in an account are redeemed,  all dividends accrued on shares of the same class in the account will be paid together with the redemption proceeds.

         The Fund's  practice of  attempting to pay  dividends on Class A shares at a constant  level  requires the
Manager to monitor the Fund's portfolio and, if necessary,  to select higher-yielding  securities when it is deemed appropriate  to seek income at the level  needed to meet the  target.  Those  securities  must be within the Fund's investment  parameters,  however.  The Fund expects to pay  dividends at a targeted  level from its net  investment income and other distributable income without any impact on the net asset values per share.

         The Fund has no fixed  dividend  rate for Class B, Class C,  Class N and Class Y shares,  and the rate can change for Class A shares.  There can be no assurance  as to the payment of any  dividends  or the  realization  of any  capital  gains.  The  dividends  and  distributions  paid by a class of  shares  will  vary  from time to time depending on market  conditions,  the composition of the Fund's portfolio,  and expenses borne by the Fund or borne separately by a class.  Dividends  are  calculated  in the same manner,  at the same time,  and on the same day for each class of shares.  However,  dividends  on Class B,  Class C and Class N shares are  expected  to be lower than dividends  on Class A and Class Y shares.  That is because of the effect of the  asset-based  sales charge on Class
B, Class C and Class N shares.  Those  dividends  will also differ in amount as a consequence  of any difference in the net asset values of the different classes of shares.

         Dividends,  distributions and proceeds of the redemption of Fund shares  represented by checks returned to the Transfer Agent by the Postal Service as  undeliverable  will be invested in shares of Oppenheimer  Money Market
Fund,  Inc.  Reinvestment  will be made as  promptly as  possible  after the return of such checks to the  Transfer
Agent,  to enable the  investor to earn a return on  otherwise  idle funds.  Unclaimed  accounts  may be subject to state  escheatment  laws,  and the  Fund and the  Transfer  Agent  will  not be  liable  to  shareholders  or their representatives for compliance with those laws in good faith.

Tax Status of the Fund's  Dividends  and  Distributions.  The federal tax  treatment  of the Fund's  dividends  and capital gains distributions is briefly highlighted in the Prospectus.

         Special  provisions of the Internal  Revenue Code govern the  eligibility of the Fund's  dividends for the dividends-received  deduction for corporate  shareholders.  Long-term capital gains  distributions are not eligible for the  deduction.  The amount of dividends  paid by the Fund that may qualify for the deduction is limited to the aggregate  amount of qualifying  dividends that the Fund derives from portfolio  investments that the Fund has held for a  minimum  period,  usually  forty-six  (46)  days.  A  corporate  shareholder  will not be  eligible  for the deduction  on  dividends  paid on Fund  shares  held for  forty-five  (45) days or less.  To the  extent the Fund's dividends are derived from gross income from option  premiums,  interest  income or short-term  gains from the sale of securities or dividends from foreign corporations, those dividends will not qualify for the deduction.

         Under the Internal  Revenue Code, by December 31 each year,  the Fund must  distribute  98% of its taxable investment  income earned from January 1 through  December 31 of that year and 98% of its capital gains realized in the period from  November 1 of the prior year  through  October 31 of the current  year.  If it does not,  the Fund must pay an excise tax on the amounts not  distributed.  It is presently  anticipated that the Fund will meet those requirements.  However,  the Board of Trustees and the Manager might  determine in a particular  year that it would be in the best interests of  shareholders  for the Fund not to make such  distributions  at the required levels and to pay the excise  tax on the  undistributed  amounts.  That  would  reduce  the amount of income or capital  gains available for distribution to shareholders.

         The Fund  intends  to  qualify  as a  "regulated  investment  company"  under the  Internal  Revenue  Code
(although  it  reserves  the right not to  qualify).  That  qualification  enables the Fund to "pass  through"  its income and realized  capital gains to  shareholders  without having to pay tax on them. This avoids a double tax on that income and capital gains,  since  shareholders  normally will be taxed on the dividends and capital gains they receive from the Fund (unless the Fund's shares are held in a retirement  account or the  shareholder  is otherwise exempt from tax). If the Fund qualifies as a "regulated  investment  company"  under the Internal  Revenue Code, it will not be liable for  federal  income  taxes on  amounts  paid by it as  dividends  and  distributions.  The Fund qualified as a regulated  investment  company in its last fiscal year. The Internal  Revenue Code contains a number of complex tests  relating to  qualification  which the Fund might not meet in any  particular  year. If it did not so qualify,  the Fund would be treated for tax  purposes as an ordinary  corporation  and receive no tax  deduction for payments made to shareholders.

         If prior  distributions  made by the Fund must be  re-characterized  as a non-taxable return of capital at the end of the fiscal year as a result of the effect of the Fund's  investment  policies,  they will be  identified as such in notices sent to shareholders.

Dividend  Reinvestment  in Another  Fund.  Shareholders  of the Fund may elect to  reinvest  all  dividends  and/or capital  gains  distributions  in shares of the same  class of any of the other  Oppenheimer  funds  listed  above.
Reinvestment  will be made  without  sales  charge  at the net  asset  value  per  share in  effect at the close of business on the payable date of the dividend or  distribution.  To elect this option,  the shareholder  must notify the Transfer Agent in writing and must have an existing  account in the fund selected for  reinvestment.  Otherwise the shareholder  first must obtain a prospectus for that fund and an application  from the Distributor to establish an account.  Dividends and/or  distributions from shares of certain other Oppenheimer funds (other than Oppenheimer
Cash Reserves) may be invested in shares of this Fund on the same basis.

Additional Information About the Fund

The Distributor.  The Fund's shares are sold through dealers,  brokers and other financial  institutions  that have a sales  agreement  with  OppenheimerFunds  Distributor,  Inc., a subsidiary of the Manager that acts as the Fund's
Distributor.  The Distributor also distributes  shares of the other  Oppenheimer funds and is  sub-distributor  for funds managed by a subsidiary of the Manager.

The Transfer Agent. OppenheimerFunds Services, the Fund's Transfer Agent, is a division of the Manager. It is responsible for maintaining the Fund's shareholder registry and shareholder accounting records, and for paying dividends and distributions to shareholders. It also handles shareholder servicing and administrative functions.
It serves as the Transfer Agent for an annual per account fee. It also acts as shareholder servicing agent for the other Oppenheimer funds. Shareholders should direct inquiries about their accounts to the Transfer Agent at the address and toll-free numbers shown on the back cover.

The  Custodian.  The Bank of New York is the  custodian  of the Fund's  assets.  The  custodian's  responsibilities include  safeguarding and controlling the Fund's portfolio  securities and handling the delivery of such securities to and from the Fund.  It is the practice of the Fund to deal with the  custodian in a manner  uninfluenced  by any banking  relationship  the  custodian may have with the Manager and its  affiliates.  The Fund's cash balances with the custodian in excess of $100,000 are not protected by federal deposit  insurance.  Those  uninsured  balances at times may be substantial.

Independent  Auditors.  Deloitte  and Touche  LLP are the  independent  auditors  of the Fund.  They audit the Fund's financial  statements and perform other related audit  services.  They also act as auditors for the Manager and for certain other funds advised by the Manager and its affiliates.

INDEPENDENT AUDITORS' REPORT
================================================================================

TO THE SHAREHOLDERS AND BOARD OF TRUSTEES OF
OPPENHEIMER HIGH YIELD FUND:

We have audited the accompanying statement of assets and liabilities of
Oppenheimer High Yield Fund, including the statement of investments, as of June
30, 2001, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of June 30, 2001, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Oppenheimer High Yield Fund as of June 30, 2001, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP
-------------------------
DELOITTE & TOUCHE LLP

Denver, Colorado
July 23, 2001

STATEMENT OF INVESTMENTS JUNE 30, 2001

                                                                                      PRINCIPAL         MARKET VALUE
                                                                                         AMOUNT           SEE NOTE 1

=====================================================================================================================
CORPORATE LOANS--0.3%
Telergy, Inc., Sr. Sec. Credit Facilities Term Loan, Tranche A, 11.02%,
12/22/01(1,2) (Cost $4,031,775)                                                   $   4,062,503        $   4,062,504
=====================================================================================================================
MORTGAGE-BACKED OBLIGATIONS--3.9%
AMRESCO Commercial Mortgage Funding I Corp., Multiclass Mtg. Pass-Through
Certificates, Series 1997-C1, Cl. H, 7%, 6/17/29(3)                                     840,000              667,505
---------------------------------------------------------------------------------------------------------------------
Asset Securitization Corp., Commercial Mtg. Pass-Through Certificates,
Series 1997-D4, Cl. B3, 7.525%, 4/14/29(2)                                            1,500,000            1,069,219
---------------------------------------------------------------------------------------------------------------------
CBA Mortgage Corp., Commercial Mtg. Pass-Through Certificates, Series
1993-C1, Cl. E, 6.72%, 12/25/03(2,3)                                                  1,452,000            1,436,799
---------------------------------------------------------------------------------------------------------------------
Federal Home Loan Mortgage Corp., Interest-Only Stripped Mtg.-Backed
Security:
Series 192, Cl. IO, 14.433%, 2/1/28(4)                                               17,342,397            4,460,248
Series 194, Cl. IO, 6.151%, 4/1/28(4)                                                 8,199,000            2,189,389
Series 197, Cl. IO, 8.743%, 4/1/28(4)                                                15,878,852            4,274,885
Series 199, Cl. IO, 17.947%, 8/1/28(4)                                               11,493,644            3,078,142
Series 202, Cl. IO, 14.816%, 4/1/29(4)                                               51,147,253           13,953,610
Series 205, Cl. IO, 8.031%, 9/15/29(4)                                               21,346,672            5,309,985
---------------------------------------------------------------------------------------------------------------------
First Chicago/Lennar Trust 1, Commercial Mtg. Pass-Through Certificates,
Series 1997-CHL1, Cl. E, 8.11%, 2/25/11(2,3)                                          4,500,000            3,313,125
---------------------------------------------------------------------------------------------------------------------
GMAC Commercial Mortgage Securities, Inc., Interest-Only Stripped Mtg
Pass-Through Certificates, Series 1997-C1, Cl. X, 7.58%, 7/15/27(4)                  67,986,226            4,780,282
---------------------------------------------------------------------------------------------------------------------
GMAC Commercial Mortgage Securities, Inc., Mtg. Pass-Through Certificates,
Series 1997-C2, Cl. F, 6.75%, 4/16/29                                                 3,000,000            1,822,031
---------------------------------------------------------------------------------------------------------------------
Goldman Sachs Asset Management, Sub. Collateralized Bond Obligations,
Series 1A, Cl. D, 12.54%, 6/13/11                                                     2,000,000            1,893,125
---------------------------------------------------------------------------------------------------------------------
Morgan Stanley Capital I, Inc., Commercial Mtg. Pass-Through Certificates:
Series 1997-RR, Cl. D, 7.771%, 4/30/39(3)                                             5,000,269            4,033,496
Series 1997-RR, Cl. F, 7.771%, 4/30/39(3)                                             8,000,430            4,817,411
---------------------------------------------------------------------------------------------------------------------
Mortgage Capital Funding, Inc., Commercial Mtg. Pass-Through Certificates,
Series 1997-MC1, Cl. F, 7.452%, 5/20/07(3)                                            1,400,000            1,210,781
---------------------------------------------------------------------------------------------------------------------
Resolution Trust Corp., Commercial Mtg. Pass-Through Certificates, Series
1995-C1, Cl. F, 6.90%, 2/25/27                                                          759,428              712,023
                                                                                                       -------------
Total Mortgage-Backed Obligations (Cost $61,527,310)                                                      59,022,056
=====================================================================================================================
FOREIGN GOVERNMENT OBLIGATIONS--0.3%
Perusahaan Listr Nts., 17%, 8/21/01 [IDR]                                         1,000,000,000               83,406
---------------------------------------------------------------------------------------------------------------------
United Mexican States Bonds, Bonos de Desarrollo, 14.50%, 5/12/05(2) [MXN]           39,735,700            4,626,943
                                                                                                       -------------
Total Foreign Government Obligations (Cost $4,356,834)                                                     4,710,349

                         12 OPPENHEIMER HIGH YIELD FUND

                                                                                       PRINCIPAL       MARKET VALUE
                                                                                          AMOUNT         SEE NOTE 1
====================================================================================================================

LOAN PARTICIPATIONS--1.2%
Bank Rakyat Loan Participation Nts.:
Series 3 yr., 10.094%, 8/25/01(1,2)                                                  $ 2,500,000        $ 2,465,625
Series 4 yr., 10.344%, 8/25/02(1,2)                                                      500,000            467,500
--------------------------------------------------------------------------------------------------------------------
Shoshone Partners Loan Trust Sr. Nts., 6.064%, 4/28/02 (representing a basket of reference loans and a total return swap between Chase Manhattan Bank and
the Trust)(1,2)                                                                       23,200,000         14,801,664
                                                                                                        -----------
Total Loan Participations (Cost $26,117,077)                                                             17,734,789
====================================================================================================================
CORPORATE BONDS AND NOTES--87.1%
--------------------------------------------------------------------------------------------------------------------
AEROSPACE/DEFENSE--1.2%
Alliant Techsystems, Inc., 8.50% Sr. Sub Nts., 5/15/11(3)                              2,400,000          2,436,000
--------------------------------------------------------------------------------------------------------------------
BE Aerospace, Inc.:
8.875% Sr. Sub. Nts., 5/1/11(3)                                                        3,000,000          2,985,000
9.50% Sr. Unsec. Sub. Nts., 11/1/08                                                    3,700,000          3,774,000
--------------------------------------------------------------------------------------------------------------------
Decrane Aircraft Holdings, Inc., 12% Sr. Unsec. Sub. Nts., Series B, 9/30/08           4,000,000          3,825,000
--------------------------------------------------------------------------------------------------------------------
Fairchild Corp., 10.75% Sr. Unsec. Sub. Nts., 4/15/09                                  6,000,000          4,905,000
                                                                                                        -----------
                                                                                                         17,925,000
--------------------------------------------------------------------------------------------------------------------
CHEMICALS--3.2%
Avecia Group plc, 11% Sr. Unsec. Nts., 7/1/09                                          4,200,000          4,200,000
--------------------------------------------------------------------------------------------------------------------
ClimaChem, Inc., 10.75% Sr. Unsec. Nts., Series B, 12/1/07(1)                          2,000,000            780,000
--------------------------------------------------------------------------------------------------------------------
Georgia Gulf Corp., 10.375% Sr. Unsec. Sub. Nts., 11/1/07                              1,550,000          1,588,750
--------------------------------------------------------------------------------------------------------------------
Huntsman Corp./ICI Chemical Co. plc:
10.125% Sr. Unsec. Sub. Nts., 7/1/09                                                   2,500,000          2,475,000
10.125% Sr. Unsec. Sub. Nts., 7/1/09 [EUR]                                             2,700,000          2,274,391
Zero Coupon Sr. Unsec. Disc. Nts., 13.09%, 12/31/09(5)                                11,200,000          3,444,000
--------------------------------------------------------------------------------------------------------------------
ISP Chemco, Inc., 10.25% Sr. Sub. Nts., 7/1/11(3)                                      5,000,000          5,025,000
--------------------------------------------------------------------------------------------------------------------
Lyondell Chemical Co.:
9.625% Sr. Sec. Nts., Series A, 5/1/07                                                 3,000,000          2,992,500
9.875% Sec. Nts., Series B, 5/1/07                                                     2,500,000          2,487,500
--------------------------------------------------------------------------------------------------------------------
MacDermid, Inc., 9.125% Sr. Sub. Nts., 7/15/11(3)                                      3,200,000          3,232,000
--------------------------------------------------------------------------------------------------------------------
Messer Griesheim Holding AG, 10.375% Sr. Nts., 6/1/11(1) [EUR]                         3,000,000          2,622,344
--------------------------------------------------------------------------------------------------------------------
NL Industries, Inc., 11.75% Sr. Sec. Nts., 10/15/03(6)                                 4,060,000          4,039,700
--------------------------------------------------------------------------------------------------------------------
PCI Chemicals Canada, Inc., 9.25% Sec. Nts., 10/15/07(7)                               1,000,000            490,000
--------------------------------------------------------------------------------------------------------------------
Pioneer Americas Acquisition Corp., 9.25% Sr. Nts., 6/15/07(7,8)                       3,000,000            960,000
--------------------------------------------------------------------------------------------------------------------
PMD Group, Inc., 11% Sr. Sub. Nts., 2/28/11(3)                                         3,500,000          3,570,000
--------------------------------------------------------------------------------------------------------------------
Polymer Group, Inc., 9% Sr. Unsec. Sub. Nts., Series B, 7/1/07                         3,800,000          1,425,000
--------------------------------------------------------------------------------------------------------------------
Royster-Clark, Inc., 10.25% First Mtg. Nts., 4/1/09                                    1,500,000          1,200,000
--------------------------------------------------------------------------------------------------------------------
Sterling Chemicals, Inc.:
11.25% Sr. Sub. Nts., Series A, 4/1/07(7)                                                800,000            196,000
11.75% Sr. Unsec. Sub. Nts., 8/15/06(6,7)                                              3,000,000            735,000
12.375% Sr. Sec. Nts., Series B, 7/15/06(7)                                            6,300,000          4,945,500
                                                                                                        -----------
                                                                                                         48,682,685

                         13 OPPENHEIMER HIGH YIELD FUND

STATEMENT OF INVESTMENTS CONTINUED

                                                                                        PRINCIPAL       MARKET VALUE
                                                                                           AMOUNT         SEE NOTE 1
---------------------------------------------------------------------------------------------------------------------

CONSUMER NON-DURABLES--1.9%
AKI Holdings Corp., 0%/13.50% Sr. Disc. Debs., 7/1/09(9)                              $ 2,520,000        $ 1,297,800
---------------------------------------------------------------------------------------------------------------------
AKI, Inc., 10.50% Sr. Unsec. Nts., 7/1/08                                               4,200,000          4,032,000
---------------------------------------------------------------------------------------------------------------------
Boyds Collection Ltd. (The), 9% Sr. Unsec. Sub. Nts., Series B, 5/15/08                 3,221,000          3,253,210
---------------------------------------------------------------------------------------------------------------------
Consoltex Group, Inc., 11% Sr. Sub. Nts., Series B, 10/1/03(1)                          3,780,000            945,000
---------------------------------------------------------------------------------------------------------------------
Galey & Lord, Inc., 9.125% Sr. Unsec. Sub. Nts., 3/1/08                                 4,400,000          2,002,000
---------------------------------------------------------------------------------------------------------------------
Globe Manufacturing Corp., 10% Sr. Unsec. Sub. Nts., Series B, 8/1/08(1,7,8)            3,500,000                 --
---------------------------------------------------------------------------------------------------------------------
Holmes Products Corp., 9.875% Sr. Sub. Nts., Series C, 11/15/07                         1,000,000            365,000
---------------------------------------------------------------------------------------------------------------------
Levi Strauss & Co., 11.625% Sr. Unsec. Nts., 1/15/08                                    3,500,000          3,167,500
---------------------------------------------------------------------------------------------------------------------
Playtex Products, Inc., 9.375% Sr. Sub. Nts., 6/1/11(3)                                 2,500,000          2,556,250
---------------------------------------------------------------------------------------------------------------------
Revlon Consumer Products Corp., 9% Sr. Nts., 11/1/06                                    6,800,000          4,896,000
---------------------------------------------------------------------------------------------------------------------
Salton, Inc., 10.75% Sr. Unsec. Sub. Nts., 12/15/05                                     6,000,000          6,000,000
---------------------------------------------------------------------------------------------------------------------
Styling Technology Corp., 10.875% Sr. Unsec. Sub. Nts., 7/1/08(1,7,8)                   1,200,000                120
                                                                                                         -----------
                                                                                                          28,514,880
---------------------------------------------------------------------------------------------------------------------
ENERGY--5.0%
AEI Resources, Inc., 11.50% Sr. Sub. Nts., 12/15/06(3,7,8)                              3,500,000          1,233,750
---------------------------------------------------------------------------------------------------------------------
Belden & Blake Corp., 9.875% Sr. Sub. Nts., 6/15/07                                     4,000,000          3,280,000
---------------------------------------------------------------------------------------------------------------------
BRL Universal Equipment Corp., 8.875% Sr. Sec. Nts., 2/15/08                            2,500,000          2,562,500
---------------------------------------------------------------------------------------------------------------------
Clark Refining & Marketing, Inc., 8.875% Sr. Sub. Nts., 11/15/07                        4,900,000          3,748,500
---------------------------------------------------------------------------------------------------------------------
Denbury Management, Inc., 9% Sr. Sub. Nts., 3/1/08                                      3,000,000          2,925,000
---------------------------------------------------------------------------------------------------------------------
El Paso Energy Partners LP, 8.50% Sr. Unsec. Sub. Nts., 6/1/11(3)                       1,500,000          1,507,500
---------------------------------------------------------------------------------------------------------------------
Empresa Electrica del Norte Grande SA, 10.50% Sr. Debs., 6/15/05(3)                     2,800,000            791,000
---------------------------------------------------------------------------------------------------------------------
Frontier Oil Corp., 11.75% Sr. Nts., 11/15/09                                           5,500,000          5,912,500
---------------------------------------------------------------------------------------------------------------------
Grant Geophysical, Inc., 9.75% Sr. Unsec. Nts., Series B, 2/15/08(1)                    4,015,000          2,830,575
---------------------------------------------------------------------------------------------------------------------
Leviathan Gas Pipeline Partners LP/Leviathan Finance Corp., 10.375% Sr. Unsec
Sub. Nts., Series B, 6/1/09                                                             3,750,000          4,012,500
---------------------------------------------------------------------------------------------------------------------
Nuevo Energy Co., 9.375% Sr. Unsec. Sub. Nts., Series B, 10/1/10                        3,500,000          3,535,000
---------------------------------------------------------------------------------------------------------------------
Ocean Rig Norway AS, 10.25% Sr. Sec. Nts., 6/1/08                                       7,250,000          6,579,375
---------------------------------------------------------------------------------------------------------------------
P&L Coal Holdings Corp., 9.625% Sr. Sub. Nts., Series B, 5/15/08                        4,030,000          4,271,800
---------------------------------------------------------------------------------------------------------------------
Pogo Producing Co., 8.75% Sr. Sub. Nts., Series B, 5/15/07                              7,525,000          7,637,875
---------------------------------------------------------------------------------------------------------------------
RAM Energy, Inc., 11.50% Sr. Unsec. Nts., 2/15/08                                      13,500,000         12,453,750
---------------------------------------------------------------------------------------------------------------------
Statia Terminals International NV/Statia Terminals (Canada), Inc., 11.75%
First Mtg. Nts., Series B, 11/15/03(1)                                                    925,000            957,375
---------------------------------------------------------------------------------------------------------------------
Stone Energy Corp., 8.75% Sr. Sub. Nts., 9/15/07                                        3,010,000          3,085,250
---------------------------------------------------------------------------------------------------------------------
Universal Compression Holdings, Inc., 0%/9.875% Sr. Disc. Nts., 2/15/08(9)              8,000,000          7,320,000
                                                                                                         -----------
                                                                                                          74,644,250
---------------------------------------------------------------------------------------------------------------------
FINANCIAL--1.5%
AmeriCredit Corp., 9.875% Gtd. Sr. Nts., 4/15/06                                        1,300,000          1,313,000
---------------------------------------------------------------------------------------------------------------------
AMRESCO, Inc., 9.875% Sr. Sub. Nts., Series 98-A, 3/15/05(7)                            4,000,000          2,260,000
---------------------------------------------------------------------------------------------------------------------
Bank Plus Corp., 12% Sr. Nts., 7/18/07(1)                                                  78,000             83,460
---------------------------------------------------------------------------------------------------------------------
Conseco, Inc., 10.75% Sr. Unsec. Nts., 6/15/08                                          4,800,000          4,728,000

                         14 OPPENHEIMER HIGH YIELD FUND

                                                                                           PRINCIPAL       MARKET VALUE
                                                                                              AMOUNT         SEE NOTE 1
------------------------------------------------------------------------------------------------------------------------

FINANCIAL Continued
LaBranche & Co., Inc., 12% Sr. Unsec. Sub. Nts., 3/2/07                                  $ 2,500,000        $ 2,800,000
------------------------------------------------------------------------------------------------------------------------
Lomas Financial Corp., 9% Cv. Sr. Nts., 10/31/03 (Litigation Certificates)(1,7,8)          8,802,000                 --
------------------------------------------------------------------------------------------------------------------------
Parametric RE Ltd., 8.323% Nts., 11/19/07(2,3)                                             1,000,000          1,016,540
------------------------------------------------------------------------------------------------------------------------
Saul (B.F.) Real Estate Investment Trust, 9.75% Sr. Sec. Nts., Series B, 4/1/08           10,000,000          9,762,500
                                                                                                            -----------
                                                                                                             21,963,500
------------------------------------------------------------------------------------------------------------------------
FOOD & DRUG--1.2%
Family Restaurants, Inc.:
9.75% Sr. Nts., 2/1/02(1,7)                                                                9,500,000            605,625
10.875% Sr. Sub. Disc. Nts., 2/1/04(1,7)                                                     450,000             19,687
------------------------------------------------------------------------------------------------------------------------
Fleming Cos., Inc.:
10.125% Sr. Nts., 4/1/08(3)                                                                4,000,000          4,120,000
10.625% Sr. Sub. Nts., Series B, 7/31/07                                                   5,000,000          5,150,000
------------------------------------------------------------------------------------------------------------------------
Pantry, Inc. (The), 10.25% Sr. Sub. Nts., 10/15/07                                         1,600,000          1,560,000
------------------------------------------------------------------------------------------------------------------------
Rite Aid Corp., 11.25% Sr. Nts., 7/1/08(3)                                                 5,500,000          5,575,625
------------------------------------------------------------------------------------------------------------------------
Shoppers Food Warehouse Corp., 9.75% Sr. Nts., 6/15/04                                     1,065,000          1,110,125
                                                                                                            -----------
                                                                                                             18,141,062
------------------------------------------------------------------------------------------------------------------------
FOOD/TOBACCO--1.9%
Aurora Foods, Inc., 8.75% Sr. Sub. Nts., Series B, 7/1/08                                  2,100,000          1,795,500
------------------------------------------------------------------------------------------------------------------------
Cott Corp., 9.375% Sr. Nts., 7/1/05                                                       10,015,000         10,202,781
------------------------------------------------------------------------------------------------------------------------
Del Monte Corp., 9.25% Sr. Sub. Nts., 5/15/11(3)                                           2,500,000          2,562,500
------------------------------------------------------------------------------------------------------------------------
Doane Pet Care Co., 9.75% Sr. Unsec. Sub. Nts., 5/15/07                                    2,000,000          1,372,500
------------------------------------------------------------------------------------------------------------------------
Michael Foods, Inc., 11.75% Sr. Sub. Nts., 4/1/11(3)                                       1,600,000          1,648,000
------------------------------------------------------------------------------------------------------------------------
Packaged Ice, Inc., 9.75% Sr. Unsec. Nts., Series B, 2/1/05                                6,400,000          4,928,000
------------------------------------------------------------------------------------------------------------------------
SmithField Foods, Inc., 7.625% Sr. Unsec. Sub. Nts., 2/15/08                               2,240,000          2,195,200
------------------------------------------------------------------------------------------------------------------------
Sparkling Spring Water Group Ltd., 11.50% Sr. Sec. Sub. Nts., 11/15/07(1)                  3,435,000          2,662,125
------------------------------------------------------------------------------------------------------------------------
United Biscuits Finance plc, 10.625% Sr. Sub. Nts., 4/15/11(3) [EUR]                       2,000,000          1,807,491
                                                                                                            -----------
                                                                                                             29,174,097
------------------------------------------------------------------------------------------------------------------------
FOREST PRODUCTS/CONTAINERS--3.3%
Ainsworth Lumber, Inc., 12.50% Sr. Nts., 7/15/07(10)                                         900,000            832,500
------------------------------------------------------------------------------------------------------------------------
American Pad & Paper Co., 13% Sr. Sub. Nts., Series B, 11/15/05(1,7,8)                     2,500,000             50,000
------------------------------------------------------------------------------------------------------------------------
Ball Corp., 8.25% Sr. Unsec. Sub. Nts., 8/1/08                                             3,300,000          3,357,750
------------------------------------------------------------------------------------------------------------------------
Doman Industries Ltd., 8.75% Sr. Nts., 3/15/04                                            11,000,000          6,820,000
------------------------------------------------------------------------------------------------------------------------
Gaylord Container Corp., 9.75% Sr. Unsec. Nts., Series B, 6/15/07                          3,000,000          1,905,000
------------------------------------------------------------------------------------------------------------------------
Packaging Corp. of America, 9.625% Sr. Unsec. Sub. Nts., 4/1/09                            2,000,000          2,132,500
------------------------------------------------------------------------------------------------------------------------
Repap New Brunswick, Inc., 9% First Priority Sr. Sec. Nts., 6/1/04                         1,500,000          1,590,000
------------------------------------------------------------------------------------------------------------------------
Riverwood International Corp.:
10.625% Sr. Unsec. Nts., 8/1/07                                                            5,000,000          5,125,000
10.875% Sr. Sub. Nts., 4/1/08                                                              3,900,000          3,763,500
------------------------------------------------------------------------------------------------------------------------
SD Warren Co., 14% Unsec. Nts., 12/15/06(10)                                               9,895,722         10,712,119

                         15 OPPENHEIMER HIGH YIELD FUND

STATEMENT OF INVESTMENTS CONTINUED

                                                                                         PRINCIPAL       MARKET VALUE
                                                                                            AMOUNT         SEE NOTE 1
----------------------------------------------------------------------------------------------------------------------

FOREST PRODUCTS/CONTAINERS Continued
Stone Container Corp.:
9.25% Sr. Nts., 2/1/08(3)                                                              $ 3,000,000        $ 3,063,750
9.75% Sr. Nts., 2/1/11(3)                                                                5,000,000          5,125,000
----------------------------------------------------------------------------------------------------------------------
U.S. Timberlands Co. LP, 9.625% Sr. Nts., 11/15/07                                       5,900,000          4,749,500
                                                                                                          -----------
                                                                                                           49,226,619
----------------------------------------------------------------------------------------------------------------------
GAMING/LEISURE--6.0%
Capital Gaming International, Inc., 11.50% Promissory Nts., 8/1/1995(1,7,8)                 22,500                 --
----------------------------------------------------------------------------------------------------------------------
Capstar Hotel Co., 8.75% Sr. Sub. Nts., 8/15/07                                          2,250,000          2,250,000
----------------------------------------------------------------------------------------------------------------------
Coast Hotel & Casinos, Inc., 9.50% Sr. Unsec. Sub. Nts., 4/1/09                          2,250,000          2,311,875
----------------------------------------------------------------------------------------------------------------------
Felcor Lodging LP, 8.50% Sr. Nts., 6/1/11(3)                                             5,000,000          4,800,000
----------------------------------------------------------------------------------------------------------------------
Florida Panthers Holdings, Inc., 9.875% Sr. Sub. Nts., 4/15/09                           4,800,000          4,920,000
----------------------------------------------------------------------------------------------------------------------
Hollywood Casino Corp., 11.25% Sr. Sec. Nts., 5/1/07                                     4,500,000          4,770,000
----------------------------------------------------------------------------------------------------------------------
Hollywood Park, Inc., 9.25% Sr. Unsec. Sub. Nts., Series B, 2/15/07                      3,600,000          3,330,000
----------------------------------------------------------------------------------------------------------------------
Horseshoe Gaming LLC, 9.375% Sr. Sub. Nts., 6/15/07                                      8,900,000          9,434,000
----------------------------------------------------------------------------------------------------------------------
Intrawest Corp., 9.75% Sr. Nts., 8/15/08                                                 7,980,000          8,019,900
----------------------------------------------------------------------------------------------------------------------
Jupiters Ltd., 8.50% Sr. Unsec. Nts., 3/1/06(1)                                          5,200,000          5,148,000
----------------------------------------------------------------------------------------------------------------------
Mandalay Resort Group, 10.25% Sr. Unsec. Sub. Nts., Series B, 8/1/07                     5,000,000          5,262,500
----------------------------------------------------------------------------------------------------------------------
Meristar Hospitality Corp.:
8.75% Sr. Unsec. Sub. Nts., 8/15/07                                                      2,200,000          2,200,000
9.125% Sr. Nts., 1/15/08(3)                                                              2,000,000          2,025,000
9.125% Sr. Nts., 1/15/11(3)                                                              2,000,000          2,025,000
----------------------------------------------------------------------------------------------------------------------
MGM Mirage, Inc., 8.375% Sr. Unsec. Sub. Nts., 2/1/11                                    2,000,000          2,022,500
----------------------------------------------------------------------------------------------------------------------
Mohegan Tribal Gaming Authority, 8.75% Sr. Unsec. Sub. Nts., 1/1/09                      4,000,000          4,130,000
----------------------------------------------------------------------------------------------------------------------
Penn National Gaming, Inc., 11.125% Sr. Sub. Nts., 3/1/08(3)                             6,500,000          6,792,500
----------------------------------------------------------------------------------------------------------------------
Premier Parks, Inc.:
0%/10% Sr. Disc. Nts., 4/1/08(9)                                                         4,880,000          3,965,000
9.25% Sr. Nts., 4/1/06                                                                   1,850,000          1,850,000
9.75% Sr. Nts., 6/15/07                                                                  2,750,000          2,777,500
----------------------------------------------------------------------------------------------------------------------
Six Flags Entertainment Corp., 8.875% Sr. Nts., 4/1/06                                   3,640,000          3,640,000
----------------------------------------------------------------------------------------------------------------------
Station Casinos, Inc., 9.75% Sr. Sub. Nts., 4/15/07                                      5,800,000          5,974,000
----------------------------------------------------------------------------------------------------------------------
Venetian Casino Resort LLC/Las Vegas Sands, Inc., 12.25% Mtg. Nts., 11/15/04             2,800,000          3,010,000
                                                                                                          -----------
                                                                                                           90,657,775
----------------------------------------------------------------------------------------------------------------------
HEALTHCARE--2.2%
AdvancePCS, 8.50% Sr. Unsec. Nts., 4/1/08                                                2,000,000          2,050,000
----------------------------------------------------------------------------------------------------------------------
Beverly Enterprises, Inc., 9.625% Sr. Nts., 4/15/09(3)                                   3,200,000          3,296,000
----------------------------------------------------------------------------------------------------------------------
Charles River Laboratories International, Inc., 13.50% Sr. Sub. Nts., Series B,
10/1/09                                                                                  1,950,000          2,281,500
----------------------------------------------------------------------------------------------------------------------
DaVita, Inc., 9.25% Sr. Unsec. Sub. Nts., 4/15/11(3)                                     1,000,000          1,025,000
----------------------------------------------------------------------------------------------------------------------
Fresenius Medical Care Capital Trust II, 7.875% Nts., 2/1/08                             3,000,000          2,932,500
----------------------------------------------------------------------------------------------------------------------
ICN Pharmaceuticals, Inc., 9.75% Sr. Nts., 11/15/08(3)                                   5,040,000          5,191,200
----------------------------------------------------------------------------------------------------------------------
King Pharmaceuticals, Inc., 10.75% Sr. Unsec. Sub. Nts., 2/15/09(1)                      3,284,000          3,595,980

                         16 OPPENHEIMER HIGH YIELD FUND

                                                                                          PRINCIPAL       MARKET VALUE
                                                                                             AMOUNT         SEE NOTE 1
-----------------------------------------------------------------------------------------------------------------------

HEALTHCARE Continued
Magellan Health Services, Inc., 9% Sr. Sub. Nts., 2/15/08                               $ 7,225,000        $ 6,845,687
-----------------------------------------------------------------------------------------------------------------------
Tenet Healthcare Corp., 8.625% Sr. Sub. Nts., 1/15/07                                     1,200,000          1,251,000
-----------------------------------------------------------------------------------------------------------------------
Triad Hospitals, Inc., 8.75% Sr. Nts., 5/1/09(3)                                          3,600,000          3,681,000
-----------------------------------------------------------------------------------------------------------------------
Unilab Finance Corp., 12.75% Sr. Sub. Nts., 10/1/09                                         500,000            583,125
                                                                                                           -----------
                                                                                                            32,732,992
-----------------------------------------------------------------------------------------------------------------------
HOUSING--3.2%
Blum CB Corp., 11.25% Sr. Unsec. Sub. Nts., 6/15/11(3)                                    5,000,000          4,937,500
-----------------------------------------------------------------------------------------------------------------------
D.R. Horton, Inc.:
8% Sr. Nts., 2/1/09                                                                       1,500,000          1,455,000
9.375% Sr. Unsec. Sub. Nts., 3/15/11                                                      3,000,000          3,015,000
9.75% Sr. Sub. Nts., 9/15/10                                                              3,300,000          3,382,500
-----------------------------------------------------------------------------------------------------------------------
Del Webb Corp., 10.25% Sr. Unsec. Sub. Nts., 2/15/10                                      6,500,000          6,890,000
-----------------------------------------------------------------------------------------------------------------------
Formica Corp., 10.875% Sr. Unsec. Sub. Nts., Series B, 3/1/09                             3,500,000          2,117,500
-----------------------------------------------------------------------------------------------------------------------
KB Home, 9.50% Sr. Unsec. Sub. Nts., 2/15/11                                              6,500,000          6,565,000
-----------------------------------------------------------------------------------------------------------------------
Meritage Corp., 9.75% Sr. Nts., 6/1/11(3)                                                 1,000,000          1,000,000
-----------------------------------------------------------------------------------------------------------------------
Nortek, Inc.:
9.125% Sr. Unsec. Nts., Series B, 9/1/07                                                  5,000,000          4,925,000
9.25% Sr. Nts., Series B, 3/15/07                                                         5,500,000          5,445,000
9.875% Sr. Sub. Nts., 6/15/11(3)                                                          3,750,000          3,628,125
-----------------------------------------------------------------------------------------------------------------------
WCI Communities, Inc., 10.625% Sr. Sub. Nts., 2/15/11(3)                                  4,600,000          4,807,000
                                                                                                           -----------
                                                                                                            48,167,625
-----------------------------------------------------------------------------------------------------------------------
INFORMATION TECHNOLOGY--2.7%
Amkor Technology, Inc.:
9.25% Sr. Nts., 2/15/08(3)                                                                3,300,000          3,118,500
9.25% Sr. Unsec. Nts., 5/1/06                                                             4,500,000          4,365,000
10.50% Sr. Unsec. Sub. Nts., 5/1/09                                                       1,750,000          1,675,625
-----------------------------------------------------------------------------------------------------------------------
Cherokee International LLC, 10.50% Sr. Unsec. Sub. Nts., Series B, 5/1/09                 6,000,000          4,560,000
-----------------------------------------------------------------------------------------------------------------------
Chippac International Ltd., 12.75% Sr. Unsec. Sub. Nts., Series B, 8/1/09                 3,000,000          2,932,500
-----------------------------------------------------------------------------------------------------------------------
Communications & Power Industries, Inc., 12% Sr. Sub. Nts., Series B, 8/1/05(1)             350,000            180,250
-----------------------------------------------------------------------------------------------------------------------
Fairchild Semiconductor Corp.:
10.375% Sr. Unsec. Nts., 10/1/07                                                          7,800,000          7,605,000
10.50% Sr. Unsec. Sub. Nts., 2/1/09                                                       2,200,000          2,156,000
-----------------------------------------------------------------------------------------------------------------------
Fisher Scientific International, Inc., 9% Sr. Unsec. Sub. Nts., 2/1/08                    7,860,000          7,781,400
-----------------------------------------------------------------------------------------------------------------------
Flextronics International Ltd., 9.875% Sr. Unsec. Sub. Nts., 7/1/10                       3,300,000          3,300,000
-----------------------------------------------------------------------------------------------------------------------
Seagate Technology International, Inc., 12.50% Sr. Unsec. Sub. Nts., 11/15/07(3)          3,300,000          3,283,500
                                                                                                           -----------
                                                                                                            40,957,775

                         17 OPPENHEIMER HIGH YIELD FUND

STATEMENT OF INVESTMENTS CONTINUED

                                                                                      PRINCIPAL       MARKET VALUE
                                                                                         AMOUNT         SEE NOTE 1
-------------------------------------------------------------------------------------------------------------------

MANUFACTURING--3.2%
Actuant Corp., 13% Sr. Sub. Nts., 5/1/09                                            $ 2,200,000        $ 2,233,000
-------------------------------------------------------------------------------------------------------------------
Agco Corp., 9.50% Sr. Unsec. Nts., 5/1/08(3)                                          6,000,000          5,820,000
-------------------------------------------------------------------------------------------------------------------
Blount, Inc., 13% Sr. Sub. Nts., 8/1/09                                               2,500,000          1,456,250
-------------------------------------------------------------------------------------------------------------------
Burke Industries, Inc., 10% Sr. Sub. Nts., 8/15/07(1)                                 2,150,000            118,250
-------------------------------------------------------------------------------------------------------------------
Eagle-Picher Industries, Inc., 9.375% Sr. Unsec. Sub. Nts., 3/1/08                    2,800,000          1,897,000
-------------------------------------------------------------------------------------------------------------------
Great Lakes Dredge & Dock Corp., 11.25% Sr. Sub. Nts., 8/15/08(1)                     4,500,000          4,567,500
-------------------------------------------------------------------------------------------------------------------
Grove Worldwide LLC, 9.25% Sr. Sub. Nts., 5/1/08(1,7)                                 6,000,000            150,000
-------------------------------------------------------------------------------------------------------------------
Hydrochem Industrial Services, Inc., 10.375% Sr. Sub. Nts., 8/1/07(1)                 3,500,000          2,747,500
-------------------------------------------------------------------------------------------------------------------
Insilco Corp., 12% Sr. Sub. Nts., 8/15/07                                             7,500,000          3,562,500
-------------------------------------------------------------------------------------------------------------------
International Wire Group, Inc., 11.75% Sr. Sub. Nts., Series B, 6/1/05                6,055,000          6,138,256
-------------------------------------------------------------------------------------------------------------------
Jordan Industries, Inc., 10.375% Sr. Unsec. Nts., Series D, 8/1/07(1)                 3,150,000          2,756,250
-------------------------------------------------------------------------------------------------------------------
Moll Industries, Inc., 10.50% Sr. Unsec. Sub. Nts., 7/1/08(1)                         1,960,000            695,800
-------------------------------------------------------------------------------------------------------------------
Park-Ohio Industries, Inc., 9.25% Sr. Sub. Nts., 12/1/07(1)                           3,900,000          3,198,000
-------------------------------------------------------------------------------------------------------------------
Roller Bearing Co. of America, Inc., 9.625% Sr. Sub. Nts., Series B, 6/15/07          5,480,000          5,014,200
-------------------------------------------------------------------------------------------------------------------
Terex Corp.:
8.875% Sr. Unsec. Sub. Nts., 4/1/08                                                     700,000            675,500
8.875% Sr. Unsec. Sub. Nts., Series C, 4/1/08                                         2,000,000          1,930,000
10.375% Sr. Sub. Nts., 4/1/11(3)                                                      2,000,000          2,070,000
-------------------------------------------------------------------------------------------------------------------
Unifrax Investment Corp., 10.50% Sr. Nts., 11/1/03                                    2,800,000          2,674,000
                                                                                                       -----------
                                                                                                        47,704,006
-------------------------------------------------------------------------------------------------------------------
MEDIA/ENTERTAINMENT: BROADCASTING--2.1%
Allbritton Communications Co., 8.875% Sr. Sub. Nts., Series B, 2/1/08                 1,625,000          1,625,000
-------------------------------------------------------------------------------------------------------------------
AMFM Operating, Inc., 12.625% Sr. Sub. Debs., Series E, 10/31/06(1,10)                  842,200            928,525
-------------------------------------------------------------------------------------------------------------------
Chancellor Media Corp., 8.75% Sr. Unsec. Sub. Nts., Series B, 6/15/07                 1,400,000          1,477,000
-------------------------------------------------------------------------------------------------------------------
Cumulus Media, Inc., 10.375% Sr. Unsec. Sub. Nts., 7/1/08                             2,400,000          2,400,000
-------------------------------------------------------------------------------------------------------------------
Emmis Communications Corp., 8.125% Sr. Unsec. Sub. Nts., Series B, 3/15/09            2,000,000          1,890,000
-------------------------------------------------------------------------------------------------------------------
Emmis Escrow Corp., 0%/12.50% Sr. Disc. Nts., 3/15/11(3,9)                           13,000,000          7,410,000
-------------------------------------------------------------------------------------------------------------------
Radio One, Inc., 8.875% Sr. Sub Nts., 7/1/11(3)                                       2,500,000          2,512,500
-------------------------------------------------------------------------------------------------------------------
Sinclair Broadcast Group, Inc., 9% Sr. Unsec. Sub. Nts., 7/15/07                      4,500,000          4,365,000
-------------------------------------------------------------------------------------------------------------------
Spanish Broadcasting System, Inc., 9.625% Sr. Sub. Nts., 11/1/09                      6,500,000          6,077,500
-------------------------------------------------------------------------------------------------------------------
Young Broadcasting, Inc., 8.75% Sr. Sub. Debs., 6/15/07                               2,200,000          2,062,500
                                                                                                       -----------
                                                                                                        30,748,025
-------------------------------------------------------------------------------------------------------------------
MEDIA/ENTERTAINMENT: CABLE/WIRELESS VIDEO--11.1%
Adelphia Communications Corp.:
8.125% Sr. Nts., Series B, 7/15/03                                                    2,000,000          1,980,000
8.375% Sr. Nts., Series B, 2/1/08                                                     2,700,000          2,484,000
9.875% Sr. Nts., Series B, 3/1/07                                                     3,545,000          3,527,275
10.25% Sr. Unsec. Sub. Nts., 6/15/11(6)                                               7,000,000          6,930,000
10.875% Sr. Unsec. Nts., 10/1/10                                                      4,000,000          4,070,000
-------------------------------------------------------------------------------------------------------------------
Callahan Nordrhein Westfalen, 14.125% Sr. Nts., 7/15/11(3) [EUR]                      4,000,000          2,819,178

                         18 OPPENHEIMER HIGH YIELD FUND

                                                                                   PRINCIPAL        MARKET VALUE
                                                                                      AMOUNT          SEE NOTE 1
-----------------------------------------------------------------------------------------------------------------

MEDIA/ENTERTAINMENT: CABLE/WIRELESS VIDEO Continued
Charter Communications Holdings LLC/
Charter Communications Holdings Capital Corp.:
0%/9.92% Sr. Unsec. Disc. Nts., 4/1/11(9)                                       $ 21,000,000        $ 14,437,500
0%/11.75% Sr. Disc. Nts., 5/15/11(3,9)                                             8,500,000           4,972,500
8.25% Sr. Unsec. Nts., 4/1/07                                                      1,000,000             952,500
10.75% Sr. Unsec. Nts., 10/1/09                                                   12,000,000          12,690,000
11.125% Sr. Unsec. Nts., 1/15/11                                                   4,000,000           4,240,000
-----------------------------------------------------------------------------------------------------------------
Classic Cable, Inc., 10.50% Sr. Sub. Nts., 3/1/10                                  2,500,000             737,500
-----------------------------------------------------------------------------------------------------------------
Comcast UK Cable Partner Ltd., 11.20% Sr. Unsec. Disc. Debs., 11/15/07             5,570,000           3,815,450
-----------------------------------------------------------------------------------------------------------------
Diamond Cable Communications plc:
0%/10.75% Sr. Disc. Nts., 2/15/07(9)                                                 700,000             360,500
11.75% Sr. Disc. Nts., 12/15/05                                                   16,675,000          11,422,375
-----------------------------------------------------------------------------------------------------------------
Diamond Holdings plc, 9.125% Sr. Nts., 2/1/08                                      1,400,000             889,000
-----------------------------------------------------------------------------------------------------------------
Diva Systems Corp., 0%/12.625% Sr. Disc. Nts., Series B, 3/1/08(9)                 2,500,000             362,500
-----------------------------------------------------------------------------------------------------------------
EchoStar Broadband Corp., 10.375% Sr. Unsec. Nts., 10/1/07(6)                     17,300,000          17,386,500
-----------------------------------------------------------------------------------------------------------------
EchoStar DBS Corp., 9.375% Sr. Unsec. Nts., 2/1/09                                10,000,000           9,850,000
-----------------------------------------------------------------------------------------------------------------
EchoStar II Sinking Fund, 8.25% Bonds, 11/9/01(1)                                    378,705             378,705
-----------------------------------------------------------------------------------------------------------------
Insight Communications Co., Inc., 0%/12.25% Sr. Disc. Nts., 2/15/11(3,9)           4,000,000           2,280,000
-----------------------------------------------------------------------------------------------------------------
Insight Midwest LP/Insight Capital, Inc., 9.75% Sr. Nts., 10/1/09                  2,000,000           2,080,000
-----------------------------------------------------------------------------------------------------------------
Mediacom LLC/Mediacom Capital Corp., 9.50% Sr. Nts., 1/15/13(3)                    4,600,000           4,439,000
-----------------------------------------------------------------------------------------------------------------
NTL Communications Corp.:
0%/9.75% Sr. Unsec. Nts., Series B, 4/15/09(9) [GBP]                              19,350,000           9,252,706
0%/11.50% Sr. Nts., 11/15/09(9)EUR]                                                2,750,000             797,391
0%/12.375% Sr. Unsec. Nts., Series B, 10/1/08(9)                                   5,400,000           2,403,000
9.875% Sr. Unsec. Nts., Series B, 11/15/09 [EUR]                                   4,000,000           2,091,102
11.50% Sr. Unsec. Nts., Series B, 10/1/08                                          6,000,000           3,990,000
-----------------------------------------------------------------------------------------------------------------
NTL, Inc.:
0%/9.75% Sr. Deferred Coupon Nts., Series B, 4/1/08(9)                             2,500,000           1,093,750
0%/10.75% Sr. Unsec. Unsub. Nts., Series B, 4/1/08(9) [GBP]                        2,955,000           1,787,042
10% Sr. Nts., Series B, 2/15/07                                                    2,800,000           1,834,000
-----------------------------------------------------------------------------------------------------------------
Rogers Communications, Inc., 8.75% Sr. Nts., 7/15/07 [CAD]                         3,030,000           1,949,155
-----------------------------------------------------------------------------------------------------------------
Telewest Communications plc:
0%/9.25% Sr. Disc. Nts., 4/15/09(9)                                                7,500,000           3,693,750
0%/9.875% Sr. Disc. Nts., 4/15/09(9) [GBP]                                         8,500,000           5,738,112
11% Sr. Disc. Debs., 10/1/07                                                       9,060,000           7,678,350
11.25% Sr. Nts., 11/1/08                                                           6,065,000           5,428,175
-----------------------------------------------------------------------------------------------------------------
United International Holdings, Inc., 0%/10.75% Sr. Disc. Nts., Series B,
2/15/08(9)                                                                         6,110,000           2,077,400
-----------------------------------------------------------------------------------------------------------------
United Pan-Europe Communications NV:
0%/13.375% Sr. Unsec. Disc. Nts., Series B, 11/1/09(9)                             2,000,000             330,000
0%/13.75% Sr. Unsec. Disc. Nts., Series B, 2/1/10(9)                               6,000,000             930,000
10.875% Sr. Nts., 8/1/09 [EUR]                                                       250,000              74,078
10.875% Sr. Unsec. Nts., Series B, 8/1/09                                          5,000,000           1,787,500
11.25% Sr. Nts., Series B, 11/1/09 [EUR]                                           1,500,000             441,290
                                                                                                    ------------
                                                                                                     166,481,284

                         19 OPPENHEIMER HIGH YIELD FUND

STATEMENT OF INVESTMENTS CONTINUED

                                                                                         PRINCIPAL       MARKET VALUE
                                                                                            AMOUNT         SEE NOTE 1
----------------------------------------------------------------------------------------------------------------------

MEDIA/ENTERTAINMENT: DIVERSIFIED MEDIA--2.2%
Ackerley Group, Inc., 9% Sr. Unsec. Sub. Nts., Series B, 1/15/09                       $ 2,700,000        $ 2,376,000
----------------------------------------------------------------------------------------------------------------------
AMC Entertainment, Inc., 9.50% Sr. Unsec. Sub. Nts., 2/1/11(11)                         10,000,000          9,050,000
----------------------------------------------------------------------------------------------------------------------
IPC Magazines Group plc:
0%/10.75% Bonds, 3/15/08(9) [GBP]                                                        2,000,000          2,067,408
9.625% Bonds, 3/15/08 [GBP]                                                              1,500,000          1,919,736
----------------------------------------------------------------------------------------------------------------------
Lamar Media Corp., 9.625% Sr. Unsec. Sub. Nts., 12/1/06                                  3,000,000          3,165,000
----------------------------------------------------------------------------------------------------------------------
Mail-Well I Corp., 8.75% Sr. Unsec. Sub. Nts., Series B, 12/15/08                        4,000,000          3,460,000
----------------------------------------------------------------------------------------------------------------------
Penton Media, Inc., 10.375% Sr. Sub. Nts., 6/15/11(3)                                    5,000,000          4,950,000
----------------------------------------------------------------------------------------------------------------------
WRC Media, Inc./Weekly Reader Corp./Compass Learning Corp., 12.75% Sr. Sub.
Nts., 11/15/09                                                                           5,500,000          4,984,375
----------------------------------------------------------------------------------------------------------------------
Ziff Davis Media, Inc., 12% Sr. Sub. Nts., 7/15/10                                       1,400,000            777,000
                                                                                                          -----------
                                                                                                           32,749,519
----------------------------------------------------------------------------------------------------------------------
MEDIA/ENTERTAINMENT: TELECOMMUNICATIONS--7.1%
360networks, Inc.:
13% Sr. Unsec. Nts., 5/1/08(7) [EUR]                                                     1,000,000             14,816
13% Sr. Unsec. Nts., 5/1/08(7)                                                           3,500,000             70,000
----------------------------------------------------------------------------------------------------------------------
Adelphia Business Solutions, Inc., 12% Sr. Sub. Nts., 11/1/07                            2,000,000            930,000
----------------------------------------------------------------------------------------------------------------------
Allegiance Telecom, Inc., 0%/11.75% Sr. Unsec. Disc. Nts., Series B, 2/15/08(9)         10,000,000          5,750,000
----------------------------------------------------------------------------------------------------------------------
COLO.com, Inc., 13.875% Sr. Nts., 3/15/10(3,7,8)                                         2,000,000            295,000
----------------------------------------------------------------------------------------------------------------------
COLT Telecom Group plc:
0%/12% Sr. Unsec. Disc. Nts., 12/15/06(9)                                                6,600,000          5,973,000
10.125% Sr. Nts., 11/30/07 [GBP]                                                         2,500,000          3,305,040
----------------------------------------------------------------------------------------------------------------------
Concentric Network Corp., 12.75% Sr. Unsec. Nts., 12/15/07                               3,065,000            950,150
----------------------------------------------------------------------------------------------------------------------
Covad Communications Group, Inc., 0%/13.50% Sr. Disc. Nts., 3/15/08(9)                   6,400,000            544,000
----------------------------------------------------------------------------------------------------------------------
Equinix, Inc., 13% Sr. Unsec. Nts., 12/1/07(1)                                           5,250,000          3,281,250
----------------------------------------------------------------------------------------------------------------------
ESAT Telecom Group plc, 11.875% Sr. Unsec. Unsub. Nts., 11/1/09 [EUR]                    1,000,000          1,032,852
----------------------------------------------------------------------------------------------------------------------
Exodus Communications, Inc.:
10.75% Sr. Nts., 12/15/09 [EUR]                                                          5,000,000          1,238,153
10.75% Sr. Unsec. Sub. Nts., 12/15/09                                                      500,000            172,500
11.25% Sr. Nts., 7/1/08                                                                  6,000,000          2,100,000
11.625% Sr. Nts., 7/15/10                                                                1,200,000            420,000
----------------------------------------------------------------------------------------------------------------------
FirstWorld Communications, Inc., 0%/13% Sr. Disc. Nts., 4/15/08(1,9)                     5,000,000            200,000
----------------------------------------------------------------------------------------------------------------------
FLAG Telecom Holdings Ltd.:
11.625% Sr. Nts., 3/30/10 [EUR]                                                          1,000,000            554,523
11.625% Sr. Unsec. Nts., 3/30/10                                                         1,000,000            635,000
----------------------------------------------------------------------------------------------------------------------
Focal Communications Corp.:
0%/12.125% Sr. Unsec. Disc. Nts., 2/15/08(9)                                             4,000,000            860,000
11.875% Sr. Unsec. Nts., Series B, 1/15/10                                                 500,000            163,125
----------------------------------------------------------------------------------------------------------------------
Global Crossing Holdings Ltd.:
8.70% Sr. Nts., 8/1/07(3)                                                                6,500,000          4,972,500
9.625% Sr. Unsec. Nts., 5/15/08                                                          2,150,000          1,709,250
----------------------------------------------------------------------------------------------------------------------
Global TeleSystems, Inc., 10.50% Sr. Unsec. Bonds, 12/1/06(7) [EUR]                      3,500,000            451,873
----------------------------------------------------------------------------------------------------------------------
Globix Corp., 12.50% Sr. Unsec. Nts., 2/1/10                                             5,500,000          1,622,500

                         20 OPPENHEIMER HIGH YIELD FUND

                                                                                          PRINCIPAL       MARKET VALUE
                                                                                             AMOUNT         SEE NOTE 1
-----------------------------------------------------------------------------------------------------------------------

MEDIA/ENTERTAINMENT: TELECOMMUNICATIONS Continued
ICG Services, Inc., 0%/10% Sr. Exchangeable Unsec. Disc. Nts., 2/15/08(1,7,8,9)         $ 1,485,000        $   200,475
-----------------------------------------------------------------------------------------------------------------------
Intermedia Communications, Inc.:
0%/11.25% Sr. Disc. Nts., Series B, 7/15/07(9)                                            4,500,000          3,982,500
0%/12.25% Sr. Disc. Nts., Series B, 3/1/09(9)                                             7,000,000          5,145,000
8.875% Sr. Nts., 11/1/07                                                                  3,500,000          3,447,500
-----------------------------------------------------------------------------------------------------------------------
Jazztel plc, 13.25% Sr. Unsec. Nts., 12/15/09 [EUR]                                       6,700,000          2,127,083
-----------------------------------------------------------------------------------------------------------------------
KMC Telecom Holdings, Inc., 0%/12.50% Sr. Unsec. Disc. Nts., 2/15/08(9)                  12,500,000          1,125,000
-----------------------------------------------------------------------------------------------------------------------
Level 3 Communications, Inc.:
0%/10.50% Sr. Disc. Nts., 12/1/08(9)                                                      9,000,000          2,340,000
9.125% Sr. Unsec. Nts., 5/1/08                                                              750,000            315,000
11% Sr. Unsec. Nts., 3/15/08                                                              3,250,000          1,446,250
11.25% Sr. Nts., 3/15/10 [EUR]                                                            6,000,000          2,171,529
11.25% Sr. Unsec. Nts., 3/15/10                                                             950,000            408,500
-----------------------------------------------------------------------------------------------------------------------
McLeodUSA, Inc.:
8.125% Sr. Unsec. Nts., 2/15/09                                                           4,400,000          2,343,000
11.375% Sr. Nts., 1/1/09                                                                  4,200,000          2,667,000
-----------------------------------------------------------------------------------------------------------------------
Metromedia Fiber Network, Inc.:
10% Sr. Nts., 12/15/09                                                                    5,000,000          1,925,000
10% Sr. Nts., 12/15/09 [EUR]                                                              2,500,000            952,425
10% Sr. Unsec. Nts., Series B, 11/15/08                                                   7,000,000          2,695,000
-----------------------------------------------------------------------------------------------------------------------
Metromedia International Group, Inc., 10.50% Sr. Unsec. Disc. Nts., 9/30/07(1,2)            863,164            435,898
-----------------------------------------------------------------------------------------------------------------------
MGC Communications, Inc./Mpower Holding Corp., 13% Sr. Unsec. Nts., 4/1/10                5,000,000          1,325,000
-----------------------------------------------------------------------------------------------------------------------
Netia Holdings BV, 0%/11% Sr. Disc. Nts., 11/1/07(9) [DEM]                                1,500,000            275,948
-----------------------------------------------------------------------------------------------------------------------
Netia Holdings II BV, 13.125% Sr. Nts., Series B, 6/15/09                                 5,525,000          2,403,375
-----------------------------------------------------------------------------------------------------------------------
NorthPoint Communications Group, Inc., 12.875% Nts., 2/15/10(7)                           4,000,000            200,000
-----------------------------------------------------------------------------------------------------------------------
Ntelos, Inc., 13% Sr. Nts., 8/15/10(1)                                                    5,000,000          3,525,000
-----------------------------------------------------------------------------------------------------------------------
OpTel, Inc., 13% Sr. Nts., Series B, 2/15/05(1,7,8)                                       3,000,000          1,215,000
-----------------------------------------------------------------------------------------------------------------------
Pratama Datakom Asia BV, 12.75% Gtd. Nts., 7/15/05(1,7)                                   4,000,000            550,000
-----------------------------------------------------------------------------------------------------------------------
PSINet, Inc.:
10.50% Sr. Unsec. Nts., 12/1/06(7) [EUR]                                                  1,000,000             38,097
11% Sr. Nts., 8/1/09(7)                                                                   2,350,000            152,750
-----------------------------------------------------------------------------------------------------------------------
RCN Corp.:
0%/9.80% Sr. Disc. Nts., Series B, 2/15/08(9)                                             3,000,000            855,000
10.125% Sr. Unsec. Nts., 1/15/10                                                          1,600,000            664,000
-----------------------------------------------------------------------------------------------------------------------
Rhythms NetConnections, Inc., 14% Sr. Unsec. Nts., Series B, 2/15/10                      2,500,000             87,500
-----------------------------------------------------------------------------------------------------------------------
RSL Communications plc:
10.50% Sr. Unsec. Nts., 11/5/08(7,8)                                                      2,350,000             76,375
12.875% Sr. Unsec. Nts., 3/1/10(7,8)                                                      1,000,000             32,500
-----------------------------------------------------------------------------------------------------------------------
Tele1 Europe BV:
11.875% Sr. Nts., 12/1/09 [EUR]                                                           3,500,000          1,718,598
13% Sr. Unsec. Nts., 5/15/09 [EUR]                                                        3,000,000          1,498,482
-----------------------------------------------------------------------------------------------------------------------
Teligent, Inc., 11.50% Sr. Nts., 12/1/07(7)                                               2,300,000             17,250
-----------------------------------------------------------------------------------------------------------------------
Time Warner Telecom LLC/Time Warner Telecom, Inc., 9.75% Sr. Nts., 7/15/08                5,700,000          5,144,250
-----------------------------------------------------------------------------------------------------------------------
Time Warner Telecom, Inc., 10.125% Sr. Unsec. Sub. Nts., 2/1/11                           3,000,000          2,715,000

                         21 OPPENHEIMER HIGH YIELD FUND

STATEMENT OF INVESTMENTS CONTINUED

                                                                                   PRINCIPAL        MARKET VALUE
                                                                                      AMOUNT          SEE NOTE 1
-----------------------------------------------------------------------------------------------------------------

MEDIA/ENTERTAINMENT: TELECOMMUNICATIONS Continued
Versatel Telecom International NV:
11.25% Sr. Nts., 3/30/10 [EUR]                                                       350,000        $    110,375
11.875% Sr. Nts., 7/15/09                                                          4,000,000           1,460,000
-----------------------------------------------------------------------------------------------------------------
Viatel, Inc., 11.25% Sr. Sec. Nts., 4/15/08(7)                                     2,925,000              87,750
-----------------------------------------------------------------------------------------------------------------
WAM!NET, Inc., 0%/13.25% Sr. Unsec. Disc. Nts., Series B, 3/1/05(1,9)             12,000,000             660,000
-----------------------------------------------------------------------------------------------------------------
Williams Communications Group, Inc.:
10.875% Sr. Unsec. Nts., 10/1/09                                                   6,400,000           2,624,000
11.875% Sr. Unsec. Nts., 8/1/10                                                    7,200,000           3,024,000
-----------------------------------------------------------------------------------------------------------------
XO Communications, Inc.:
9.625% Sr. Nts., 10/1/07                                                           6,600,000           1,947,000
10.75% Sr. Unsec. Nts., 11/15/08                                                   6,700,000           2,177,500
10.75% Sr. Unsec. Nts., 6/1/09                                                     1,400,000             455,000
                                                                                                    ------------
                                                                                                     106,012,442
-----------------------------------------------------------------------------------------------------------------
MEDIA/ENTERTAINMENT: WIRELESS COMMUNICATIONS--12.6%
AirGate PCS, Inc., 0%/13.50% Sr. Sub. Disc. Nts., 10/1/09(9)                       1,800,000           1,053,000
-----------------------------------------------------------------------------------------------------------------
Alamosa Delaware, Inc., 12.50% Sr. Nts., 2/1/11(3)                                 5,800,000           5,249,000
-----------------------------------------------------------------------------------------------------------------
American Cellular Corp., 9.50% Sr. Unsec. Sub. Nts., 10/15/09(3)                   6,000,000           5,670,000
-----------------------------------------------------------------------------------------------------------------
American Tower Corp., 9.375% Sr. Nts., 2/1/09(3)                                  13,000,000          12,187,500
-----------------------------------------------------------------------------------------------------------------
CellNet Data Systems, Inc., 0%/14% Sr. Unsec. Disc. Nts., 10/1/07(1,7,9)           9,220,000              11,525
-----------------------------------------------------------------------------------------------------------------
Centennial Cellular Corp., 10.75% Sr. Sub. Nts., 12/15/08                          4,000,000           3,720,000
-----------------------------------------------------------------------------------------------------------------
Crown Castle International Corp.:
0%/10.375% Sr. Disc. Nts., 5/15/11(9)                                              5,900,000           3,702,250
0%/10.625% Sr. Unsec. Disc. Nts., 11/15/07(9)                                      8,790,000           6,900,150
9.375% Sr. Nts., 8/1/11(3)                                                         5,500,000           4,991,250
10.75% Sr. Nts., 8/1/11                                                            1,650,000           1,604,625
-----------------------------------------------------------------------------------------------------------------
CTI Holdings SA, 0%/11.50% Sr. Deferred Coupon Nts., 4/15/08(9)                    4,650,000           1,825,125
-----------------------------------------------------------------------------------------------------------------
Horizon PCS, Inc., 0%/14% Sr. Unsec. Sub. Nts., 10/1/10(9)                         6,300,000           2,488,500
-----------------------------------------------------------------------------------------------------------------
IPCS, Inc., 0%/14% Sr. Unsec. Disc. Nts., 7/15/10(9)                               3,750,000           1,537,500
-----------------------------------------------------------------------------------------------------------------
Leap Wireless International, Inc., 12.50% Sr. Nts., 4/15/10                        3,500,000           2,327,500
-----------------------------------------------------------------------------------------------------------------
Loral Space & Communications Ltd., 9.50% Sr. Nts., 1/15/06                         3,000,000           2,265,000
-----------------------------------------------------------------------------------------------------------------
Microcell Telecommunications, Inc.:
0%/11.125% Sr. Disc. Nts., Series B, 10/15/07(9) [CAD]                             6,405,000           2,331,815
0%/12% Sr. Unsec. Disc. Nts., 6/1/09(9)                                            7,000,000           3,010,000
0%/14% Sr. Disc. Nts., Series B, 6/1/06(9)                                         3,900,000           2,905,500
-----------------------------------------------------------------------------------------------------------------
Millicom International Cellular SA, 13.50% Sr. Disc. Nts., 6/1/06                  1,760,000           1,522,400
-----------------------------------------------------------------------------------------------------------------
Nextel Communications, Inc.:
0%/9.75% Sr. Disc. Nts., 10/31/07(9)                                               1,500,000           1,003,125
0%/9.95% Sr. Disc. Nts., 2/15/08(9)                                                5,000,000           3,137,500
0%/10.65% Sr. Disc. Nts., 9/15/07(9)                                               6,000,000           4,252,500
9.375% Sr. Unsec. Nts., 11/15/09                                                     500,000             397,500
-----------------------------------------------------------------------------------------------------------------
Nextel Partners, Inc., 11% Sr. Unsec. Nts., 3/15/10                                1,000,000             790,000
-----------------------------------------------------------------------------------------------------------------
Omnipoint Corp., 11.50% Sr. Nts., 9/15/09(1)                                       8,865,000          10,239,075
-----------------------------------------------------------------------------------------------------------------
ORBCOMM Global LP/ORBCOMM Capital Corp., 14% Sr. Nts., 8/15/04(1,7,8)              3,775,000              56,625
-----------------------------------------------------------------------------------------------------------------
Orion Network Systems, Inc., 0%/12.50% Sr. Disc. Nts., 1/15/07(9)                  5,310,000           1,938,150

                         22 OPPENHEIMER HIGH YIELD FUND

                                                                                        PRINCIPAL        MARKET VALUE
                                                                                           AMOUNT          SEE NOTE 1
----------------------------------------------------------------------------------------------------------------------

MEDIA/ENTERTAINMENT: WIRELESS COMMUNICATIONS Continued
Pinnacle Holdings, Inc., 0%/10% Sr. Unsec. Disc. Nts., 3/15/08(9)                    $  6,000,000        $  3,120,000
----------------------------------------------------------------------------------------------------------------------
Polska Telefoniz Cyfrowa International Financial II SA, 11.25% Sr. Sub.
Nts., 12/1/09 [EUR]                                                                     2,750,000           2,397,995
----------------------------------------------------------------------------------------------------------------------
Price Communications Wireless, Inc.:
9.125% Sr. Sec. Nts., Series B, 12/15/06                                                1,500,000           1,560,000
11.75% Sr. Sub. Nts., 7/15/07                                                           4,225,000           4,541,875
----------------------------------------------------------------------------------------------------------------------
Rogers Cantel, Inc., 8.80% Sr. Sub. Nts., 10/1/07                                       5,000,000           4,700,000
----------------------------------------------------------------------------------------------------------------------
Rural Cellular Corp., 9.625% Sr. Sub. Nts., Series B, 5/15/08                           5,800,000           5,655,000
----------------------------------------------------------------------------------------------------------------------
SBA Communications Corp.:
0%/12% Sr. Unsec. Disc. Nts., 3/1/08(9)                                                16,720,000          13,459,600
10.25% Sr. Unsec. Nts., 2/1/09                                                         12,000,000          11,040,000
----------------------------------------------------------------------------------------------------------------------
Spectrasite Holdings, Inc.:
0%/11.25% Sr. Unsec. Disc. Nts., 4/15/09(9)                                             3,500,000           1,627,500
0%/12% Sr. Disc. Nts., 7/15/08(9)                                                       7,550,000           4,095,875
0%/12.875% Sr. Unsec. Disc. Nts., Series B, 3/15/10(9)                                  2,000,000             850,000
----------------------------------------------------------------------------------------------------------------------
TeleCorp PCS, Inc.:
0%/11.625% Sr. Unsec. Sub. Disc. Nts., 4/15/09(9)                                       2,000,000           1,260,000
10.625% Sr. Unsec. Sub. Nts., 7/15/10                                                   6,400,000           6,048,000
----------------------------------------------------------------------------------------------------------------------
Tritel PCS, Inc.:
0%/12.75% Sr. Unsec. Sub. Disc. Nts., 5/15/09(9)                                        3,400,000           2,176,000
10.375% Sr. Sub. Nts., 1/15/11                                                          6,000,000           5,520,000
----------------------------------------------------------------------------------------------------------------------
Triton PCS, Inc.:
0%/11% Sr. Unsec. Sub. Disc. Nts., 5/1/08(9)                                            2,500,000           2,028,125
9.375% Sr. Unsec. Sub. Nts., 2/1/11                                                     4,000,000           3,900,000
----------------------------------------------------------------------------------------------------------------------
US Unwired, Inc., 0%/13.375% Sr. Unsec. Sub. Disc. Nts., Series B, 11/1/09(9)           6,550,000           3,250,438
----------------------------------------------------------------------------------------------------------------------
VoiceStream Wireless Corp., 10.375% Sr. Unsec. Nts., 11/15/09                          22,099,000          25,303,355
                                                                                                         ------------
                                                                                                          189,650,878
----------------------------------------------------------------------------------------------------------------------
METALS/MINERALS--2.5%
AK Steel Corp.:
7.875% Sr. Unsec. Nts., 2/15/09                                                         3,000,000           2,940,000
9.125% Sr. Nts., 12/15/06                                                                 500,000             515,000
----------------------------------------------------------------------------------------------------------------------
Better Minerals & Aggregates Co., 13% Sr. Unsec. Sub. Nts., 9/15/09                     1,250,000           1,056,250
----------------------------------------------------------------------------------------------------------------------
California Steel Industries Corp., 8.50% Sr. Unsec. Nts., Series B, 4/1/09              2,300,000           2,035,500
----------------------------------------------------------------------------------------------------------------------
Centaur Mining & Exploration Ltd., 11% Sr. Nts., 12/1/07(7)                             5,025,000             527,625
----------------------------------------------------------------------------------------------------------------------
Century Aluminum Co., 11.75% Sr. Sec. Nts., 4/15/08(3)                                  5,000,000           5,225,000
----------------------------------------------------------------------------------------------------------------------
Great Lakes Carbon Corp., 10.25% Sr. Sub. Nts., Series B, 5/15/08                       4,540,000           2,701,300
----------------------------------------------------------------------------------------------------------------------
Kaiser Aluminum & Chemical Corp.:
10.875% Sr. Nts., Series B, 10/15/06                                                      500,000             480,000
12.75% Sr. Sub. Nts., 2/1/03                                                            8,000,000           7,160,000
----------------------------------------------------------------------------------------------------------------------
Metallurg Holdings, Inc., 0%/12.75% Sr. Disc. Nts., 7/15/08(9)                          6,000,000           2,790,000
----------------------------------------------------------------------------------------------------------------------
Metallurg, Inc., 11% Sr. Nts., 12/1/07(1)                                               6,320,000           5,782,800
----------------------------------------------------------------------------------------------------------------------
National Steel Corp., 9.875% First Mtg. Bonds, Series D, 3/1/09                        12,500,000           4,437,500
----------------------------------------------------------------------------------------------------------------------
WHX Corp., 10.50% Sr. Unsec. Nts., 4/15/05                                              5,000,000           2,225,000
                                                                                                         ------------
                                                                                                           37,875,975

                         23 OPPENHEIMER HIGH YIELD FUND

STATEMENT OF INVESTMENTS CONTINUED

                                                                                        PRINCIPAL        MARKET VALUE
                                                                                           AMOUNT          SEE NOTE 1
----------------------------------------------------------------------------------------------------------------------

RETAIL--1.2%
Amazon.com, Inc., 0%/10% Sr. Unsec. Disc. Nts., 5/1/08(9)                            $ 10,000,000        $  6,675,000
----------------------------------------------------------------------------------------------------------------------
Elizabeth Arden, Inc., 11.75% Sr. Sec. Nts., Series B, 2/1/11                           2,000,000           2,135,000
----------------------------------------------------------------------------------------------------------------------
Eye Care Centers of America, Inc., 9.125% Sr. Unsec. Sub. Nts., 5/1/08                  1,000,000             405,000
----------------------------------------------------------------------------------------------------------------------
Finlay Enterprises, Inc., 9% Debs., 5/1/08                                              6,585,000           6,091,125
----------------------------------------------------------------------------------------------------------------------
Finlay Fine Jewelry Corp., 8.375% Sr. Nts., 5/1/08                                      2,100,000           1,963,500
----------------------------------------------------------------------------------------------------------------------
Just For Feet, Inc., 11% Sr. Sub. Nts., 5/1/09(1,7,8)                                     700,000                  --
                                                                                                         ------------
                                                                                                           17,269,625
----------------------------------------------------------------------------------------------------------------------
SERVICE--7.2%
Allied Waste North America, Inc.:
8.875% Sr. Sec. Nts., 4/1/08(3)                                                         8,700,000           8,971,875
10% Sr. Unsec. Sub. Nts., Series B, 8/1/09                                             12,500,000          12,906,250
----------------------------------------------------------------------------------------------------------------------
American Plumbing & Mechanical, Inc., 11.625% Sr. Sub. Nts., Series B,
10/15/08                                                                                6,000,000           5,970,000
----------------------------------------------------------------------------------------------------------------------
AP Holdings, Inc., 0%/11.25% Sr. Disc. Nts., 3/15/08(9)                                 1,400,000             106,750
----------------------------------------------------------------------------------------------------------------------
Apcoa, Inc., 9.25% Sr. Unsec. Sub. Nts., 3/15/08(1)                                     3,080,000           1,863,400
----------------------------------------------------------------------------------------------------------------------
Applied Extrusion Technologies, Inc., 10.75% Sr. Nts., 7/1/11(3)                        3,500,000           3,552,500
----------------------------------------------------------------------------------------------------------------------
Brand Scaffold Service, Inc., 10.25% Sr. Unsec. Nts., 2/15/08                           4,000,000           3,735,000
----------------------------------------------------------------------------------------------------------------------
Budget Group, Inc., 9.125% Sr. Unsec. Nts., 4/1/06                                      8,500,000           3,442,500
----------------------------------------------------------------------------------------------------------------------
Coinstar, Inc., 13% Sr. Disc. Nts., 10/1/06(1)                                          2,000,000           1,990,000
----------------------------------------------------------------------------------------------------------------------
Comforce Operating, Inc., 12% Sr. Nts., Series B, 12/1/07                               2,400,000           1,932,000
----------------------------------------------------------------------------------------------------------------------
Dyncorp, Inc., 9.50% Sr. Sub. Nts., 3/1/07                                              2,805,000           2,657,738
----------------------------------------------------------------------------------------------------------------------
Great Lakes Dredge & Dock Corp., 11.25% Sr. Unsec. Sub. Nts., 8/15/08                   4,050,000           4,131,000
----------------------------------------------------------------------------------------------------------------------
Integrated Electrical Services, Inc., 9.375% Sr. Sub. Nts., Series B, 2/1/09            3,000,000           2,955,000
----------------------------------------------------------------------------------------------------------------------
IT Group, Inc., 11.25% Sr. Unsec. Sub. Nts., Series B, 4/1/09                           4,000,000           3,780,000
----------------------------------------------------------------------------------------------------------------------
Key3Media Group, Inc., 11.25% Sr. Sub. Nts., 6/15/11                                    3,000,000           2,955,000
----------------------------------------------------------------------------------------------------------------------
Kindercare Learning Centers, Inc., 9.50% Sr. Sub. Nts., 2/15/09                         9,000,000           8,955,000
----------------------------------------------------------------------------------------------------------------------
Norse CBO Ltd., 9.342% Sub. Bonds, Series 1A, Cl. C2, 8/13/10(1)                       11,000,000           7,803,125
----------------------------------------------------------------------------------------------------------------------
Protection One, Inc./Protection One Alarm Monitoring, Inc., 7.375% Sr. Unsec
Nts., 8/15/05                                                                           1,900,000           1,453,500
----------------------------------------------------------------------------------------------------------------------
Stericycle, Inc., 12.375% Sr. Unsec. Sub. Nts., Series B, 11/15/09                      4,000,000           4,345,000
----------------------------------------------------------------------------------------------------------------------
Stewart Enterprises, Inc., 10.75% Sr. Sub. Nts., 7/1/08(3)                              5,650,000           5,847,750
----------------------------------------------------------------------------------------------------------------------
Tribasa Toll Road Trust I, Asset-Backed Securities, Series 1993-A, 10.50%,
12/1/11(1)                                                                              3,269,402           2,067,897
----------------------------------------------------------------------------------------------------------------------
United Rentals, Inc.:
9.25% Sr. Unsec. Sub. Nts., Series B, 1/15/09                                           5,500,000           5,170,000
10.75% Sr. Unsec. Nts., 4/15/08(3)                                                      7,500,000           7,800,000
----------------------------------------------------------------------------------------------------------------------
URS Corp., 12.25% Sr. Sub. Nts., Series B, 5/1/09                                       3,000,000           3,082,500
                                                                                                         ------------
                                                                                                          107,473,785

                         24 OPPENHEIMER HIGH YIELD FUND

                                                                                               PRINCIPAL        MARKET VALUE
                                                                                                  AMOUNT          SEE NOTE 1
-----------------------------------------------------------------------------------------------------------------------------

TRANSPORTATION--3.3%
Amtran, Inc.:
9.625% Nts., 12/15/05                                                                       $  2,300,000       $   1,966,500
10.50% Sr. Nts., 8/1/04                                                                        7,600,000           6,726,000
-----------------------------------------------------------------------------------------------------------------------------
Atlas Air, Inc.:
9.375% Sr. Unsec. Nts., 11/15/06                                                               3,650,000           2,646,250
10.75% Sr. Nts., 8/1/05                                                                          115,000              90,275
-----------------------------------------------------------------------------------------------------------------------------
Collins & Aikman Products Co., 11.50% Sr. Unsec. Sub. Nts., 4/15/06                            2,000,000           1,900,000
-----------------------------------------------------------------------------------------------------------------------------
Dura Operating Corp.:
9% Sr. Sub. Nts., 5/1/09(3)                                                                    4,000,000           3,780,000
9% Sr. Sub. Nts., Series B, 5/1/09                                                             4,200,000           3,969,000
9% Sr. Sub. Nts., Series B, 5/1/09 [EUR]                                                       2,500,000           1,957,763
-----------------------------------------------------------------------------------------------------------------------------
Hayes Lemmerz International, Inc., 11.875% Sr. Nts., 6/15/06(3)                                3,000,000           2,925,000
-----------------------------------------------------------------------------------------------------------------------------
Hayes Wheels International, Inc., 11% Sr. Sub. Nts., 7/15/06                                   3,000,000           2,505,000
-----------------------------------------------------------------------------------------------------------------------------
Millenium Seacarriers, Inc., Units (each unit consists of $1,000 principal amount of
12% first priority ship mtg. sr. sec. nts., 7/15/05 and one warrant to purchase five
shares of common stock)(1,2,12)                                                                5,000,000           2,750,000
-----------------------------------------------------------------------------------------------------------------------------
Navigator Gas Transport plc, 10.50% First Priority Ship Mtg. Nts., 6/30/07(3)                  5,800,000           3,219,000
-----------------------------------------------------------------------------------------------------------------------------
Oxford Automotive, Inc., 10.125% Sr. Unsec. Sub. Nts., Series D, 6/15/07                       2,150,000           1,322,250
-----------------------------------------------------------------------------------------------------------------------------
Pacific & Atlantic Holdings, Inc., 10.50% Sec. Nts., 12/31/07(1)                               1,714,561             780,125
-----------------------------------------------------------------------------------------------------------------------------
Teekay Shipping Corp., 8.875% Sr. Nts., 7/15/11(3)                                             3,400,000           3,451,000
-----------------------------------------------------------------------------------------------------------------------------
Tenneco, Inc., 11.625% Sr. Unsec. Sub. Nts., Series B, 10/15/09                                3,275,000           1,686,625
-----------------------------------------------------------------------------------------------------------------------------
Trans World Airlines, Inc., 11.50% Sr. Sec. Nts., 12/15/04(7)                                  8,500,000           8,542,500
                                                                                                               -------------
                                                                                                                  50,217,288
-----------------------------------------------------------------------------------------------------------------------------
UTILITY--1.3%
AES Corp. (The):
8.75% Sr. Unsec. Unsub. Nts., 6/15/08                                                          4,000,000           3,950,000
8.875% Sr. Unsec. Nts., 2/15/11                                                                4,000,000           3,930,000
-----------------------------------------------------------------------------------------------------------------------------
AES Drax Energy Ltd., 11.50% Sr. Sec. Sub. Nts., 8/30/10                                       2,300,000           2,507,000
-----------------------------------------------------------------------------------------------------------------------------
Azurix Corp., 10.75% Sr. Unsec. Nts., Series B, 2/15/10                                        1,200,000           1,242,000
-----------------------------------------------------------------------------------------------------------------------------
Caithness Coso Funding Corp., 9.05% Sr. Sec. Nts., Series B, 12/15/09                          1,000,000             985,000
-----------------------------------------------------------------------------------------------------------------------------
CMS Energy Corp.:
8.90% Sr. Nts., 7/15/08(13)                                                                    1,000,000             999,375
9.875% Sr. Unsec. Nts., 10/15/07                                                               5,000,000           5,218,055
-----------------------------------------------------------------------------------------------------------------------------
Subic Power Corp., 9.50% Sr. Sec. Nts., 12/28/08(3)                                              107,068              93,150
                                                                                                               -------------
                                                                                                                  18,924,580
                                                                                                               -------------
Total Corporate Bonds and Notes (Cost $1,608,272,330)                                                          1,305,895,667

                         25 OPPENHEIMER HIGH YIELD FUND

STATEMENT OF INVESTMENTS CONTINUED

                                                                                                          MARKET VALUE
                                                                                             SHARES         SEE NOTE 1
=======================================================================================================================

PREFERRED STOCKS--4.3%
AmeriKing, Inc., 13% Cum. Sr. Exchangeable, Non-Vtg.(1,10)                                   93,870        $       939
-----------------------------------------------------------------------------------------------------------------------
CGA Group Ltd., Series A, Vtg.(1,10)                                                        217,687          5,442,175
-----------------------------------------------------------------------------------------------------------------------
Doane Pet Care Co., 14.25% Jr. Sub. Debs., Non-Vtg.(1,8)                                    140,000          4,165,000
-----------------------------------------------------------------------------------------------------------------------
Dobson Communications Corp.:
12.25% Sr. Exchangeable, Non-Vtg.(10)                                                         6,962          6,283,205
13% Sr. Exchangeable, Non-Vtg.(10)                                                           10,356          9,139,170
-----------------------------------------------------------------------------------------------------------------------
e.spire Communications, Inc., 12.75% Jr. Redeemable, Non-Vtg.(1,10)                           3,738                374
-----------------------------------------------------------------------------------------------------------------------
Eagle-Picher Holdings, Inc., 11.75% Cum. Exchangeable, Series B, Non-Vtg.(1)                 28,000            462,000
-----------------------------------------------------------------------------------------------------------------------
Earthwatch, Inc., 12% Cv. Sr., Series C, Non-Vtg.(1)                                        198,916             99,458
-----------------------------------------------------------------------------------------------------------------------
Fidelity Federal Bank, l2% Non-Cum. Exchangeable, Series A, Non-Vtg.(1)                          30                757
-----------------------------------------------------------------------------------------------------------------------
Global Crossing Holdings Ltd., 10.50% Sr. Exchangeable, Non-Vtg.(10)                         27,500          1,588,125
-----------------------------------------------------------------------------------------------------------------------
Intermedia Communications, Inc., 13.50% Exchangeable, Series B(10)                            4,017          4,027,042
-----------------------------------------------------------------------------------------------------------------------
International Utility Structures, Inc.:
13%(1,10)                                                                                       254            102,235
Units (each unit consists of $1,000 principal amount of 13% sr. exchangeable
preferred stock and one warrant to purchase 30 shares of common stock)(1,10,12)                 560            225,400
-----------------------------------------------------------------------------------------------------------------------
Nebco Evans Holdings, Inc., 11.25% Sr. Redeemable Exchangeable, Non-Vtg.(1,8,10)             96,993             12,124
-----------------------------------------------------------------------------------------------------------------------
Nextel Communications, Inc., 11.125% Exchangeable, Series E, Non-Vtg.(10)                     6,633          3,996,382
-----------------------------------------------------------------------------------------------------------------------
Pacific & Atlantic Holdings, Inc., 7.50% Cum. Cv., Series A(1,8,10)                          93,750            562,500
-----------------------------------------------------------------------------------------------------------------------
Paxson Communications Corp., 13.25% Cum. Jr. Exchangeable, Non-Vtg.(10)                         583          5,378,175
-----------------------------------------------------------------------------------------------------------------------
PRIMEDIA, Inc.:
8.625% Exchangeable, Series H, Non-Vtg                                                      121,200          9,241,500
9.20% Exchangeable, Series F, Non-Vtg.(1)                                                    22,500          1,760,625
-----------------------------------------------------------------------------------------------------------------------
Rural Cellular Corp., 11.375% Cum. Sr., Series B, Non-Vtg.(10)                                9,779          8,141,018
-----------------------------------------------------------------------------------------------------------------------
SF Holdings Group, Inc.:
13.75% Exchangeable, Non-Vtg.(1)                                                                 31             67,425
13.75% Exchangeable, Series B, Non-Vtg.(1,10)                                                    84            182,700
-----------------------------------------------------------------------------------------------------------------------
Sovereign Real Estate Investment Trust, 12% Non-Cum., Series A(1)                            26,250          2,625,000
-----------------------------------------------------------------------------------------------------------------------
World Access, Inc., Cv. Sr., Series D, Non-Vtg.(1,8)                                            789              3,156
-----------------------------------------------------------------------------------------------------------------------
XO Communications, Inc.:
13.50% Sr., Series E, Non-Vtg.(10)                                                            6,571            410,688
14% Cum. Sr. Exchangeable Redeemable, Non-Vtg.(10)                                          197,286            937,109
                                                                                                           -----------
Total Preferred Stocks (Cost $114,041,062)                                                                  64,854,282

                         26 OPPENHEIMER HIGH YIELD FUND

                                                                                                          MARKET VALUE
                                                                                              SHARES        SEE NOTE 1
=======================================================================================================================

COMMON STOCKS--0.5%
Adelphia Business Solutions, Inc., Cl. B(8)                                                    6,605        $   27,081
-----------------------------------------------------------------------------------------------------------------------
Aurora Foods, Inc.(1,8)                                                                       47,818           131,021
-----------------------------------------------------------------------------------------------------------------------
Chesapeake Energy Corp.(8)                                                                   671,340         4,565,112
-----------------------------------------------------------------------------------------------------------------------
Chesapeake Energy Corp.(1,8)                                                                 300,000         1,938,000
-----------------------------------------------------------------------------------------------------------------------
Equitable Bag, Inc.(1,8)                                                                      39,357                --
-----------------------------------------------------------------------------------------------------------------------
ICO Global Communication Holdings Ltd.(8)                                                    168,429           286,329
-----------------------------------------------------------------------------------------------------------------------
OpTel, Inc., Non-Vtg.(1,8)                                                                     7,425                74
-----------------------------------------------------------------------------------------------------------------------
Pope, Evans & Robbins, Inc.(1,8)                                                           1,688,400                --
-----------------------------------------------------------------------------------------------------------------------
Resorts International, Inc.(1,8)                                                             187,187                --
-----------------------------------------------------------------------------------------------------------------------
SF Holdings Group, Inc., Cl. C(1,8)                                                            3,110            15,550
-----------------------------------------------------------------------------------------------------------------------
Siena Holdings, Inc.(8)                                                                      250,239           295,283
-----------------------------------------------------------------------------------------------------------------------
WRC Media Corp.(1,8)                                                                           9,471                95
                                                                                                            ----------
Total Common Stocks (Cost $9,640,577)                                                                        7,258,545

                                                                                              UNITS
=======================================================================================================================
RIGHTS, WARRANTS AND CERTIFICATES--0.1%
CellNet Data Systems, Inc. Wts., Exp. 10/1/07(1)                                               3,407             1,703
-----------------------------------------------------------------------------------------------------------------------
CGA Group Ltd. Wts., Exp. 6/16/07(1)                                                         130,000            39,000
-----------------------------------------------------------------------------------------------------------------------
Charles River Laboratories International, Inc. Wts., Exp. 10/1/09(1)                           3,000            55,500
-----------------------------------------------------------------------------------------------------------------------
Chesapeake Energy Corp. Wts.:
Exp. 1/23/03(1)                                                                               80,080                --
Exp. 1/23/03(1)                                                                               57,200                --
Exp. 5/1/05(1)                                                                               118,003                --
Exp. 9/1/04(1)                                                                               168,000                --
-----------------------------------------------------------------------------------------------------------------------
COLO.com, Inc. Wts., Exp. 3/15/10(1)                                                           2,000                20
-----------------------------------------------------------------------------------------------------------------------
Concentric Network Corp. Wts., Exp. 12/15/07(1)                                                3,330            51,615
-----------------------------------------------------------------------------------------------------------------------
Covergent Communications, Inc. Wts., Exp. 4/1/08(1)                                            8,200             2,870
-----------------------------------------------------------------------------------------------------------------------
Decrane Aircraft Holdings, Inc. Wts., Exp. 9/30/08(1)                                          4,000                --
-----------------------------------------------------------------------------------------------------------------------
Diva Systems Corp. Wts., Exp. 3/1/08(1)                                                        7,500                75
-----------------------------------------------------------------------------------------------------------------------
e.spire Communications, Inc. Wts., Exp. 11/1/05(1)                                             2,575             9,012
-----------------------------------------------------------------------------------------------------------------------
Equinix, Inc. Wts., Exp. 12/1/07(1)                                                            5,250           105,656
-----------------------------------------------------------------------------------------------------------------------
Golden State Bancorp, Inc. Litigation Wts                                                    107,699           141,086
-----------------------------------------------------------------------------------------------------------------------
HF Holdings, Inc. Wts., Exp. 9/27/09(1)                                                        1,445               144
-----------------------------------------------------------------------------------------------------------------------
Horizon PCS, Inc. Wts., Exp. 10/1/10(1)                                                        6,300           125,213
-----------------------------------------------------------------------------------------------------------------------
ICG Communications, Inc. Wts., Exp. 9/15/05(1)                                                50,820             5,336
-----------------------------------------------------------------------------------------------------------------------
ICO Global Communication Holdings Ltd. Wts.:
Exp. 5/16/06(1)                                                                               42,243             2,112
Exp. 5/16/06                                                                                      63                16
-----------------------------------------------------------------------------------------------------------------------
In-Flight Phone Corp. Wts., Exp. 8/31/02(1)                                                    6,000                --
-----------------------------------------------------------------------------------------------------------------------
Insilco Corp. Wts., Exp. 8/15/07(1)                                                            7,055                71
-----------------------------------------------------------------------------------------------------------------------
Internet Commerce & Communications, Inc. Wts., Exp. 7/3/03(1)                                 24,520             3,678
-----------------------------------------------------------------------------------------------------------------------
IPCS, Inc. Wts., Exp. 6/15/10(1)                                                               3,750            76,875

                         27 OPPENHEIMER HIGH YIELD FUND

STATEMENT OF INVESTMENTS CONTINUED

                                                                                                            MARKET VALUE
                                                                                            UNITS             SEE NOTE 1
=========================================================================================================================

RIGHTS, WARRANTS AND CERTIFICATES Continued
KMC Telecom Holdings, Inc. Wts., Exp. 4/15/08(1)                                           12,340         $        6,170
-------------------------------------------------------------------------------------------------------------------------
Leap Wireless International, Inc. Wts., Exp. 4/15/10(1)                                     3,500                140,420
-------------------------------------------------------------------------------------------------------------------------
Long Distance International, Inc. Wts., Exp. 4/13/08(1)                                     2,800                     28
-------------------------------------------------------------------------------------------------------------------------
Loral Space & Communications Ltd. Wts., Exp. 1/15/07(1)                                     3,910                     39
-------------------------------------------------------------------------------------------------------------------------
Millenium Seacarriers, Inc. Wts., Exp. 7/15/05(1)                                           6,400                     64
-------------------------------------------------------------------------------------------------------------------------
Ntelos, Inc. Wts., Exp. 8/15/10(1)                                                          5,000                 25,625
-------------------------------------------------------------------------------------------------------------------------
Pathmark Stores, Inc. Wts., Exp. 9/19/10                                                  100,000                878,000
-------------------------------------------------------------------------------------------------------------------------
PLD Telekom, Inc., 9% Cv. Sub. Nts. Wts., Exp. 3/31/03 (cv. into Metromedia
International Group, Inc.)(1)                                                                 630                      6
-------------------------------------------------------------------------------------------------------------------------
Protection One, Inc. Wts.:
Exp. 11/1/03(1)                                                                           182,000                     --
Exp. 6/30/05(1)                                                                            49,120                  4,912
-------------------------------------------------------------------------------------------------------------------------
Republic Technologies International LLC Wts., Exp. 7/15/09(1)                               1,200                     12
-------------------------------------------------------------------------------------------------------------------------
Telergy, Inc. Wts., Exp. 9/25/10(1)                                                         8,077                     81
-------------------------------------------------------------------------------------------------------------------------
WAM!NET, Inc. Wts., Exp. 3/1/05(1)                                                         30,480                    305
                                                                                                          --------------
Total Rights, Warrants and Certificates (Cost $1,538,410)                                                      1,675,644
-------------------------------------------------------------------------------------------------------------------------
TOTAL INVESTMENTS, AT VALUE (COST $1,829,525,375)                                            97.7%         1,465,213,836
-------------------------------------------------------------------------------------------------------------------------
OTHER ASSETS NET OF LIABILITIES                                                               2.3             34,106,487
                                                                                     -----------------------------------
NET ASSETS                                                                                  100.0%        $1,499,320,323
                                                                                     ===================================

                         28 OPPENHEIMER HIGH YIELD FUND

FOOTNOTES TO STATEMENT OF INVESTMENTS

Principal amount is reported in U.S. Dollars, except for those denoted in the following currencies:

CAD     Canadian Dollar                     GBP     British Pound Sterling
DEM     German Mark                         IDR     Indonesian Rupiah
EUR     Euro                                MXN     Mexican Nuevo Peso

1.   Identifies issues considered to be illiquid or restricted--See Note 7 of
     Notes to Financial Statements.

2.   Represents the current interest rate for a variable or increasing rate security.

3. Represents securities
sold under Rule 144A, which are exempt from registration under the Securities
Act of 1933, as amended. These securities have been determined to be liquid under guidelines established by the Board of Trustees. These securities amount to $228,848,551 or 15.26% of the Fund’s net assets as of June 30, 2001.

4. Interest-Only Strips
represent the right to receive the monthly interest payments on an underlying pool of mortgage loans. These securities typically decline in price as interest rates decline. Most other fixed income securities increase in price when interest rates decline. The principal amount of the underlying pool represents the notional amount on which current interest is calculated. The price of these securities is typically more sensitive to changes in prepayment rates than traditional mortgage-backed securities (for example, GNMA pass-throughs).
Interest rates disclosed represent current yields based upon the current cost basis and estimated timing and amount of future cash flows.

5.   Zero coupon bond reflects the effective yield on the date of purchase.

6.   Securities with an aggregate market value of $6,690,425 are held in collateralized accounts to cover initial margin requirements on open futures sales contracts. See Note 6 of Notes to Financial Statements

7.   Issuer is in default.

8.   Non-income-producing security.

9.   Denotes a step bond: a zero coupon bond that converts to a fixed or variable interest rate at a designated future date.

10.  Interest or dividend is paid in kind.

11.  A sufficient amount of securities has been designated to cover outstanding foreign currency contracts. See Note 5 of Notes to Financial Statements.

12. Units may be comprised
of several components, such as debt and equity and/or warrants to purchase equity at some point in the future. For units which represent debt securities, principal amount disclosed represents total underlying principal.

13.  When-issued security to be delivered and settled after June 30, 2001.

Affiliated company.
Represents ownership of at least 5% of the voting securities of the issuer, and is or was an affiliate, as defined in the Investment Company Act of 1940, at or during the period ended June 30, 2001. There were no ]affiliate securities held by the Fund as of June 30, 2001. Transactions during the period in which the the issuer was an affiliate are as follows:

                                       SHARES/                                                          SHARES/
                                     PRINCIPAL           GROSS                  GROSS                 PRINCIPAL       DIVIDEND
                                 JUNE 30, 2000       ADDITIONS             REDUCTIONS             JUNE 30, 2001         INCOME
-------------------------------------------------------------------------------------------------------------------------------

STOCKS AND WARRANTS
CGA Group Ltd.,
  Series A*                            196,699          20,988                     --                   217,687       $688,243
CGA Group Ltd.
  Wts., Exp. 6/16/07*                  130,000              --                     --                   130,000             --
Pope, Evans &
  Robbins, Inc.*                     1,688,400              --                     --                 1,688,400             --
BONDS AND NOTES
Pope, Evans &
  Robbins, Inc., 7%
  Sr. Nts., 5/15/1998                5,955,189              --              5,955,189                        --             --
                                                                                                                      --------
                                                                                                                      $688,243
                                                                                                                      ========
* No longer an affiliate at June 30, 2001. SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS. 29 OPPENHEIMER HIGH YIELD FUND STATEMENT OF ASSETS AND LIABILITIES JUNE 30, 2001

===============================================================================================================
ASSETS
Investments, at value (cost $1,829,525,375)--see accompanying statement                        $ 1,465,213,836
---------------------------------------------------------------------------------------------------------------
Unrealized appreciation on foreign currency contracts                                                  130,041
---------------------------------------------------------------------------------------------------------------
Receivables and other assets:
Interest, dividends and principal paydowns                                                          36,266,975
Investments sold                                                                                     9,611,849
Shares of beneficial interest sold                                                                   3,136,718
Closed foreign currency contracts                                                                      174,005
Other                                                                                                   94,148
                                                                                               ---------------
Total assets                                                                                     1,514,627,572
===============================================================================================================
LIABILITIES
Bank overdraft                                                                                       3,616,058
---------------------------------------------------------------------------------------------------------------
Unrealized depreciation on foreign currency contracts                                                  185,980
---------------------------------------------------------------------------------------------------------------
Payables and other liabilities:
Dividends                                                                                            5,503,622
Shares of beneficial interest redeemed                                                               2,274,918
Investments purchased (including $988,432 purchased on a when-issued basis)                          1,624,863
Distribution and service plan fees                                                                     914,442
Daily variation on futures contracts                                                                   850,920
Shareholder reports                                                                                    175,909
Transfer and shareholder servicing agent fees                                                          102,627
Trustees' compensation                                                                                  17,867
Other                                                                                                   40,043
                                                                                               ---------------
Total liabilities                                                                                   15,307,249
===============================================================================================================
NET ASSETS                                                                                     $ 1,499,320,323
                                                                                               ===============
===============================================================================================================
COMPOSITION OF NET ASSETS
Paid-in capital                                                                                $ 2,095,499,633
---------------------------------------------------------------------------------------------------------------
Undistributed (overdistributed) net investment income                                               (6,028,316)
---------------------------------------------------------------------------------------------------------------
Accumulated net realized gain (loss) on investments and foreign currency transactions             (225,054,123)
---------------------------------------------------------------------------------------------------------------
Net unrealized appreciation (depreciation) on investments and translation of assets and
liabilities denominated in foreign currencies                                                     (365,096,871)
                                                                                               ---------------
NET ASSETS                                                                                     $ 1,499,320,323
                                                                                               ===============
30 OPPENHEIMER HIGH YIELD FUND

======================================================================================================================
NET ASSET VALUE PER SHARE
Class A Shares:
Net asset value and redemption price per share (based on net assets of $962,017,482 and
94,287,026 shares of beneficial interest outstanding)                                                       $   10.20
Maximum offering price per share (net asset value plus sales charge of 4.75% of offering price)             $   10.71
----------------------------------------------------------------------------------------------------------------------
Class B Shares:
Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of $386,309,089 and
38,293,065 shares of beneficial interest outstanding)                                                       $   10.09
----------------------------------------------------------------------------------------------------------------------
Class C Shares:
Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of $90,603,335 and 8,896,325 shares of beneficial
interest outstanding)                                                                                       $   10.18
----------------------------------------------------------------------------------------------------------------------
Class N Shares:
Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of $146,487 and 14,356 shares of beneficial
interest outstanding)                                                                                       $   10.20
----------------------------------------------------------------------------------------------------------------------
Class Y Shares:
Net asset value, redemption price and offering price per share (based on net assets of
$60,243,930 and 5,943,738 shares of beneficial interest outstanding)                                        $   10.14
SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS. 31 OPPENHEIMER HIGH YIELD FUND STATEMENT OF OPERATIONS FOR THE YEAR ENDED JUNE 30, 2001

===================================================================================================
INVESTMENT INCOME
Interest (net of foreign withholding taxes of $11,414)                               $ 175,278,194
---------------------------------------------------------------------------------------------------
Dividends:
Unaffiliated companies                                                                   9,935,805
Affiliated companies                                                                       688,243
                                                                                     -------------
Total income                                                                           185,902,242
===================================================================================================
EXPENSES
Management fees                                                                          9,796,423
---------------------------------------------------------------------------------------------------
Distribution and service plan fees:
Class A                                                                                  2,488,861
Class B                                                                                  4,158,276
Class C                                                                                    836,427
Class N                                                                                         38
---------------------------------------------------------------------------------------------------
Transfer and shareholder servicing agent fees:
Class A                                                                                    918,334
Class B                                                                                    373,185
Class C                                                                                     74,654
Class N                                                                                         18
Class Y                                                                                    151,872
---------------------------------------------------------------------------------------------------
Shareholder reports                                                                        643,261
---------------------------------------------------------------------------------------------------
Custodian fees and expenses                                                                 64,216
---------------------------------------------------------------------------------------------------
Trustees' compensation                                                                      59,100
---------------------------------------------------------------------------------------------------
Other                                                                                      182,548
                                                                                     -------------
Total expenses                                                                          19,747,213
Less reduction to custodian expenses                                                       (43,427)
                                                                                     -------------
Net expenses                                                                            19,703,786
===================================================================================================
NET INVESTMENT INCOME                                                                  166,198,456
===================================================================================================
REALIZED AND UNREALIZED GAIN (LOSS)
Net realized gain (loss) on:
Investments:
  Unaffiliated companies                                                               (59,354,396)
  Affiliated companies                                                                  (3,100,823)
Closing of futures contracts                                                              (132,276)
Foreign currency transactions                                                            1,547,239
                                                                                     -------------
Net realized gain (loss)                                                               (61,040,256)
---------------------------------------------------------------------------------------------------
Net change in unrealized appreciation (depreciation) on:
Investments                                                                           (160,672,747)
Translation of assets and liabilities denominated in foreign currencies                 (6,985,901)
                                                                                     -------------
Net change                                                                            (167,658,648)
                                                                                     -------------
Net realized and unrealized gain (loss)                                               (228,698,904)
===================================================================================================
NET DECREASE IN NET ASSETS RESULTING FROM OPERATIONS                                 $ (62,500,448)
                                                                                     =============
SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS. 32 OPPENHEIMER HIGH YIELD FUND STATEMENTS OF CHANGES IN NET ASSETS

YEAR ENDED JUNE 30,                                                                        2001                    2000
========================================================================================================================

OPERATIONS
Net investment income (loss)                                                    $   166,198,456         $   175,362,212
------------------------------------------------------------------------------------------------------------------------
Net realized gain (loss)                                                            (61,040,256)            (61,620,125)
------------------------------------------------------------------------------------------------------------------------
Net change in unrealized appreciation (depreciation)                               (167,658,648)           (110,365,675)
                                                                                ---------------------------------------
Net increase (decrease) in net assets resulting from operations                     (62,500,448)              3,376,412
========================================================================================================================
DIVIDENDS AND/OR DISTRIBUTIONS TO SHAREHOLDERS
Dividends from net investment income:
Class A                                                                            (120,244,822)           (112,851,471)
Class B                                                                             (44,557,703)            (47,430,405)
Class C                                                                              (8,930,958)             (8,040,053)
Class N                                                                                  (1,796)                     --
Class Y                                                                              (6,543,986)             (5,632,221)
========================================================================================================================
BENEFICIAL INTEREST TRANSACTIONS
Net increase (decrease) in net assets resulting from beneficial interest transactions:
Class A                                                                              54,048,518             (34,915,560)
Class B                                                                              (3,591,501)            (77,591,865)
Class C                                                                              21,532,450              (3,112,912)
Class N                                                                                 150,073                      --
Class Y                                                                              15,044,636               6,317,066
========================================================================================================================
NET ASSETS
Total decrease                                                                     (155,595,537)           (279,881,009)
------------------------------------------------------------------------------------------------------------------------
Beginning of period                                                               1,654,915,860           1,934,796,869
                                                                                ---------------------------------------
End of period [including undistributed (overdistributed) net investment
income of $(6,028,316) and $2,467,208, respectively]                            $ 1,499,320,323         $ 1,654,915,860
                                                                                =======================================
SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS. 33 OPPENHEIMER HIGH YIELD FUND FINANCIAL HIGHLIGHTS

CLASS A       YEAR ENDED JUNE 30,                  2001              2000            1999            1998               1997
================================================================================================================================

PER SHARE OPERATING DATA
Net asset value, beginning of period         $    11.89        $    13.06      $    14.44      $    13.98         $    13.51
--------------------------------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income                              1.18(1)           1.26            1.26            1.24               1.27
Net realized and unrealized gain (loss)           (1.59)(1)         (1.18)          (1.39)            .43                .43
                                             -----------------------------------------------------------------------------------

Total income (loss) from investment
operations                                         (.41)              .08            (.13)           1.67               1.70
--------------------------------------------------------------------------------------------------------------------------------
Dividends and/or distributions to
shareholders:
Dividends from net investment income              (1.28)            (1.25)          (1.25)          (1.21)             (1.23)
                                             -----------------------------------------------------------------------------------
Total dividends and/or distributions to
shareholders                                      (1.28)            (1.25)          (1.25)          (1.21)             (1.23)
--------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period               $    10.20        $    11.89      $    13.06      $    14.44         $    13.98
                                             ===================================================================================
================================================================================================================================
TOTAL RETURN, AT NET ASSET VALUE(2)               (3.69)%            0.71%          (0.71)%         12.34%             13.10%
================================================================================================================================
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in thousands)     $  962,017        $1,065,220      $1,027,730      $1,257,100         $1,167,055
--------------------------------------------------------------------------------------------------------------------------------
Average net assets (in thousands)            $1,038,442        $1,125,834      $1,198,756      $1,226,580         $1,127,509
--------------------------------------------------------------------------------------------------------------------------------
Ratios to average net assets:(3)
Net investment income                             10.66%            10.12%           9.40%           8.64%              9.22%
Expenses                                           1.00%             1.02%           0.99%           1.00%(4)           1.00%(4)
--------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                              33%               24%             43%            117%               126%
>1. Without the adoption of the change in amortization method as discussed in Note 1 in the Notes to Financial Statements, these amounts would have been:

     Net investment income                            1.19
     Net realized and unrealized gain (loss)         (1.60)
     Net investment income ratio                     10.89%
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year. 3. Annualized for periods of less than one full year. 4. Expense ratio reflects the reduction to custodian expenses. SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS. 34 OPPENHEIMER HIGH YIELD FUND

CLASS B       YEAR ENDED JUNE 30,                       2001             2000           1999           1998              1997
=================================================================================================================================

PER SHARE OPERATING DATA
Net asset value, beginning of period               $   11.77        $   12.95      $   14.33      $   13.88         $   13.43
---------------------------------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income                                   1.10(1)          1.15           1.14           1.11              1.15
Net realized and unrealized gain (loss)                (1.58)(1)        (1.18)         (1.38)           .44               .43
                                                   ------------------------------------------------------------------------------
Total income (loss) from investment operations          (.48)            (.03)          (.24)          1.55              1.58
---------------------------------------------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                   (1.20)           (1.15)         (1.14)         (1.10)            (1.13)
                                                   -----------------------------------------------------------------------------
Total dividends and/or distributions to
shareholders                                           (1.20)           (1.15)         (1.14)         (1.10)            (1.13)
---------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                     $   10.09        $   11.77      $   12.95      $   14.33         $   13.88
                                                   ==============================================================================
=================================================================================================================================
TOTAL RETURN, AT NET ASSET VALUE(2)                    (4.37)%          (0.13)%        (1.48)%        11.50%            12.18%
=================================================================================================================================
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in thousands)           $ 386,309        $ 453,375      $ 580,468      $ 527,516         $ 396,678
---------------------------------------------------------------------------------------------------------------------------------
Average net assets (in thousands)                  $ 414,648        $ 509,815      $ 544,925      $ 464,492         $ 335,220
---------------------------------------------------------------------------------------------------------------------------------
Ratios to average net assets:(3)
Net investment income                                   9.91%            9.35%          8.61%          7.86%             8.41%
Expenses                                                1.76%            1.79%          1.78%          1.79%(4)          1.80%(4)
---------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                   33%              24%            43%           117%              126%
>1. Without the adoption of the change in amortization method as discussed in Note 1 in the Notes to Financial Statements, these amounts would have been:

     Net investment income                            1.12
     Net realized and unrealized gain (loss)         (1.60)
     Net investment income ratio                     10.14%
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year. 3. Annualized for periods of less than one full year. 4. Expense ratio reflects the reduction to custodian expenses. SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS. 35 OPPENHEIMER HIGH YIELD FUND FINANCIAL HIGHLIGHTS CONTINUED

CLASS C         YEAR ENDED JUNE 30,                     2001             2000           1999           1998              1997
=================================================================================================================================

PER SHARE OPERATING DATA
Net asset value, beginning of period               $   11.87        $   13.04      $   14.42      $   13.97         $   13.50
---------------------------------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income                                   1.11(1)          1.16           1.15           1.22              1.14
Net realized and unrealized gain (loss)                (1.60)(1)        (1.18)         (1.39)           .33               .45
                                                   ------------------------------------------------------------------------------
Total income (loss) from investment operations          (.49)            (.02)          (.24)          1.55              1.59
---------------------------------------------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                   (1.20)           (1.15)         (1.14)         (1.10)            (1.12)
                                                   ------------------------------------------------------------------------------
Total dividends and/or distributions to
shareholders                                           (1.20)           (1.15)         (1.14)         (1.10)            (1.12)
---------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                     $   10.18        $   11.87      $   13.04      $   14.42         $   13.97
                                                   ==============================================================================
=================================================================================================================================
TOTAL RETURN, AT NET ASSET VALUE(2)                    (4.43)%          (0.06)%        (1.49)%        11.42%            12.23%
=================================================================================================================================
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in thousands)           $  90,603        $  82,204      $  93,607      $  65,506         $  30,463
---------------------------------------------------------------------------------------------------------------------------------
Average net assets (in thousands)                  $  83,776        $  87,141      $  79,889      $  48,077         $  17,654
---------------------------------------------------------------------------------------------------------------------------------
Ratios to average net assets:(3)
Net investment income                                   9.90%            9.35%          8.60%          7.87%             8.40%
Expenses                                                1.76%            1.79%          1.78%          1.78%(4)          1.82%(4)
---------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                   33%              24%            43%           117%              126%
>1. Without the adoption of the change in amortization method as discussed in Note 1 in the Notes to Financial Statements, these amounts would have been:

     Net investment income                            1.12
     Net realized and unrealized gain (loss)         (1.61)
     Net investment income ratio                     10.13%
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year. 3. Annualized for periods of less than one full year. 4. Expense ratio reflects the reduction to custodian expenses. SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS. 36 OPPENHEIMER HIGH YIELD FUND

                                                          PERIOD ENDED
CLASS N                                               JUNE 30, 2001(1)
======================================================================

PER SHARE OPERATING DATA
Net asset value, beginning of period                        $ 11.33
----------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income                                           .41
Net realized and unrealized gain (loss)                       (1.13)
                                                            -------
Total income (loss) from investment operations                 (.72)
----------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                           (.41)
                                                            -------
Total dividends and/or distributions to shareholders           (.41)
----------------------------------------------------------------------
Net asset value, end of period                              $ 10.20
                                                            =========
=====================================================================
TOTAL RETURN, AT NET ASSET VALUE(2)                           (6.43)%
=====================================================================
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in thousands)                    $   146
----------------------------------------------------------------------
Average net assets (in thousands)                           $    46
----------------------------------------------------------------------
Ratios to average net assets:(3)
Net investment income                                         11.47%
Expenses                                                       1.04%
----------------------------------------------------------------------
Portfolio turnover rate                                          33%
1. For the period from March 1, 2001 (inception of offering) to June 30, 2001. 2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year. 3. Annualized for periods of less than one full year. SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS. 37 OPPENHEIMER HIGH YIELD FUND FINANCIAL HIGHLIGHTS CONTINUED

CLASS Y         YEAR ENDED JUNE 30,                              2001                 2000               1999            1998(1)
====================================================================================================================================

PER SHARE OPERATING DATA
Net asset value, beginning of period                        $   11.82            $   13.02          $   14.42          $   14.48
------------------------------------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income                                            1.20(2)              1.27               1.28                .90
Net realized and unrealized gain (loss)                         (1.59)(2)            (1.18)             (1.39)              (.08)
                                                            ------------------------------------------------------------------------
Total income (loss) from investment operations                   (.39)                 .09               (.11)               .82
------------------------------------------------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                            (1.29)               (1.29)             (1.29)              (.88)
                                                            ------------------------------------------------------------------------
Total dividends and/or distributions to shareholders            (1.29)               (1.29)             (1.29)              (.88)
------------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                              $   10.14            $   11.82          $   13.02          $   14.42
                                                            ========================================================================
====================================================================================================================================
TOTAL RETURN, AT NET ASSET VALUE(3)                             (3.57)%               0.85%             (0.54)%             5.81%
====================================================================================================================================
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in thousands)                    $  60,244            $  54,117          $  52,993          $  11,254
------------------------------------------------------------------------------------------------------------------------------------
Average net assets (in thousands)                           $  56,669            $  54,022          $  34,043          $   5,562
------------------------------------------------------------------------------------------------------------------------------------
Ratios to average net assets:(4)
Net investment income                                           10.72%               10.30%              9.73%              9.14%
Expenses                                                         0.94%                0.86%              0.76%              0.81%(5)
------------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                            33%                  24%                43%               117%
1. For the period from October 15, 1997 (inception of offering) to June 30, 1998. 2. Without the adoption of the change in amortization method as discussed in Note 1 in the Notes to Financial Statements, these amounts would have been:

     Net investment income                            1.21
     Net realized and unrealized gain (loss)         (1.60)
     Net investment income ratio                     10.95%

3.   Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.

4.   Annualized for periods of less than one full year.

5.   Expense ratio reflects the reduction to custodian expenses.
SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS. 38 OPPENHEIMER HIGH YIELD FUND NOTES TO FINANCIAL STATEMENTS ================================================================================ 1. SIGNIFICANT ACCOUNTING POLICIES Oppenheimer High Yield Fund (the Fund) is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company. The Fund's primary investment objective is to seek a high level of current income by investing in a diversified portfolio of high yield, lower rated fixed income securities the Fund's investment manager, OppenheimerFunds, Inc. (the Manager), believes do not involve undue risk. The Fund offers Class A, Class B, Class C, Class N and Class Y shares. Class A shares are sold at their offering price, which is normally net asset value plus a front-end sales charge. Class B, Class C and Class N shares are sold without a front-end sales charge but may be subject to a contingent deferred sales charge (CDSC). Class N shares are sold only through retirement plans. Retirement plans that offer Class N shares may impose charges on those accounts. Class Y shares are sold to certain institutional investors without either a front-end sales charge or a CDSC. All classes of shares have identical rights to earnings, assets and voting privileges, except that each class has its own expenses directly attributable to that class and exclusive voting rights with respect to matters affecting that class. Classes A, B, C and N have separate distribution and/or service plans. No such plan has been adopted for Class Y shares. Class B shares will automatically convert to Class A shares six years after the date of purchase. The following is a summary of significant accounting policies consistently followed by the Fund. -------------------------------------------------------------------------------- SECURITIES VALUATION. Securities listed or traded on National Stock Exchanges or other domestic or foreign exchanges are valued based on the last sale price of the security traded on that exchange prior to the time when the Fund's assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the closing bid and asked prices, and if not, at the closing bid price. Securities (including restricted securities) for which quotations are not readily available are valued primarily using dealer-supplied valuations, a portfolio pricing service authorized by the Board of Trustees, or at their fair value. Fair value is determined in good faith under consistently applied procedures under the supervision of the Board of Trustees. Short-term "money market type" debt securities with remaining maturities of sixty days or less are valued at amortized cost (which approximates market value). -------------------------------------------------------------------------------- SECURITIES PURCHASED ON A WHEN-ISSUED OR FORWARD COMMITMENT BASIS. Delivery and payment for securities that have been purchased by the Fund on a when-issued basis can take place a month or more after the trade date. Normally the settlement date occurs within six months after the trade date; however, the Fund may, from time to time, purchase securities whose settlement date extends beyond six months or more beyond trade date. During this period, such securities do not earn interest, are subject to market fluctuation and may increase or decrease in value prior to their delivery. The Fund maintains segregated assets with a market value equal to or greater than the amount of its purchase commitments. The purchase of securities on a when-issued or forward commitment basis may increase the volatility of the Fund's net asset value to the extent the 39 OPPENHEIMER HIGH YIELD FUND NOTES TO FINANCIAL STATEMENTS CONTINUED ================================================================================ 1. SIGNIFICANT ACCOUNTING POLICIES Continued Fund makes such purchases while remaining substantially fully invested. As of June 30, 2001, the Fund had entered into net outstanding when-issued or forward commitments of $988,432. In connection with its ability to purchase securities on a when-issued basis, the Fund may enter into mortgage dollar-rolls in which the Fund sells securities for delivery in the current month and simultaneously contracts with the same counterparty to repurchase similar (same type, coupon and maturity) but not identical securities on a specified future date. The Fund records each dollar-roll as a sale and a new purchase transaction. -------------------------------------------------------------------------------- SECURITY CREDIT RISK. The Fund invests in high-yield securities, which may be subject to a greater degree of credit risk, greater market fluctuations and risk of loss of income and principal, and may be more sensitive to economic conditions than lower yielding, higher rated fixed income securities. The Fund may acquire securities in default, and is not obligated to dispose of securities whose issuers subsequently default. As of June 30, 2001, securities with an aggregate market value of $24,185,843, representing 1.61% of the Fund's net assets, were in default. -------------------------------------------------------------------------------- FOREIGN CURRENCY TRANSLATION. The accounting records of the Fund are maintained in U.S. dollars. Prices of securities denominated in foreign currencies are translated into U.S. dollars at the closing rates of exchange. Amounts related to the purchase and sale of foreign securities and investment income are translated at the rates of exchange prevailing on the respective dates of such transactions. The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains and losses in the Fund's Statement of Operations. -------------------------------------------------------------------------------- REPURCHASE AGREEMENTS. The Fund requires its custodian bank to take possession, to have legally segregated in the Federal Reserve Book Entry System or to have segregated within the custodian's vault, all securities held as collateral for repurchase agreements. The market value of the underlying securities is required to be at least 102% of the resale price at the time of purchase. If the seller of the agreement defaults and the value of the collateral declines, or if the seller enters an insolvency proceeding, realization of the value of the collateral by the Fund may be delayed or limited. -------------------------------------------------------------------------------- ALLOCATION OF INCOME, EXPENSES, GAINS AND LOSSES. Income, expenses (other than those attributable to a specific class), gains and losses are allocated daily to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class. 40 OPPENHEIMER HIGH YIELD FUND -------------------------------------------------------------------------------- FEDERAL TAXES. The Fund intends to continue to comply with provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income, including any net realized gain on investments not offset by loss carryovers, to shareholders. Therefore, no federal income or excise tax provision is required. As of June 30, 2001, the Fund had available for federal income tax purposes unused capital loss carryovers as follows:

EXPIRING
-----------------------------------------------

2003                              $  14,430,060
2004                                 25,763,959
2007                                 30,649,297
2008                                 35,734,504
2009                                 57,513,604
                                  -------------
Total                             $ 164,091,424
                                  =============
-------------------------------------------------------------------------------- DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date. -------------------------------------------------------------------------------- >CLASSIFICATION OF DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS. Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes primarily because of paydown gains and losses and the recognition of certain foreign currency gains (losses) as ordinary income (loss) for tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or realized gain was recorded by the Fund. >The Fund adjusts the classification of distributions to shareholders to reflect the differences between financial statement amounts and distributions determined in accordance with income tax regulations. Accordingly, during the year ended June 30, 2001, amounts have been reclassified to reflect a decrease in paid-in capital of $21,167,867, a decrease in overdistributed net investment income of $5,585,285, and a decrease in accumulated net realized loss on investments of $15,582,582. Net assets of the Fund were unaffected by the reclassifications. -------------------------------------------------------------------------------- >INVESTMENT INCOME. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income, which includes accretion of discount and amortization of premium, is accrued as earned. -------------------------------------------------------------------------------- SECURITY TRANSACTIONS. Security transactions are accounted for as of trade date. Gains and losses on securities sold are determined on the basis of identified cost. 41 OPPENHEIMER HIGH YIELD FUND NOTES TO FINANCIAL STATEMENTS CONTINUED ================================================================================ 1. SIGNIFICANT ACCOUNTING POLICIES Continued >OTHER. The Fund adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies, as revised, effective for fiscal years beginning after December 15, 2000. As required, the Fund began amortizing premiums on debt securities effective January 1, 2001. Prior to this date, the Fund did not amortize premiums on debt securities. The cumulative effect of this accounting change had no impact on the total net assets of the Fund, but resulted in a $2,856,760 decrease to cost of securities and a corresponding $2,856,760 decrease in net unrealized depreciation, based on securities held as of December 31, 2000. For the year ended June 30, 2001, interest income decreased by $3,601,011, net realized loss on investments increased by $112,592 and the change in net unrealized depreciation on investments decreased by $3,713,603. >The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates. 42 OPPENHEIMER HIGH YIELD FUND ================================================================================ 2. SHARES OF BENEFICIAL INTEREST >The Fund has authorized an unlimited number of no par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows:

                                                       YEAR ENDED JUNE 30, 2001(1)                  YEAR ENDED JUNE 30, 2000
                                                       SHARES               AMOUNT               SHARES               AMOUNT
-----------------------------------------------------------------------------------------------------------------------------

CLASS A
Sold                                               43,576,328        $ 485,484,192           35,234,977        $ 436,531,845
Dividends and/or distributions reinvested           6,713,173           74,113,660            5,658,146           69,577,059
Redeemed                                          (45,628,511)        (505,549,334)         (43,710,834)        (541,024,464)
                                                ----------------------------------------------------------------------------
Net increase (decrease)                             4,660,990        $  54,048,518           (2,817,711)       $ (34,915,560)
                                                ============================================================================

-----------------------------------------------------------------------------------------------------------------------------
CLASS B
Sold                                               14,576,129        $ 160,353,568           13,593,526        $ 167,147,993
Dividends and/or distributions reinvested           1,949,566           21,294,257            1,891,136           23,058,610
Redeemed                                          (16,763,829)        (185,239,326)         (21,786,396)        (267,798,468)
                                                ----------------------------------------------------------------------------
Net increase (decrease)                              (238,134)       $  (3,591,501)          (6,301,734)       $ (77,591,865)
                                                ============================================================================

-----------------------------------------------------------------------------------------------------------------------------
CLASS C
Sold                                                4,633,932        $  51,296,148            4,409,452        $  54,511,030
Dividends and/or distributions reinvested             448,038            4,925,282              366,460            4,504,351
Redeemed                                           (3,113,835)         (34,688,980)          (5,023,774)         (62,128,293)
                                                ----------------------------------------------------------------------------
Net increase (decrease)                             1,968,135        $  21,532,450             (247,862)       $  (3,112,912)
                                                ============================================================================

-----------------------------------------------------------------------------------------------------------------------------
CLASS N
Sold                                                   14,184        $     148,278                   --        $          --
Dividends and/or distributions reinvested                 172                1,796                   --                   --
Redeemed                                                   --                   (1)                  --                   --
                                                ----------------------------------------------------------------------------
Net increase (decrease)                                14,356        $     150,073                   --        $          --
                                                ============================================================================

-----------------------------------------------------------------------------------------------------------------------------
CLASS Y
Sold                                                3,240,677        $  35,363,797            1,340,236        $  16,526,660
Dividends and/or distributions reinvested             601,983            6,597,593              471,867            5,769,681
Redeemed                                           (2,478,700)         (26,916,754)          (1,301,466)         (15,979,275)
                                                ----------------------------------------------------------------------------
Net increase (decrease)                             1,363,960        $  15,044,636              510,637        $   6,317,066
                                                ============================================================================
>1. For the year ended June 30, 2001, for Class A, B, C and Y shares and for the period from March 1, 2001 (inception of offering) to June 30, 2001, for Class N shares. 43 OPPENHEIMER HIGH YIELD FUND NOTES TO FINANCIAL STATEMENTS CONTINUED ================================================================================ 3. PURCHASES AND SALES OF SECURITIES >The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations, for the year ended June 30, 2001, were $674,737,338 and $504,235,662, respectively. >As of June 30, 2001, unrealized appreciation (depreciation) based on cost of securities for federal income tax purposes of $1,839,588,098 was:

Gross unrealized appreciation                              $   30,896,058
Gross unrealized depreciation                                (405,270,320)
                                                           --------------
Net unrealized appreciation (depreciation)                 $ (374,374,262)
                                                           ==============
================================================================================ 4. FEES AND OTHER TRANSACTIONS WITH AFFILIATES >MANAGEMENT FEES. Management fees paid to the Manager were in accordance with the investment advisory agreement with the Fund which provides for a fee of 0.75% of the first $200 million of average annual net assets, 0.72% of the next $200 million, 0.69% of the next $200 million, 0.66% of the next $200 million, 0.60% of the next $200 million and 0.50% of average annual net assets over $1 billion. The Fund’s management fee for the year ended June 30, 2001 was an annualized rate of 0.61%. -------------------------------------------------------------------------------- >TRANSFER AGENT FEES. OppenheimerFunds Services (OFS), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. The Fund pays OFS an agreed upon per account fee. -------------------------------------------------------------------------------- >DISTRIBUTION AND SERVICE PLAN FEES. Under its General Distributor’s Agreement with the Manager, the Distributor acts as the Fund’s principal underwriter in the continuous public offering of the different classes of shares of the Fund. >The compensation paid to (or retained by) the Distributor from the sale of shares or on the redemption of shares is shown in the table below for the period indicated.

                          AGGREGATE             CLASS A         COMMISSIONS       COMMISSIONS       COMMISSIONS       COMMISSIONS
                          FRONT-END           FRONT-END          ON CLASS A        ON CLASS B        ON CLASS C        ON CLASS N
                      SALES CHARGES       SALES CHARGES              SHARES            SHARES            SHARES            SHARES
                         ON CLASS A         RETAINED BY         ADVANCED BY       ADVANCED BY       ADVANCED BY       ADVANCED BY
YEAR ENDED                   SHARES         DISTRIBUTOR      DISTRIBUTOR(1)    DISTRIBUTOR(1)    DISTRIBUTOR(1)     DISTRIBUTOR(1)
----------------------------------------------------------------------------------------------------------------------------------

June 30, 2001        $    1,872,242    $        507,067      $      190,052   $     3,149,905   $       285,892   $         1,473
>1. The Distributor advances commission payments to dealers for certain sales of Class A shares and for sales of Class B, Class C and Class N shares from its own resources at the time of sale.

                                          CLASS A                CLASS B                  CLASS C             CLASS N
                                       CONTINGENT             CONTINGENT               CONTINGENT          CONTINGENT
                                         DEFERRED               DEFERRED                 DEFERRED            DEFERRED
                                    SALES CHARGES          SALES CHARGES            SALES CHARGES       SALES CHARGES
                                      RETAINED BY            RETAINED BY              RETAINED BY         RETAINED BY
YEAR ENDED                            DISTRIBUTOR            DISTRIBUTOR              DISTRIBUTOR         DISTRIBUTOR
----------------------------------------------------------------------------------------------------------------------

June 30, 2001                       $      15,192         $    1,115,365           $       31,784       $          --
44 OPPENHEIMER HIGH YIELD FUND >The Fund has adopted a Service Plan for Class A shares and Distribution and Service Plans for Class B, Class C and Class N shares under Rule 12b-1 of the Investment Company Act. Under those plans the Fund pays the Distributor for all or a portion of its costs incurred in connection with the distribution and/or servicing of the shares of the particular class. -------------------------------------------------------------------------------- >CLASS A SERVICE PLAN FEES. Under the Class A service plan, the Distributor currently uses the fees it receives from the Fund to pay brokers, dealers and other financial institutions. The Class A service plan permits reimbursements to the Distributor at a rate of up to 0.25% of average annual net assets of Class A shares purchased. The Distributor makes payments to plan recipients quarterly at an annual rate not to exceed 0.25% of the average annual net assets consisting of Class A shares of the Fund. For the year ended June 30, 2001, payments under the Class A plan totaled $2,488,861, all of which were paid by the Distributor to recipients, and included $62,172 paid to an affiliate of the Manager. Any unreimbursed expenses the Distributor incurs with respect to Class A shares in any fiscal year cannot be recovered in subsequent years. -------------------------------------------------------------------------------- >CLASS B, CLASS C AND CLASS N DISTRIBUTION AND SERVICE PLAN FEES. Under each plan, service fees and distribution fees are computed on the average of the net asset value of shares in the respective class, determined as of the close of each regular business day during the period. The Class B, Class C and Class N plans provide for the Distributor to be compensated at a flat rate, whether the Distributor’s distribution expenses are more or less than the amounts paid by the Fund under the plan during the period for which the fee is paid. >The Distributor retains the asset-based sales charge on Class B shares. The Distributor retains the asset-based sales charge on Class C shares during the first year the shares are outstanding. The Distributor retains the asset-based sales charge on Class N shares. The asset-based sales charges on Class B, Class C and Class N shares allow investors to buy shares without a front-end sales charge while allowing the Distributor to compensate dealers that sell those shares. >The Distributor’s actual expenses in selling Class B, Class C and Class N shares may be more than the payments it receives from the contingent deferred sales charges collected on redeemed shares and asset-based sales charges from the Fund under the plans. If any plan is terminated by the Fund, the Board of Trustees may allow the Fund to continue payments of the asset-based sales charge to the Distributor for distributing shares before the plan was terminated. The plans allow for the carryforward of distribution expenses, to be recovered from asset-based sales charges in subsequent fiscal periods. 45 OPPENHEIMER HIGH YIELD FUND NOTES TO FINANCIAL STATEMENTS CONTINUED ================================================================================ 4. FEES AND OTHER TRANSACTIONS WITH AFFILIATES Continued >Distribution fees paid to the Distributor for the year ended June 30, 2001, were as follows:

                                                                                      DISTRIBUTOR'S
                                                               DISTRIBUTOR'S              AGGREGATE
                                                                   AGGREGATE           UNREIMBURSED
                                                                UNREIMBURSED          EXPENSES AS %
                       TOTAL PAYMENTS      AMOUNT RETAINED          EXPENSES          OF NET ASSETS
                           UNDER PLAN       BY DISTRIBUTOR        UNDER PLAN               OF CLASS
----------------------------------------------------------------------------------------------------

Class B Plan          $     4,158,276     $      3,288,519    $   15,580,331                  4.03%
Class C Plan                  836,427              230,473         1,924,409                   2.12
Class N Plan                       38                   --                --                     --
================================================================================ 5. FOREIGN CURRENCY CONTRACTS >A foreign currency contract is a commitment to purchase or sell a foreign currency at a future date, at a negotiated rate. The Fund may enter into foreign currency contracts for operational purposes and to seek to protect against adverse exchange rate fluctuations. Risks to the Fund include the potential inability of the counterparty to meet the terms of the contract. >The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined using foreign currency exchange rates as provided by a reliable bank, dealer or pricing service. Unrealized appreciation and depreciation on foreign currency contracts are reported in the Statement of Assets and Liabilities as a receivable or payable and in the Statement of Operations with the change in unrealized appreciation or depreciation. >The Fund may realize a gain or loss upon the closing or settlement of the foreign currency transactions. Such realized gains and losses are reported with all other foreign currency gains and losses in the Statement of Operations. As of June 30, 2001, the Fund had outstanding foreign currency contracts as follows:

                                                  CONTRACT              VALUATION
                                EXPIRATION          AMOUNT                  AS OF             UNREALIZED            UNREALIZED
CONTRACT DESCRIPTION                  DATE          (000S)          JUNE 30, 2001           APPRECIATION          DEPRECIATION
------------------------------------------------------------------------------------------------------------------------------

CONTRACTS TO SELL
British Pound Sterling
(GBP)                              12/5/01       GBP18,065         $   25,250,381            $   130,041           $        --
Canadian Dollar (CAD)               7/3/01        CAD7,485              4,931,860                     --               185,506
Euro (EUR)                          7/3/01          EUR186                157,299                     --                   474
                                                                                             ---------------------------------
Total Unrealized
Appreciation and
Depreciation                                                                                 $   130,041           $   185,980
                                                                                             =================================
================================================================================ 6. FUTURES CONTRACTS >A futures contract is a commitment to buy or sell a specific amount of a commodity or financial instrument at a particular price on a stipulated future date at a negotiated price. Futures contracts are traded on a commodity exchange. The Fund may buy and sell futures contracts that relate to broadly based securities indices “financial futures” or debt securities “interest rate futures” in order to gain exposure to or to seek to protect against 46 OPPENHEIMER HIGH YIELD FUND >changes in market value of stock and bonds or interest rates. The Fund may also buy or write put or call options on these futures contracts. >The Fund generally sells futures contracts to hedge against increases in interest rates and decreases in market value of portfolio securities. The Fund may also purchase futures contracts to gain exposure to market changes as it may be more efficient or cost effective than actually buying fixed income securities. >Upon entering into a futures contract, the Fund is required to deposit either cash or securities (initial margin) in an amount equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Fund recognizes a realized gain or loss when the contract is closed or expires. >Securities held in collateralized accounts to cover initial margin requirements on open futures contracts are noted in the Statement of Investments. The Statement of Assets and Liabilities reflects a receivable and/or payable for the daily mark to market for variation margin. Realized gains and losses are reported on the Statement of Operations as closing and expiration of futures contracts. >Risks of entering into futures contracts (and related options) include the possibility that there may be an illiquid market and that a change in the value of the contract or option may not correlate with changes in the value of the underlying securities. >As of June 30, 2001, the Fund had outstanding futures contracts as follows:

                                                                                         VALUATION          UNREALIZED
                                                           NUMBER OF                         AS OF        APPRECIATION
CONTRACT DESCRIPTION                 EXPIRATION DATE       CONTRACTS                 JUNE 30, 2001      (DEPRECIATION)
----------------------------------------------------------------------------------------------------------------------

CONTRACTS TO PURCHASE
U.S. Long Bond                               9/19/01             100               $    10,031,250     $       (1,172)
U.S. Treasury Nts., 2 yr                     9/27/01             250                    51,285,156             97,656
U.S. Treasury Nts., 5 yr                     9/19/01             350                    36,170,313             18,749
U.S. Treasury Nts., 10 yr                    9/19/01             400                    41,206,250            337,498
                                                                                                       --------------
                                                                                                              452,731
                                                                                                       --------------
CONTRACTS TO SELL
NASDAQ 100                                   9/20/01              80                    14,904,000         (1,161,000)
                                                                                                       --------------
                                                                                                       $     (708,269)
                                                                                                       ==============

================================================================================

7. ILLIQUID OR RESTRICTED SECURITIES

As of June 30, 2001,
investments in securities included issues that are illiquid or restricted.
Restricted securities are often purchased in private placement transactions, are not registered under the Securities Act of 1933, may have contractual restrictions on resale, and are valued under methods approved by the Board of
Trustees as reflecting fair value. A security may also be considered illiquid if it lacks a readily available market or if its valuation has not changed for a certain period of time. The Fund intends to invest no more than 10% of its net assets (determined at the time of purchase and reviewed periodically) in illiquid or restricted securities. Certain restricted securities, eligible for resale to qualified

                         47 OPPENHEIMER HIGH YIELD FUND

NOTES TO FINANCIAL STATEMENTS CONTINUED
================================================================================

7. ILLIQUID OR RESTRICTED SECURITIES Continued

institutional investors,
are not subject to that limitation. The aggregate value of illiquid or restricted securities subject to this limitation as of June 30, 2001 was
$119,683,709, which represents 7.98% of the Fund’s net assets, of which
$7,553,352 is considered restricted. Information concerning restricted securities is as follows:

                                                                                         VALUATION         UNREALIZED
                                                                                    PER UNIT AS OF       APPRECIATION
SECURITY                          ACQUISITION DATES             COST PER UNIT        JUNE 30, 2001     (DEPRECIATION)
----------------------------------------------------------------------------------------------------------------------

STOCKS AND WARRANTS
Aurora Foods, Inc.                          9/18/01               $        --       $         2.74     $      131,021
----------------------------------------------------------------------------------------------------------------------
CGA Group Ltd. Wts., Exp. 6/16/07           6/17/97                        --                 0.30             39,000
----------------------------------------------------------------------------------------------------------------------
CGA Group Ltd., Series A            6/17/97-4/17/01                     25.00                25.00                 --
----------------------------------------------------------------------------------------------------------------------
Chesapeake Energy Corp.                     6/27/00                      7.71                 6.46           (376,056)
----------------------------------------------------------------------------------------------------------------------
World Access, Inc., Cv. Sr.,
Series D, Non-Vtg                           2/14/00                  1,381.50                 4.00         (1,086,844)
================================================================================ 8. BANK BORROWINGS >The Fund may borrow from a bank for temporary or emergency purposes including, without limitation, funding of shareholder redemptions provided asset coverage for borrowings exceeds 300%. The Fund has entered into an agreement which enables it to participate with other Oppenheimer funds in an unsecured line of credit with a bank, which permits borrowings up to $400 million, collectively. Interest is charged to each fund, based on its borrowings, at a rate equal to the Federal Funds Rate plus 0.45%. Borrowings are payable 30 days after such loan is executed. The Fund also pays a commitment fee equal to its pro rata share of the average unutilized amount of the credit facility at a rate of 0.08% per annum. >The Fund had no borrowings during the year ended or at June 30, 2001. Appendix A RATINGS DEFINITIONS Below are summaries of the rating definitions used by the nationally-recognized rating agencies listed below. Those ratings represent the opinion of the agency as to the credit quality of issues that they rate. The summaries below are based upon publicly-available information provided by the rating organizations. Moody's Investors Service, Inc. ------------------------------------------------------------------------------------------------------------------- Long-Term (Taxable) Bond Ratings Aaa: Bonds rated Aaa are judged to be the best quality. They carry the smallest degree of investment risk. Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, the changes that can be expected are most unlikely to impair the fundamentally strong position of such issues. Aa: Bonds rated Aa are judged to be of high quality by all standards. Together with the Aaa group, they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as with Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than those of Aaa securities. A: Bonds rated A possess many favorable investment attributes and are to be considered as upper-medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future. Baa: Bonds rated Baa are considered medium grade obligations; that is, they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and have speculative characteristics as well. Ba: Bonds rated Ba are judged to have speculative elements. Their future cannot be considered well-assured. Often the protection of interest and principal payments may be very moderate and not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class. B: Bonds rated B generally lack characteristics of desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small. Caa: Bonds rated Caa are of poor standing and may be in default or there may be present elements of danger with respect to principal or interest. Ca: Bonds rated Ca represent obligations which are speculative in a high degree and are often in default or have other marked shortcomings. C: Bonds rated C are the lowest class of rated bonds and can be regarded as having extremely poor prospects of ever attaining any real investment standing. Moody's applies numerical modifiers 1, 2, and 3 in each generic rating classification from Aa through Caa. The modifier "1" indicates that the obligation ranks in the higher end of its category; the modifier "2" indicates a mid-range ranking and the modifier "3" indicates a ranking in the lower end of the category. Short-Term Ratings - Taxable Debt These ratings apply to the ability of issuers to repay punctually senior debt obligations having an original maturity not exceeding one year: Prime-1: Issuer has a superior ability for repayment of senior short-term debt obligations. Prime-2: Issuer has a strong ability for repayment of senior short-term debt obligations. Earnings trends and coverage, while sound, may be subject to variation. Capitalization characteristics, while appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained. Prime-3: Issuer has an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained. Not Prime: Issuer does not fall within any Prime rating category. Standard and Poor's Rating Services ------------------------------------------------------------------------------------------------------------------- Long-Term Credit Ratings AAA: Bonds rated "AAA" have the highest rating assigned by Standard and Poor's. The obligor's capacity to meet its financial commitment on the obligation is extremely strong. AA: Bonds rated "AA" differ from the highest rated obligations only in small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong. A: Bonds rated "A" are somewhat more susceptible to adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong. BBB: Bonds rated BBB exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation. Bonds rated BB, B, CCC, CC and C are regarded as having significant speculative characteristics. BB indicates the least degree of speculation and C the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions. BB: Bonds rated BB are less vulnerable to nonpayment than other speculative issues. However, these face major uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation. B: A bond rated B is more vulnerable to nonpayment than an obligation rated BB, but the obligor currently has the capacity to meet its financial commitment on the obligation. CCC: A bond rated CCC is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation. CC: An obligation rated CC is currently highly vulnerable to nonpayment. C: The C rating may used where a bankruptcy petition has been filed or similar action has been taken, but payments on this obligation are being continued. D: Bonds rated D are in default. Payments on the obligation are not being made on the date due. The ratings from AA to CCC may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories. The "r" symbol is attached to the ratings of instruments with significant noncredit risks. Short-Term Issue Credit Ratings A-1: Rated in the highest category. The obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, a plus (+) sign designation indicates the issuer's capacity to meet its financial obligation is very strong. A-2: Obligation is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory. A-3: Exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation. B: Regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation. However, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation. C: Currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. D: In payment default. Payments on the obligation have not been made on the due date. The rating may also be used if a bankruptcy petition has been filed or similar actions jeopardize payments on the obligation. Fitch, Inc. ------------------------------------------------------------------------------------------------------------------- International Long-Term Credit Ratings Investment Grade: AAA: Highest Credit Quality. "AAA" ratings denote the lowest expectation of credit risk. They are assigned only in the case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events. AA: Very High Credit Quality. "AA" ratings denote a very low expectation of credit risk. They indicate a very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events. A: High Credit Quality. "A" ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings. BBB: Good Credit Quality. "BBB" ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category. Speculative Grade: BB: Speculative. "BB" ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time. However, business or financial alternatives may be available to allow financial commitments to be met. Securities rates in this category are not investment grade. B: Highly Speculative. "B" ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met. However, capacity for continued payment is contingent upon a sustained, favorable business and economic environment. CCC, CC C: High Default Risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. A "CC" rating indicates that default of some kind appears probable. "C" ratings signal imminent default. DDD, DD, and D: Default. The ratings of obligations in this category are based on their prospects for achieving partial or full recovery in a reorganization or liquidation of the obligor. While expected recovery values are highly speculative and cannot be estimated with any precision, the following serve as general guidelines. `DDD' obligations have the highest potential for recovery, around 90%-100% of outstanding amounts and accrued interest. `DD' indicates potential recoveries in the range of 50%-90%, and `D' the lowest recovery potential, i.e., below 50%. Entities rated in this category have defaulted on some or all of their obligations. Entities rated `DDD' have the highest prospect for resumption of performance or continued operation with or without a formal reorganization process. Entities rated `DD' and `D' are generally undergoing a formal reorganization or liquidation process; those rated `DD' are likely to satisfy a higher portion of their outstanding obligations, while entities rated `D' have a poor prospect for repaying all obligations. Plus (+) and minus (-) signs may be appended to a rating symbol to denote relative status within the major rating categories. Plus and minus signs are not added to the "AAA" category or to categories below "CCC," nor to short-term ratings other than "F1" (see below). International Short-Term Credit Ratings F1: Highest credit quality. Strongest capacity for timely payment of financial commitments. May have an added "+" to denote any exceptionally strong credit feature. F2: Good credit quality. A satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of higher ratings. F3: Fair credit quality. Capacity for timely payment of financial commitments is adequate. However, near-term adverse changes could result in a reduction to non-investment grade. B: Speculative. Minimal capacity for timely payment of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions. C: High default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon a sustained, favorable business and economic environment. D: Default. Denotes actual or imminent payment default. B-2 Appendix B ------------------------------------------------------------------------------------------------------------------- Industry Classifications ------------------------------------------------------------------------------------------------------------------- Aerospace/Defense Food and Drug Retailers Air Transportation Gas Utilities Asset-Backed Health Care/Drugs Auto Parts and Equipment Health Care/Supplies and Services Automotive Homebuilders/Real Estate Bank Holding Companies Hotel/Gaming Banks Industrial Services Beverages Information Technology Broadcasting Insurance Broker-Dealers Leasing and Factoring Building Materials Leisure Cable Television Manufacturing Chemicals Metals/Mining Commercial Finance Nondurable Household Goods Communication Equipment Office Equipment Computer Hardware Oil - Domestic Computer Software Oil - International Conglomerates Paper Consumer Finance Photography Consumer Services Publishing Containers Railroads and Truckers Convenience Stores Restaurants Department Stores Savings and Loans Diversified Financial Shipping Diversified Media Special Purpose Financial Drug Wholesalers Specialty Printing Durable Household Goods Specialty Retailing Education Steel Electric Utilities Telecommunications - Long Distance Electrical Equipment Telephone - Utility Electronics Textile, Apparel and Home Furnishings Energy Services Tobacco Entertainment/Film Trucks and Parts Environmental Wireless Services Food Appendix C OppenheimerFunds Special Sales Charge Arrangements and Waivers In certain cases, the initial sales charge that applies to purchases of Class A shares1 of the Oppenheimer funds or the contingent deferred sales charge that may apply to Class A, Class B or Class C shares may be waived.2 That is because of the economies of sales efforts realized by OppenheimerFunds Distributor, Inc., (referred to in this document as the "Distributor"), or by dealers or other financial institutions that offer those shares to certain classes of investors. Not all waivers apply to all funds. For example, waivers relating to Retirement Plans do not apply to Oppenheimer municipal funds, because shares of those funds are not available for purchase by or on behalf of retirement plans. Other waivers apply only to shareholders of certain funds. For the purposes of some of the waivers described below and in the Prospectus and Statement of Additional Information of the applicable Oppenheimer funds, the term "Retirement Plan" refers to the following types of plans: (1) plans qualified under Sections 401(a) or 401(k) of the Internal Revenue Code, (2) non-qualified deferred compensation plans, (3) employee benefit plans3 (4) Group Retirement Plans4 (5) 403(b)(7) custodial plan accounts (6) Individual Retirement Accounts ("IRAs"), including traditional IRAs, Roth IRAs, SEP-IRAs, SARSEPs or SIMPLE plans The interpretation of these provisions as to the applicability of a special arrangement or waiver in a particular case is in the sole discretion of the Distributor or the transfer agent (referred to in this document as the "Transfer Agent") of the particular Oppenheimer fund. These waivers and special arrangements may be amended or terminated at any time by a particular fund, the Distributor, and/or OppenheimerFunds, Inc. (referred to in this document as the "Manager"). Waivers that apply at the time shares are redeemed must be requested by the shareholder and/or dealer in the redemption request. I. Applicability of Class A Contingent Deferred Sales Charges in Certain Cases Purchases of Class A Shares of Oppenheimer Funds That Are Not Subject to Initial Sales Charge but May Be Subject to the Class A Contingent Deferred Sales Charge (unless a waiver applies). There is no initial sales charge on purchases of Class A shares of any of the Oppenheimer funds in the cases listed below. However, these purchases may be subject to the Class A contingent deferred sales charge if redeemed within 18 months of the end of the calendar month of their purchase, as described in the Prospectus (unless a waiver described elsewhere in this Appendix applies to the redemption). Additionally, on shares purchased under these waivers that are subject to the Class A contingent deferred sales charge, the Distributor will pay the applicable concession described in the Prospectus under "Class A Contingent Deferred Sales Charge."5 This waiver provision applies to: - Purchases of Class A shares aggregating $1 million or more. - Purchases of Class A shares by a Retirement Plan that was permitted to purchase such shares at net asset value but subject to a contingent deferred sales charge prior to March 1, 2001. That included plans (other than IRA or 403(b)7 Custodial Plans) that: 1) by shares costing $500,000 or more, 2) has at the time of purchase 100 or more eligible employees or total plan assets of $500,000 or more, or 3) certifies to the Distributor that it projects to have annual plan purchases of $200,000 or more. - Purchases by an OppenheimerFunds-sponsored Rollover IRA, if the purchases are made: (1) through a broker, dealer, bank or registered investment adviser that has made special arrangements with the Distributor for those purchases, or (2) by a direct rollover of a distribution from a qualified Retirement Plan if the administrator of that Plan has made special arrangements with the Distributor for those purchases. - Purchases of Class A shares by Retirement Plans that have any of the following record-keeping arrangements: (1) The record keeping is performed by Merrill Lynch Pierce Fenner and Smith, Inc. ("Merrill Lynch") on a daily valuation basis for the Retirement Plan. On the date the plan sponsor signs the record-keeping service agreement with Merrill Lynch, the Plan must have $3 million or more of its assets invested in (a) mutual funds, other than those advised or managed by Merrill Lynch Investment Management, L.P. ("MLIM"), that are made available under a Service Agreement between Merrill Lynch and the mutual fund's principal underwriter or distributor, and (b) funds advised or managed by MLIM (the funds described in (a) and (b) are referred to as "Applicable Investments"). (2) The record keeping for the Retirement Plan is performed on a daily valuation basis by a record keeper whose services are provided under a contract or arrangement between the Retirement Plan and Merrill Lynch. On the date the plan sponsor signs the record keeping service agreement with Merrill Lynch, the Plan must have $3 million or more of its assets (excluding assets invested in money market funds) invested in Applicable Investments. (3) The record keeping for a Retirement Plan is handled under a service agreement with Merrill Lynch and on the date the plan sponsor signs that agreement, the Plan has 500 or more eligible employees (as determined by the Merrill Lynch plan conversion manager). - Purchases by a Retirement Plan whose record keeper had a cost-allocation agreement with the Transfer Agent on or before March 1, 2001. II. Waivers of Class A Sales Charges of Oppenheimer Funds A. Waivers of Initial and Contingent Deferred Sales Charges for Certain Purchasers. Class A shares purchased by the following investors are not subject to any Class A sales charges (and no concessions are paid by the Distributor on such purchases): - The Manager or its affiliates. - Present or former officers, directors, trustees and employees (and their "immediate families") of the Fund, the Manager and its affiliates, and retirement plans established by them for their employees. The term "immediate family" refers to one's spouse, children, grandchildren, grandparents, parents, parents-in-law, brothers and sisters, sons- and daughters-in-law, a sibling's spouse, a spouse's siblings, aunts, uncles, nieces and nephews; relatives by virtue of a remarriage (step-children, step-parents, etc.) are included. - Registered management investment companies, or separate accounts of insurance companies having an agreement with the Manager or the Distributor for that purpose. - Dealers or brokers that have a sales agreement with the Distributor, if they purchase shares for their own accounts or for retirement plans for their employees. - Employees and registered representatives (and their spouses) of dealers or brokers described above or financial institutions that have entered into sales arrangements with such dealers or brokers (and which are identified as such to the Distributor) or with the Distributor. The purchaser must certify to the Distributor at the time of purchase that the purchase is for the purchaser's own account (or for the benefit of such employee's spouse or minor children). - Dealers, brokers, banks or registered investment advisors that have entered into an agreement with the Distributor providing specifically for the use of shares of the Fund in particular investment products made available to their clients. Those clients may be charged a transaction fee by their dealer, broker, bank or advisor for the purchase or sale of Fund shares. - Investment advisors and financial planners who have entered into an agreement for this purpose with the Distributor and who charge an advisory, consulting or other fee for their services and buy shares for their own accounts or the accounts of their clients. - "Rabbi trusts" that buy shares for their own accounts, if the purchases are made through a broker or agent or other financial intermediary that has made special arrangements with the Distributor for those purchases. - Clients of investment advisors or financial planners (that have entered into an agreement for this purpose with the Distributor) who buy shares for their own accounts may also purchase shares without sales charge but only if their accounts are linked to a master account of their investment advisor or financial planner on the books and records of the broker, agent or financial intermediary with which the Distributor has made such special arrangements . Each of these investors may be charged a fee by the broker, agent or financial intermediary for purchasing shares. - Directors, trustees, officers or full-time employees of OpCap Advisors or its affiliates, their relatives or any trust, pension, profit sharing or other benefit plan which beneficially owns shares for those persons. - Accounts for which Oppenheimer Capital (or its successor) is the investment advisor (the Distributor must be advised of this arrangement) and persons who are directors or trustees of the company or trust which is the beneficial owner of such accounts. - A unit investment trust that has entered into an appropriate agreement with the Distributor. - Dealers, brokers, banks, or registered investment advisers that have entered into an agreement with the Distributor to sell shares to defined contribution employee retirement plans for which the dealer, broker or investment adviser provides administration services. - Retirement Plans and deferred compensation plans and trusts used to fund those plans (including, for example, plans qualified or created under sections 401(a), 401(k), 403(b) or 457 of the Internal Revenue Code), in each case if those purchases are made through a broker, agent or other financial intermediary that has made special arrangements with the Distributor for those purchases. - A TRAC-2000 401(k) plan (sponsored by the former Quest for Value Advisors) whose Class B or Class C shares of a Former Quest for Value Fund were exchanged for Class A shares of that Fund due to the termination of the Class B and Class C TRAC-2000 program on November 24, 1995. - A qualified Retirement Plan that had agreed with the former Quest for Value Advisors to purchase shares of any of the Former Quest for Value Funds at net asset value, with such shares to be held through DCXchange, a sub-transfer agency mutual fund clearinghouse, if that arrangement was consummated and share purchases commenced by December 31, 1996. B. Waivers of Initial and Contingent Deferred Sales Charges in Certain Transactions. Class A shares issued or purchased in the following transactions are not subject to sales charges (and no concessions are paid by the Distributor on such purchases): - Shares issued in plans of reorganization, such as mergers, asset acquisitions and exchange offers, to which the Fund is a party. - Shares purchased by the reinvestment of dividends or other distributions reinvested from the Fund or other Oppenheimer funds (other than Oppenheimer Cash Reserves) or unit investment trusts for which reinvestment arrangements have been made with the Distributor. - Shares purchased through a broker-dealer that has entered into a special agreement with the Distributor to allow the broker's customers to purchase and pay for shares of Oppenheimer funds using the proceeds of shares redeemed in the prior 30 days from a mutual fund (other than a fund managed by the Manager or any of its subsidiaries) on which an initial sales charge or contingent deferred sales charge was paid. This waiver also applies to shares purchased by exchange of shares of Oppenheimer Money Market Fund, Inc. that were purchased and paid for in this manner. This waiver must be requested when the purchase order is placed for shares of the Fund, and the Distributor may require evidence of qualification for this waiver. - Shares purchased with the proceeds of maturing principal units of any Qualified Unit Investment Liquid Trust Series. - Shares purchased by the reinvestment of loan repayments by a participant in a Retirement Plan for which the Manager or an affiliate acts as sponsor. C. Waivers of the Class A Contingent Deferred Sales Charge for Certain Redemptions. The Class A contingent deferred sales charge is also waived if shares that would otherwise be subject to the contingent deferred sales charge are redeemed in the following cases: - To make Automatic Withdrawal Plan payments that are limited annually to no more than 12% of the account value adjusted annually. - Involuntary redemptions of shares by operation of law or involuntary redemptions of small accounts (please refer to "Shareholder Account Rules and Policies," in the applicable fund Prospectus). - For distributions from Retirement Plans, deferred compensation plans or other employee benefit plans for any of the following purposes: (1) Following the death or disability (as defined in the Internal Revenue Code) of the participant or beneficiary. The death or disability must occur after the participant's account was established. (2) To return excess contributions. (3) To return contributions made due to a mistake of fact. (4) Hardship withdrawals, as defined in the plan.6 (5) Under a Qualified Domestic Relations Order, as defined in the Internal Revenue Code, or, in the case of an IRA, a divorce or separation agreement described in Section 71(b) of the Internal Revenue Code. (6) To meet the minimum distribution requirements of the Internal Revenue Code. (7) To make "substantially equal periodic payments" as described in Section 72(t) of the Internal Revenue Code. (8) For loans to participants or beneficiaries. (9) Separation from service.7 (10) Participant-directed redemptions to purchase shares of a mutual fund (other than a fund managed by the Manager or a subsidiary of the Manager) if the plan has made special arrangements with the Distributor. (11) Plan termination or "in-service distributions," if the redemption proceeds are rolled over directly to an OppenheimerFunds-sponsored IRA. - For distributions from 401(k) plans sponsored by broker-dealers that have entered into a special agreement with the Distributor allowing this waiver. - For distributions from retirement plans that have $10 million or more in plan assets and that have entered into a special agreement with the Distributor. - For distributions from retirement plans which are part of a retirement plan product or platform offered by certain banks, broker-dealers, financial advisors, insurance companies or record keepers which have entered into a special agreement with the Distributor. III. Waivers of Class B, Class C and Class N Sales Charges of Oppenheimer Funds The Class B, Class C and Class N contingent deferred sales charges will not be applied to shares purchased in certain types of transactions or redeemed in certain circumstances described below. A. Waivers for Redemptions in Certain Cases. The Class B, Class C and Class N contingent deferred sales charges will be waived for redemptions of shares in the following cases: - Shares redeemed involuntarily, as described in "Shareholder Account Rules and Policies," in the applicable Prospectus. - Redemptions from accounts other than Retirement Plans following the death or disability of the last surviving shareholder, including a trustee of a grantor trust or revocable living trust for which the trustee is also the sole beneficiary. The death or disability must have occurred after the account was established, and for disability you must provide evidence of a determination of disability by the Social Security Administration. - Distributions from accounts for which the broker-dealer of record has entered into a special agreement with the Distributor allowing this waiver. - Redemptions of Class B shares held by Retirement Plans whose records are maintained on a daily valuation basis by Merrill Lynch or an independent record keeper under a contract with Merrill Lynch. - Redemptions of Class C shares of Oppenheimer U.S. Government Trust from accounts of clients of financial institutions that have entered into a special arrangement with the Distributor for this purpose. - Redemptions requested in writing by a Retirement Plan sponsor of Class C shares of an Oppenheimer fund in amounts of $500,000 or more and made more than 12 months after the Retirement Plan's first purchase of Class C shares, if the redemption proceeds are invested in Class N shares of one or more Oppenheimer funds. - Distributions8 from Retirement Plans or other employee benefit plans for any of the following purposes: (1) Following the death or disability (as defined in the Internal Revenue Code) of the participant or beneficiary. The death or disability must occur after the participant's account was established in an Oppenheimer fund. (2) To return excess contributions made to a participant's account. (3) To return contributions made due to a mistake of fact. (4) To make hardship withdrawals, as defined in the plan.9 (5) To make distributions required under a Qualified Domestic Relations Order or, in the case of an IRA, a divorce or separation agreement described in Section 71(b) of the Internal Revenue Code. (6) To meet the minimum distribution requirements of the Internal Revenue Code. (7) To make "substantially equal periodic payments" as described in Section 72(t) of the Internal Revenue Code. (8) For loans to participants or beneficiaries.10 (9) On account of the participant's separation from service.11 (10) Participant-directed redemptions to purchase shares of a mutual fund (other than a fund managed by the Manager or a subsidiary of the Manager) offered as an investment option in a Retirement Plan if the plan has made special arrangements with the Distributor. (11) Distributions made on account of a plan termination or "in-service" distributions, if the redemption proceeds are rolled over directly to an OppenheimerFunds-sponsored IRA. (12) For distributions from a participant's account under an Automatic Withdrawal Plan after the participant reaches age 59 1/2, as long as the aggregate value of the distributions does not exceed 10% of the account's value, adjusted annually. (13) Redemptions of Class B shares under an Automatic Withdrawal Plan for an account other than a Retirement Plan, if the aggregate value of the redeemed shares does not exceed 10% of the account's value, adjusted annually. (14) For distributions from 401(k) plans sponsored by broker-dealers that have entered into a special arrangement with the Distributor allowing this waiver. - Redemptions of Class B shares or Class C shares under an Automatic Withdrawal Plan from an account other than a Retirement Plan if the aggregate value of the redeemed shares does not exceed 10% of the account's value annually. B. Waivers for Shares Sold or Issued in Certain Transactions. The contingent deferred sales charge is also waived on Class B and Class C shares sold or issued in the following cases: - Shares sold to the Manager or its affiliates. - Shares sold to registered management investment companies or separate accounts of insurance companies having an agreement with the Manager or the Distributor for that purpose. - Shares issued in plans of reorganization to which the Fund is a party. - Shares sold to present or former officers, directors, trustees or employees (and their "immediate families" as defined above in Section I.A.) of the Fund, the Manager and its affiliates and retirement plans established by them for their employees. IV. Special Sales Charge Arrangements for Shareholders of Certain Oppenheimer Funds Who Were Shareholders of Former Quest for Value Funds The initial and contingent deferred sales charge rates and waivers for Class A, Class B and Class C shares described in the Prospectus or Statement of Additional Information of the Oppenheimer funds are modified as described below for certain persons who were shareholders of the former Quest for Value Funds. To be eligible, those persons must have been shareholders on November 24, 1995, when OppenheimerFunds, Inc. became the investment advisor to those former Quest for Value Funds. Those funds include: Oppenheimer Quest Value Fund, Inc. Oppenheimer Small Cap Value Fund Oppenheimer Quest Balanced Value Fund Oppenheimer Quest Global Value Fund, Inc. Oppenheimer Quest Opportunity Value Fund These arrangements also apply to shareholders of the following funds when they merged (were reorganized) into various Oppenheimer funds on November 24, 1995: Quest for Value U.S. Government Income Fund Quest for Value New York Tax-Exempt Fund Quest for Value Investment Quality Income Fund Quest for Value National Tax-Exempt Fund Quest for Value Global Income Fund Quest for Value California Tax-Exempt Fund All of the funds listed above are referred to in this Appendix as the "Former Quest for Value Funds." The waivers of initial and contingent deferred sales charges described in this Appendix apply to shares of an Oppenheimer fund that are either: - acquired by such shareholder pursuant to an exchange of shares of an Oppenheimer fund that was one of the Former Quest for Value Funds, or - purchased by such shareholder by exchange of shares of another Oppenheimer fund that were acquired pursuant to the merger of any of the Former Quest for Value Funds into that other Oppenheimer fund on November 24, 1995. A. Reductions or Waivers of Class A Sales Charges. - - Reduced Class A Initial Sales Charge Rates for Certain Former Quest for Value Funds Shareholders. Purchases by Groups and Associations. The following table sets forth the initial sales charge rates for Class A shares purchased by members of "Associations" formed for any purpose other than the purchase of securities. The rates in the table apply if that Association purchased shares of any of the Former Quest for Value Funds or received a proposal to purchase such shares from OCC Distributors prior to November 24, 1995. ------------------------------ ---------------------------- ---------------------------- ---------------------------- Number of Eligible Employees Initial Sales Charge as a Initial Sales Charge as a Concession as % of or Members % of Offering Price % of Net Amount Invested Offering Price ------------------------------ ---------------------------- ---------------------------- ---------------------------- ------------------------------ ---------------------------- ---------------------------- ---------------------------- 9 or Fewer 2.50% 2.56% 2.00% ------------------------------ ---------------------------- ---------------------------- ---------------------------- ------------------------------ ---------------------------- ---------------------------- ---------------------------- At least 10 but not more 2.00% 2.04% 1.60% than 49 ------------------------------ ---------------------------- ---------------------------- ---------------------------- For purchases by Associations having 50 or more eligible employees or members, there is no initial sales charge on purchases of Class A shares, but those shares are subject to the Class A contingent deferred sales charge described in the applicable fund's Prospectus. Purchases made under this arrangement qualify for the lower of either the sales charge rate in the table based on the number of members of an Association, or the sales charge rate that applies under the Right of Accumulation described in the applicable fund's Prospectus and Statement of Additional Information. Individuals who qualify under this arrangement for reduced sales charge rates as members of Associations also may purchase shares for their individual or custodial accounts at these reduced sales charge rates, upon request to the Distributor. - - Waiver of Class A Sales Charges for Certain Shareholders. Class A shares purchased by the following investors are not subject to any Class A initial or contingent deferred sales charges: - Shareholders who were shareholders of the AMA Family of Funds on February 28, 1991 and who acquired shares of any of the Former Quest for Value Funds by merger of a portfolio of the AMA Family of Funds. - Shareholders who acquired shares of any Former Quest for Value Fund by merger of any of the portfolios of the Unified Funds. - - Waiver of Class A Contingent Deferred Sales Charge in Certain Transactions. The Class A contingent deferred sales charge will not apply to redemptions of Class A shares purchased by the following investors who were shareholders of any Former Quest for Value Fund: Investors who purchased Class A shares from a dealer that is or was not permitted to receive a sales load or redemption fee imposed on a shareholder with whom that dealer has a fiduciary relationship, under the Employee Retirement Income Security Act of 1974 and regulations adopted under that law. B. Class A, Class B and Class C Contingent Deferred Sales Charge Waivers. - - Waivers for Redemptions of Shares Purchased Prior to March 6, 1995. In the following cases, the contingent deferred sales charge will be waived for redemptions of Class A, Class B or Class C shares of an Oppenheimer fund. The shares must have been acquired by the merger of a Former Quest for Value Fund into the fund or by exchange from an Oppenheimer fund that was a Former Quest for Value Fund or into which such fund merged. Those shares must have been purchased prior to March 6, 1995 in connection with: - withdrawals under an automatic withdrawal plan holding only either Class B or Class C shares if the annual withdrawal does not exceed 10% of the initial value of the account value, adjusted annually, and - liquidation of a shareholder's account if the aggregate net asset value of shares held in the account is less than the required minimum value of such accounts. - - Waivers for Redemptions of Shares Purchased on or After March 6, 1995 but Prior to November 24, 1995. In the following cases, the contingent deferred sales charge will be waived for redemptions of Class A, Class B or Class C shares of an Oppenheimer fund. The shares must have been acquired by the merger of a Former Quest for Value Fund into the fund or by exchange from an Oppenheimer fund that was a Former Quest For Value Fund or into which such Former Quest for Value Fund merged. Those shares must have been purchased on or after March 6, 1995, but prior to November 24, 1995: - redemptions following the death or disability of the shareholder(s) (as evidenced by a determination of total disability by the U.S. Social Security Administration); - withdrawals under an automatic withdrawal plan (but only for Class B or Class C shares) where the annual withdrawals do not exceed 10% of the initial value of the account value; adjusted annually, and - liquidation of a shareholder's account if the aggregate net asset value of shares held in the account is less than the required minimum account value. A shareholder's account will be credited with the amount of any contingent deferred sales charge paid on the redemption of any Class A, Class B or Class C shares of the Oppenheimer fund described in this section if the proceeds are invested in the same Class of shares in that fund or another Oppenheimer fund within 90 days after redemption. V. Special Sales Charge Arrangements for Shareholders of Certain Oppenheimer Funds Who Were Shareholders of Connecticut Mutual Investment Accounts, Inc. The initial and contingent deferred sale charge rates and waivers for Class A and Class B shares described in the respective Prospectus (or this Appendix) of the following Oppenheimer funds (each is referred to as a "Fund" in this section): Oppenheimer U. S. Government Trust, Oppenheimer Bond Fund, Oppenheimer Value Fund and Oppenheimer Disciplined Allocation Fund are modified as described below for those Fund shareholders who were shareholders of the following funds (referred to as the "Former Connecticut Mutual Funds") on March 1, 1996, when OppenheimerFunds, Inc. became the investment adviser to the Former Connecticut Mutual Funds: Connecticut Mutual Liquid Account Connecticut Mutual Total Return Account Connecticut Mutual Government Securities Account CMIA LifeSpan Capital Appreciation Account Connecticut Mutual Income Account CMIA LifeSpan Balanced Account Connecticut Mutual Growth Account CMIA Diversified Income Account A. Prior Class A CDSC and Class A Sales Charge Waivers. - Class A Contingent Deferred Sales Charge. Certain shareholders of a Fund and the other Former Connecticut Mutual Funds are entitled to continue to make additional purchases of Class A shares at net asset value without a Class A initial sales charge, but subject to the Class A contingent deferred sales charge that was in effect prior to March 18, 1996 (the "prior Class A CDSC"). Under the prior Class A CDSC, if any of those shares are redeemed within one year of purchase, they will be assessed a 1% contingent deferred sales charge on an amount equal to the current market value or the original purchase price of the shares sold, whichever is smaller (in such redemptions, any shares not subject to the prior Class A CDSC will be redeemed first). Those shareholders who are eligible for the prior Class A CDSC are: (1) persons whose purchases of Class A shares of a Fund and other Former Connecticut Mutual Funds were $500,000 prior to March 18, 1996, as a result of direct purchases or purchases pursuant to the Fund's policies on Combined Purchases or Rights of Accumulation, who still hold those shares in that Fund or other Former Connecticut Mutual Funds, and (2) persons whose intended purchases under a Statement of Intention entered into prior to March 18, 1996, with the former general distributor of the Former Connecticut Mutual Funds to purchase shares valued at $500,000 or more over a 13-month period entitled those persons to purchase shares at net asset value without being subject to the Class A initial sales charge. Any of the Class A shares of a Fund and the other Former Connecticut Mutual Funds that were purchased at net asset value prior to March 18, 1996, remain subject to the prior Class A CDSC, or if any additional shares are purchased by those shareholders at net asset value pursuant to this arrangement they will be subject to the prior Class A CDSC. - Class A Sales Charge Waivers. Additional Class A shares of a Fund may be purchased without a sales charge, by a person who was in one (or more) of the categories below and acquired Class A shares prior to March 18, 1996, and still holds Class A shares: (1) any purchaser, provided the total initial amount invested in the Fund or any one or more of the Former Connecticut Mutual Funds totaled $500,000 or more, including investments made pursuant to the Combined Purchases, Statement of Intention and Rights of Accumulation features available at the time of the initial purchase and such investment is still held in one or more of the Former Connecticut Mutual Funds or a Fund into which such Fund merged; (2) any participant in a qualified plan, provided that the total initial amount invested by the plan in the Fund or any one or more of the Former Connecticut Mutual Funds totaled $500,000 or more; (3) Directors of the Fund or any one or more of the Former Connecticut Mutual Funds and members of their immediate families; (4) employee benefit plans sponsored by Connecticut Mutual Financial Services, L.L.C. ("CMFS"), the prior distributor of the Former Connecticut Mutual Funds, and its affiliated companies; (5) one or more members of a group of at least 1,000 persons (and persons who are retirees from such group) engaged in a common business, profession, civic or charitable endeavor or other activity, and the spouses and minor dependent children of such persons, pursuant to a marketing program between CMFS and such group; and (6) an institution acting as a fiduciary on behalf of an individual or individuals, if such institution was directly compensated by the individual(s) for recommending the purchase of the shares of the Fund or any one or more of the Former Connecticut Mutual Funds, provided the institution had an agreement with CMFS. Purchases of Class A shares made pursuant to (1) and (2) above may be subject to the Class A CDSC of the Former Connecticut Mutual Funds described above. Additionally, Class A shares of a Fund may be purchased without a sales charge by any holder of a variable annuity contract issued in New York State by Connecticut Mutual Life Insurance Company through the Panorama Separate Account which is beyond the applicable surrender charge period and which was used to fund a qualified plan, if that holder exchanges the variable annuity contract proceeds to buy Class A shares of the Fund. B. Class A and Class B Contingent Deferred Sales Charge Waivers. In addition to the waivers set forth in the Prospectus and in this Appendix, above, the contingent deferred sales charge will be waived for redemptions of Class A and Class B shares of a Fund and exchanges of Class A or Class B shares of a Fund into Class A or Class B shares of a Former Connecticut Mutual Fund provided that the Class A or Class B shares of the Fund to be redeemed or exchanged were (i) acquired prior to March 18, 1996 or (ii) were acquired by exchange from an Oppenheimer fund that was a Former Connecticut Mutual Fund. Additionally, the shares of such Former Connecticut Mutual Fund must have been purchased prior to March 18, 1996: (1) by the estate of a deceased shareholder; (2) upon the disability of a shareholder, as defined in Section 72(m)(7) of the Internal Revenue Code; (3) for retirement distributions (or loans) to participants or beneficiaries from retirement plans qualified under Sections 401(a) or 403(b)(7)of the Code, or from IRAs, deferred compensation plans created under Section 457 of the Code, or other employee benefit plans; (4) as tax-free returns of excess contributions to such retirement or employee benefit plans; (5) in whole or in part, in connection with shares sold to any state, county, or city, or any instrumentality, department, authority, or agency thereof, that is prohibited by applicable investment laws from paying a sales charge or concession in connection with the purchase of shares of any registered investment management company; (6) in connection with the redemption of shares of the Fund due to a combination with another investment company by virtue of a merger, acquisition or similar reorganization transaction; (7) in connection with the Fund's right to involuntarily redeem or liquidate the Fund; (8) in connection with automatic redemptions of Class A shares and Class B shares in certain retirement plan accounts pursuant to an Automatic Withdrawal Plan but limited to no more than 12% of the original value annually; or (9) as involuntary redemptions of shares by operation of law, or under procedures set forth in the Fund's Articles of Incorporation, or as adopted by the Board of Directors of the Fund. VI. Special Reduced Sales Charge for Former Shareholders of Advance America Funds, Inc. Shareholders of Oppenheimer Municipal Bond Fund, Oppenheimer U.S. Government Trust, Oppenheimer Strategic Income Fund and Oppenheimer Capital Income Fund who acquired (and still hold) shares of those funds as a result of the reorganization of series of Advance America Funds, Inc. into those Oppenheimer funds on October 18, 1991, and who held shares of Advance America Funds, Inc. on March 30, 1990, may purchase Class A shares of those four Oppenheimer funds at a maximum sales charge rate of 4.50%. VII. Sales Charge Waivers on Purchases of Class M Shares of Oppenheimer Convertible Securities Fund Oppenheimer Convertible Securities Fund (referred to as the "Fund" in this section) may sell Class M shares at net asset value without any initial sales charge to the classes of investors listed below who, prior to March 11, 1996, owned shares of the Fund's then-existing Class A and were permitted to purchase those shares at net asset value without sales charge: - the Manager and its affiliates, - present or former officers, directors, trustees and employees (and their "immediate families" as defined in the Fund's Statement of Additional Information) of the Fund, the Manager and its affiliates, and retirement plans established by them or the prior investment advisor of the Fund for their employees, - registered management investment companies or separate accounts of insurance companies that had an agreement with the Fund's prior investment advisor or distributor for that purpose, - dealers or brokers that have a sales agreement with the Distributor, if they purchase shares for their own accounts or for retirement plans for their employees, - employees and registered representatives (and their spouses) of dealers or brokers described in the preceding section or financial institutions that have entered into sales arrangements with those dealers or brokers (and whose identity is made known to the Distributor) or with the Distributor, but only if the purchaser certifies to the Distributor at the time of purchase that the purchaser meets these qualifications, - dealers, brokers, or registered investment advisors that had entered into an agreement with the Distributor or the prior distributor of the Fund specifically providing for the use of Class M shares of the Fund in specific investment products made available to their clients, and - dealers, brokers or registered investment advisors that had entered into an agreement with the Distributor or prior distributor of the Fund's shares to sell shares to defined contribution employee retirement plans for which the dealer, broker, or investment advisor provides administrative services.. ------------------------------------------------------------------------------------------------------------------- Oppenheimer High Yield Fund ------------------------------------------------------------------------------------------------------------------- Internet Web Site: WWW.OPPENHEIMERFUNDS.COM ------------------------ Investment Adviser OppenheimerFunds, Inc. 498 7th Avenue New York, New York 10018 Distributor OppenheimerFunds Distributor, Inc. 498 7th Avenue New York, New York 10018 Transfer Agent OppenheimerFunds Services P.O. Box 5270 Denver, Colorado 80217 1.800.525.7048 Custodian Bank The Bank of New York One Wall Street New York, New York 10015 Independent Auditors Deloitte and Touche LLP 555 Seventeenth Street Denver, Colorado 80202 Legal Counsel Myer, Swanson, Adams and Wolf, P.C. 1600 Broadway Denver, Colorado 80202 1234

PX280.1001

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1  An inter-fund lending/borrowing program is subject to approval by the Securities and Exchange Commission. The
Fund will not engage in inter-fund lending/borrowing until such approval has been granted.
2 Messrs. Bowen, Cameron and Marshall are not Directors of Panorama Series Fund, Inc. Messrs. Armstrong, Bowen,
Cameron, Fossel and Marshall are not Managing General Partners of Centennial America Fund, L.P. Mr. Murphy is not
a Trustee of any of the Centennial Trusts.
3.  In accordance with Rule 12b-1 of the Investment Company Act, the term "Independent Trustees" in this
Statement of Additional Information refers to those Trustees who are not "interested persons" of the Fund and who do not have any direct or indirect financial interest in the operation of the distribution plan or any agreement under
the plan.
1 Certain waivers also apply to Class M shares of Oppenheimer Convertible Securities Fund.
2 In the case of Oppenheimer Senior Floating Rate Fund, a continuously-offered closed-end fund, references to contingent deferred sales charges mean the Fund's Early Withdrawal Charges and references to "redemptions" mean
"repurchases" of shares.
3 An "employee benefit plan" means any plan or arrangement, whether or not it is "qualified" under the Internal
Revenue Code, under which Class N shares of an Oppenheimer fund or funds are purchased by a fiduciary or other administrator for the account of participants who are employees of a single employer or of affiliated employers.
These may include, for example, medical savings accounts, payroll deduction plans or similar plans. The fund accounts must be registered in the name of the fiduciary or administrator purchasing the shares for the benefit of participants in the plan.
4 The term "Group Retirement Plan" means any qualified or non-qualified retirement plan for employees of a corporation or sole proprietorship, members and employees of a partnership or association or other organized group of persons (the members of which may include other groups), if the group has made special arrangements with the Distributor and all members of the group participating in (or who are eligible to participate in) the plan purchase shares of an Oppenheimer fund or funds through a single investment dealer, broker or other financial institution designated by the group. Such plans include 457 plans, SEP-IRAs, SARSEPs, SIMPLE plans and 403(b)
plans other than plans for public school employees. The term "Group Retirement Plan" also includes qualified retirement plans and non-qualified deferred compensation plans and IRAs that purchase shares of an Oppenheimer fund or funds through a single investment dealer, broker or other financial institution that has made special arrangements with the Distributor.
5 However, that concession will not be paid on purchases of shares in amounts of $1 million or more (including any right of accumulation) by a Retirement Plan that pays for the purchase with the redemption proceeds of Class
C shares of one or more Oppenheimer funds held by the Plan for more than one year.
6 This provision does not apply to IRAs.
7 This provision does not apply to 403(b)(7) custodial plans if the participant is less than age 55, nor to IRAs.
8 The distribution must be requested prior to Plan termination or the elimination of the Oppenheimer funds as an investment option under the Plan.
9 This provision does not apply to IRAs.
10 This provision does not apply to loans from 403(b)(7) custodial plans.
11 This provision does not apply to 403(b)(7) custodial plans if the participant is less than age 55, nor to IRAs.